UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Brooklyn Federal Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☐  No fee required.
☐$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

Common Stock, par value $.01 per share

2) Aggregate number of securities to which transaction applies:

12,871,385

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

12,871,385 shares x $0.80 cash consideration with an aggregate value of $10,297,108, plus 397,569 options with an aggregate value of $397.57, and multiplying that total by .00011460.

4) Proposed maximum aggregate value of transaction:

$10,297,505.57

5) Total Fee Paid:

$1,180.09

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

November 18, 2011

Dear Shareholder:

We cordially invite you to attend the special meeting of shareholders (the “Special Meeting”) of Brooklyn Federal Bancorp, Inc. (“Brooklyn Bancorp”). Brooklyn Bancorp is the holding company of Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), and our common stock is traded on the NASDAQ Capital Market under the symbol “BFSB.” The Special Meeting will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, at 11:00 a.m., New York time, on Thursday, December 22, 2011.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.  The accompanying proxy materials provide important information concerning the proposed acquisition of Brooklyn Bancorp pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc. (“Investors Bancorp”), and Investors Bancorp, MHC (“Investors MHC”), and (ii) Brooklyn Federal Savings, Brooklyn Bancorp, and BFS Bancorp, MHC (“Brooklyn MHC”), as amended on November 15, 2011, which provides for, among other things, the merger of Brooklyn Federal Savings with and into Investors Bank, the merger of Brooklyn Bancorp with and into Investors Bancorp (or a newly formed subsidiary therof) (the “Mid-Tier Merger”), and the merger of Brooklyn MHC with and into Investors MHC (these transactions are collectively referred to herein as the “Mergers”).  Please review these materials carefully, including the enclosed Merger Agreement. At the Special Meeting, you will be asked to consider and approve the Merger Agreement and transactions contemplated thereby, including the Mid-Tier Merger.  The accompanying Proxy Statement relates to the vote of Brooklyn Bancorp’s shareholders.  Note that there will be a separate proxy statement related to approval of the Merger Agreement by the members of Brooklyn MHC.

As discussed more fully in the accompanying Proxy Statement, Brooklyn Federal Savings and its parent companies are the subject of various enforcement actions taken by their federal banking regulators that, among other things, require that Brooklyn Federal Savings either merge with another banking institution or liquidate.  The Board of Directors does not believe that a voluntary liquidation is a viable strategy for Brooklyn Federal Savings.  Accordingly, the Board of Directors of Brooklyn Bancorp strongly believes that, should the Mergers not be approved or consummated, there is substantial risk that Brooklyn Federal Savings will be placed into receivership by the Office of the Comptroller of the Currency and that Brooklyn Bancorp will be unable to continue as a going concern, which would likely result in a complete loss of a shareholder’s investment.  Therefore, your vote is very important.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Phoenix Advisory Partners, LLC, toll-free at (877) 478-5038.

The affirmative vote of holders of two-thirds of the issued and outstanding shares of Brooklyn Bancorp common stock, and the affirmative vote of holders of a majority of the issued and outstanding shares not held by Brooklyn MHC, are required to approve the Merger Agreement and the Mid-Tier Merger.  The Mergers cannot be completed unless the shareholders of Brooklyn Bancorp approve the Merger Agreement and related transactions, the members of Brooklyn MHC separately approve the Merger Agreement and related transactions, and the parties receive all necessary regulatory and other approvals.

THE BOARD OF DIRECTORS OF BROOKLYN BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MID-TIER MERGER.  YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

Sincerely,

Gregg J. Wagner
President and Chief Executive Officer

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

NOTICE OF
SPECIAL MEETING OF SHAREHOLDERS
To Be Held On December 22, 2011

Notice is hereby given that the special meeting of shareholders (the “Special Meeting”) of Brooklyn Federal Bancorp, Inc. (“Brooklyn Bancorp”) will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011 at 11:00 a.m., New York time.

A Proxy Card and a Proxy Statement for the Special Meeting are enclosed.

The Special Meeting is for the purpose of considering and acting upon a proposal to adopt an Agreement and Plan of Merger, dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc. (“Investors Bancorp”), and Investors Bancorp, MHC (“Investors MHC”), and (ii) Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), Brooklyn Bancorp, and BFS Bancorp, MHC (“Brooklyn MHC”), as amended on November 15, 2011, as discussed in the accompanying Proxy Statement, which provides for among other things, the merger of Brooklyn Federal Savings with and into Investors Bank, the merger of Brooklyn Bancorp with and into Investors Bancorp (or a newly formed subsidiary therof) (the “Mid-Tier Merger”), and the merger of Brooklyn MHC with and into Investors MHC (these transactions are collectively referred to herein as the “Mergers”).

Brooklyn Bancorp will also transact any other business that properly comes before the Special Meeting, or any adjournment or postponement of the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.

Shareholders of record at the close of business on Wednesday, November 16, 2011, are the shareholders entitled to vote at the Special Meeting, and at any adjournment thereof.  A list of shareholders entitled to vote at the Special Meeting will be available at Brooklyn Federal Bancorp, Inc., 81 Court Street, Brooklyn, New York 11201, for a period of twenty days prior to the Special Meeting and will also be available for inspection at the meeting itself.

The affirmative vote of holders of two-thirds of the issued and outstanding shares of Brooklyn Bancorp common stock, and the affirmative vote of holders of a majority of the issued and outstanding shares not held by Brooklyn MHC, are required to approve the Merger Agreement and the Mid-Tier Merger.  Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Phoenix Advisory Partners, LLC, toll-free at (877) 478-5038.

In addition to the approval of the shareholders of Brooklyn Bancorp of the Merger Agreement and related transactions, the Mergers cannot be completed unless the members of Brooklyn MHC approve the Merger Agreement and related transactions, and the parties receive all necessary regulatory and other approvals.  If shares of Brooklyn Bancorp common stock are not listed for trading on the NASDAQ stock market as of the date of the Special Meeting, then holders of Brooklyn Bancorp common stock will have dissenters’ rights of appraisal in accordance with applicable regulations.  In such event, shares of Brooklyn Bancorp common stock that are outstanding immediately prior to the effective time and which are held by shareholders who shall have not voted in favor of the Mid-Tier Merger nor consented thereto in writing and who shall have properly demanded appraisal for such shares, in accordance with Office of the Comptroller of the Currency regulation 12 C.F.R. Section 152.14, shall not be converted into or represent the right to receive cash merger consideration, as discussed in the accompanying Proxy Statement.  Any shareholder who wishes to exercise appraisal rights, if available, should carefully follow the procedures described in the accompanying Proxy Statement, including: (1) not vote in favor of the Merger Agreement; (2) record his opposition to the Mid-Tier Merger at the time of the Special Meeting or within 20 days after the date of the meeting; and (3) demand payment for his or her shares.  A copy of the applicable regulations governing the rights of dissenting shareholders is attached as APPENDIX D to the accompanying Proxy Statement.  It is a condition to Investors Bancorp’s obligations under the Merger Agreement that the total number of shares of Brooklyn Bancorp common stock as to which the holders have exercised and not withdrawn their appraisal rights must not exceed 10% of the outstanding common shares of Brooklyn Bancorp not held by Brooklyn MHC.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH KIMBERLY E. ALBARANES, CORPORATE SECRETARY, A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

By Order of the Board of Directors

Kimberly E. Albaranes
Corporate Secretary

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, DECEMBER 22, 2011—THIS PROXY STATEMENT IS AVAILABLE ONLINE AT www.2voteproxy.com.

November 18, 2011

i

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING	47

WHERE YOU CAN FIND MORE INFORMATION	47

APPENDICES
_____________________

A.
Agreement and Plan of Merger, dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc., and Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Bancorp, Inc. and BFS Bancorp, MHC; and

	First Amendment to Merger Agreement, dated November 15, 2011	A-1

B.	Opinion of Sandler O’Neill + Partners, L.P.	B-1

C.	Form of Voting Agreement	C-1

D.	Regulations Governing Appraisal Rights	D-1

ii

PROXY STATEMENT

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York 11201
(718) 855-8500

SPECIAL MEETING OF SHAREHOLDERS
Thursday, December 22, 2011

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brooklyn Federal Bancorp, Inc. to be used at the special meeting of its shareholders (the “Special Meeting”), which will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011, at 11:00 a.m., New York time, and any adjournment or postponement thereof.  The accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about November 18, 2011.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Proxy Statement and may not contain all of the information that is important to you.  To understand the Mergers (as defined below) fully and for a more complete description of the legal terms of the Merger Agreement (as defined below), you should read carefully this entire Proxy Statement (and all appendices), including the Merger Agreement, a copy of which is contained in APPENDIX A to this Proxy Statement, and the other documents to which we have referred you.  You may obtain copies of our publicly filed reports and other information from the sources listed under the section “Where You Can Find More Information” on page 47.  Page references are included in this summary term sheet to direct you to a more complete description of the topics. Throughout this Proxy Statement, “Brooklyn Bancorp,” “we,” “our” and “us” refer to Brooklyn Federal Bancorp, Inc. and its consolidated subsidiaries, “Brooklyn Federal Savings” refers to Brooklyn Federal Savings Bank, Brooklyn Bancorp’s wholly-owned banking subsidiary, and “Brooklyn MHC” refers to BFS Bancorp, MHC, the mutual holding company that owns a majority of Brooklyn Bancorp’s outstanding common stock. “Brooklyn” refers to each of Brooklyn Bancorp, Brooklyn Federal Savings and Brooklyn MHC, individually and collectively, as context requires, the “Brooklyn Boards” refers to the Boards of Directors of Brooklyn Bancorp, Brooklyn Federal Savings and Brooklyn MHC, collectively.  “Investors Bancorp” refers to Investors Bancorp, Inc., “Investors MHC” refers to Investors Bancorp, MHC, and “Investors” refers to each of Investors Bank, Investors Bancorp, and Investors MHC, individually and collectively, as context requires.  The term “Public Shareholders,” as used in this Proxy Statement, means Brooklyn Bancorp common shareholders other than Brooklyn MHC. The merger of Brooklyn Bancorp with and into Investors Bancorp or a to-be-formed wholly owned subsidiary is referred to as the “Mid-Tier Merger,” the merger between Brooklyn Federal Savings with and into Investors Bank is refer to as the “Bank Merger,” and the merger of Brooklyn MHC with and into Investors MHC is referred to as the “MHC Merger.”  The “Merger Agreement” refers to the agreement and plan of merger, dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, and  Investors MHC, and (ii) Brooklyn Federal Savings, Brooklyn Bancorp, and Brooklyn MHC, as amended on November 15, 2011.  The closing (“Closing”) of the Mid-Tier Merger shall occur on the date determined by Investors, in consultation with and upon no less than three business days prior written notice to Brooklyn Bancorp, but in no event later than the close of business on the tenth business day following the satisfaction or (to the extent permitted by applicable law) waiver of the closing conditions discussed herein (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties.  The Mid-Tier Merger will be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State, and the filing of Articles of Combination with the applicable regulatory authorities, on the day of the Closing (the “Closing Date”), in accordance with the Delaware General Corporation Law (“DGCL”) and the Home Owners’ Loan Act (“HOLA”).  The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

WHAT WILL THE PUBLIC SHAREHOLDERS OF BROOKLYN BANCORP RECEIVE AS A RESULT OF THE MID-TIER MERGER?; MERGER CONSIDERATION (PAGES 10 AND 33)

If the merger of Brooklyn and Investors is completed, the Public Shareholders will have the right to receive $0.80 in cash, without interest, for each share of Brooklyn Bancorp common stock owned as of the effective time of the Mid-Tier Merger (the “Cash Merger Consideration”).  In addition, Public Shareholders may receive an additional $0.07 per share in consideration for the settlement of the lawsuits filed by certain shareholders of Brooklyn Bancorp in connection with the Mergers, if the proposed settlement is approved by the appropriate court.   See “Legal Proceedings” on page 30.  However, as detailed herein, there can be no assurance that shareholders will receive more than the Cash Merger Consideration if the Merger Agreement, and the transactions contemplated thereby, are approved.

You will need to surrender your Brooklyn Bancorp stock certificates to receive the Cash Merger Consideration, but you should not send us any certificates now.  After the Mid-Tier Merger is completed, the bank or trust company or other agent designated by Investors Bancorp in connection with the exchange procedures for converting Brooklyn Bancorp common stock certificates into the Cash Merger Consideration (the “Exchange Agent”) will send you detailed instructions on how to exchange your shares.

THE SPECIAL MEETING (PAGE 11)

The Special Meeting will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011, at 11:00 a.m., New York time.  At the Special Meeting, you will be asked to approve the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.

RECORD DATE; VOTE REQUIRED (PAGES 11 AND 12)

You can vote at the Special Meeting if you owned shares of Brooklyn Bancorp common stock as of the close of business on Wednesday, November 16, 2011.  On that date, there were 12,871,385 shares of common stock outstanding, of which 9,257,500 shares were held by Brooklyn MHC, and 3,613,885 were held by shareholders other than Brooklyn MHC.  You will have one vote at the Special Meeting for each share of Brooklyn Bancorp common stock that you owned on that date.

Any shareholder who owns shares through an allocation to that person’s account under the Brooklyn Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a separate vote authorization form to instruct the ESOP’s trustee, Pentegra Trust Company (the “ESOP Trustee”), how to vote those shares.  The ESOP Trustee will vote shares allocated to those employees’ ESOP accounts in accordance with the participant’s voting instructions on the proxies.  The ESOP will vote any unallocated shares and allocated shares of which it has received no timely voting instructions “FOR” or “AGAINST” the proposals specified on the vote authorization form in the same proportion as shares for which it has received timely voting instructions to vote “FOR” or “AGAINST.”

The affirmative vote of holders of two-thirds of the issued and outstanding shares of Brooklyn Bancorp common stock, and the affirmative vote of holders of a majority of the issued and outstanding shares not held by Brooklyn MHC, are required to approve the Mid-Tier Merger.

Each of the directors of Brooklyn Bancorp and Brooklyn MHC has agreed with Investors to vote his or her shares of Brooklyn Bancorp common stock (approximately 2.73% of the outstanding shares) in favor of the Merger Agreement and the transactions contemplated thereby.  In addition, Brooklyn MHC, which owns approximately 71.92% of the outstanding shares of Brooklyn Bancorp common stock, has also agreed to vote the shares of Brooklyn Bancorp common stock it owns in favor of the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.  Thus, Brooklyn MHC’s approval of the Merger Agreement and related transactions alone will ensure that Brooklyn Bancorp satisfies the first shareholder approval threshold (related to all outstanding shares).

THE PARTIES (PAGE 16)

●
Brooklyn MHC - Brooklyn MHC is the federally chartered mutual holding company parent of Brooklyn Bancorp. The only business that Brooklyn MHC has engaged in is the majority ownership of Brooklyn Bancorp. Brooklyn MHC was formed upon completion of Brooklyn Federal Savings’ reorganization into the mutual holding company structure.  So long as Brooklyn MHC exists, it will own a majority of the voting stock of Brooklyn Bancorp.

●
Brooklyn Bancorp - Brooklyn Bancorp was formed to serve as the stock holding company for Brooklyn Federal Savings as part of Brooklyn Federal Savings’ reorganization into the mutual holding company structure.  Brooklyn Bancorp issued 9,257,500 shares to Brooklyn MHC, and 3,967,500 shares to depositors resulting in a total of 13,225,000 shares issued and outstanding after completion of the reorganization.  At November 16, 2011, there were 12,871,385 total shares outstanding, of which 71.92% were owned by Brooklyn MHC.  At June 30, 2011, Brooklyn Bancorp had total assets of approximately $469.93 million, total deposits of approximately $410.78 million and total shareholder’s equity of approximately $40.73 million.

2

●
Brooklyn Federal Savings – Brooklyn Federal Savings is a federally chartered savings bank headquartered in Brooklyn, New York.  Brooklyn Federal Savings was originally founded in 1887. We conduct our business from our main office and four branch offices.  All of our offices are located in New York State.  Our principal business activity is the origination of mortgage loans secured by one- to four-family residential real estate, multi-family real estate, commercial real estate, construction loans, land loans and, to a limited extent, a variety of consumer loans and home equity loans.  Brooklyn Federal Savings offers a variety of deposit accounts, including checking, savings and certificates of deposit, and it emphasizes personal and efficient service for its customers. Our website address is www.brooklynbank.com. Information on our website should not be considered a part of this document.

●
Investors MHC - In 1997, Investors Bank converted its charter from a New Jersey-chartered mutual savings bank to a New Jersey-chartered stock savings bank and reorganized into a two-tier mutual holding company structure. As part of the reorganization, Investors Bank formed Investors Bancorp, and Investors MHC, a New Jersey-chartered mutual holding company.  Investors Bank became a wholly-owned subsidiary of Investors Bancorp and Investors Bancorp became the wholly-owned (and now majority- owned) subsidiary of Investors MHC.

●
Investors Bancorp - Investors Bancorp is a Delaware corporation that was organized on January 21, 1997 for the purpose of being a holding company for Investors Bank.  On October 11, 2005, Investors Bancorp completed its initial public stock offering in which it sold 51,627,094 shares, or 44.40% of its outstanding common stock, to subscribers in the offering, including 4,254,072 shares purchased by the Investors Savings Bank Employee Stock Ownership Plan.

●
Investors Bank - Investors Bank is a New Jersey-chartered savings bank headquartered in Short Hills, New Jersey. Originally founded in 1926 as a New Jersey-chartered mutual savings and loan association, it has grown through acquisitions and internal growth, including de novo branching.  Investors Bank conducts business from its main office located in New Jersey, and 80 branch offices located throughout northern and central New Jersey and New York.  At June 30, 2011, Investors Bank had total assets of $10.18 billion, total deposits of $6.88 billion and shareholders’ equity of $854.13 million.  Effective September 19, 2011, Investors Bank changed its name from “Investors Savings Bank” to “Investors Bank.”

DESCRIPTION OF THE MERGERS (PAGE 17)

Brooklyn and Investors propose a transaction in which Brooklyn will merge with Investors.  The Mergers will be effected as follows:

●	Brooklyn MHC will merge with and into Investors MHC, with Investors MHC as the surviving entity. The separate corporate existence of Brooklyn MHC will cease.

●
Immediately following the MHC Merger, Brooklyn Bancorp will merge with and into Investors Bancorp, or a to-be-formed wholly-owned subsidiary of Investors Bancorp, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity.  The separate corporate existence of Brooklyn Bancorp will cease.

o
Each share of Brooklyn Bancorp common stock issued and outstanding immediately prior to effectiveness of the Mid-Tier Merger (other than shares as to which appraisal rights have been properly perfected, if applicable) held by Brooklyn Bancorp common shareholders other than Brooklyn MHC will be converted into, as provided in and subject to the terms set forth in the Merger Agreement, the right to receive a cash payment equal to $0.80.

o
Each share of Brooklyn Bancorp common stock issued and outstanding immediately prior to the Effective Time that is held by Brooklyn MHC will be cancelled and converted into a number of shares of Investors Bancorp common stock as will equal (x) $0.80 times the number of shares of Brooklyn Bancorp common stock held by Brooklyn MHC immediately prior to the Effective Time, divided by (y) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on NASDAQ stock market, for the twenty (20) consecutive trading days preceding the Closing Date (rounded down to the nearest whole share), which shares will be issued to Investors MHC as a result of the MHC Merger.

●	Brooklyn Federal Savings will merge with and into Investors Bank, with Investors Bank as the surviving entity. The separate corporate existence of Brooklyn Federal Savings will cease.

●
The Bank Merger will follow the MHC Merger and the Mid-Tier Merger.  Investors has also entered into a separate agreement with a real estate investment fund to sell most of Brooklyn’s commercial real estate loan portfolio immediately following the completion of the Mergers.

3

Below is a flow chart illustrating the proposed structure of the Mergers, assuming that Investors Bancorp does not create a subsidiary to merge with Brooklyn Bancorp.

●	Represents the respective ownership percentages of common shares of Brooklyn Bancorp owned by each of Brooklyn MHC and the Public Shareholders as of November 16, 2011.

BROOKLYN’S REASONS FOR THE MERGERS; RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 23)

Based on the reasons described elsewhere in this Proxy Statement, Brooklyn Bancorp’s Board of Directors believes that the Merger Agreement and other transactions contemplated thereby, including the Mid-Tier Merger, are fair to you and in your best interests and unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.

BROOKLYN BANCORP HAS RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR THAT THE PER SHARE CASH MERGER CONSIDERATION IS FAIR TO THE PUBLIC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (PAGE 25)

Brooklyn Bancorp has received a written opinion from Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Cash Merger Consideration to be received by the Public Shareholders of Brooklyn Bancorp pursuant to the Merger Agreement and the Mid-Tier Merger is fair to such shareholders from a financial point of view.  That opinion is included in APPENDIX B to this Proxy Statement. You should read the fairness opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Sandler O’Neill in providing its opinion.  Sandler O’Neill’s opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting with respect to the Merger Agreement or the transactions contemplated thereby, including the Mid-Tier Merger, or any other matter.

INTERESTS OF BROOKLYN BANCORP’S DIRECTORS AND OFFICERS IN THE MERGERS (PAGE 31)

In considering the recommendation of the Board of Directors of Brooklyn Bancorp to approve the Merger Agreement, you should be aware that executive officers and directors of Brooklyn Bancorp have employment and other compensation agreements or plans that give them interests in the Mergers that are somewhat different from, or in addition to, their interests as Brooklyn Bancorp shareholders.

The Board of Directors of Brooklyn Bancorp was aware of, and considered, these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Mergers, and in recommending that our shareholders approve the Merger  Agreement and related transactions, including the Mid-Tier Merger.  These interests include but are not limited to the following:

●
Investors has agreed to provide Brooklyn Bancorp’s President and Chief Executive Officer, Gregg J. Wagner, with aggregate severance payments of $150,000 in connection with his termination as a result of the Mergers.

●
Pursuant to the Merger Agreement, Investors Bancorp has agreed to honor the terms of certain employment, consulting and other change in control agreements of Brooklyn existing as of the date of the Merger Agreement, to the extent permitted under the federal banking laws.  For the reasons discussed above, additional severance payments to executive officers, if any, will be paid by Investors, unless prohibited by applicable law.

4

●
Investors Bank, formerly Investors Savings Bank, entered into Retention Bonus Agreements, effective September 1, 2011, with Brooklyn Bancorp’s Senior Vice President and Chief Financial Officer, Michael A. Trinidad, and Brooklyn Bancorp’s Senior Vice President and Chief Credit Officer, Joanne Gallo.  Pursuant to his Retention Bonus Agreement, Mr. Trinidad will receive a bonus payment equal to six (6) months base salary ($86,700) from Investors if he remains employed until February 17, 2012 or seventy five (75) days after consummation of the Mergers and satisfies certain conditions noted on page 31.  Pursuant to her Retention Bonus Agreement, Ms. Gallo will receive a bonus payment equal to six (6) months base salary ($89,250) from Investors if she remains employed until 30 days following the data conversion date and satisfies certain conditions noted on page 31.

●
Brooklyn Federal Savings is a party to a Supplemental Executive Retirement Plan with former President and Chief Executive Officer, Richard A. Kielty.  Under the terms of the Supplemental Executive Retirement Plan, Mr. Kielty, who resigned as President and Chief Executive Officer, effective May 23, 2011, is entitled to a lump sum payment of $926,282.  See additional details on page 31.

●
For a period of six years, Investors has agreed to indemnify and hold harmless each of our present and former directors and officers from liability and expenses arising out of matters existing or occurring at or before the consummation of the Mergers, to the fullest extent allowed under federal law and our charter and bylaws.

●
Brooklyn Bancorp maintains the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan (the “Stock Incentive Plan”), pursuant to which the Board of Directors has granted stock options and shares of restricted stock to certain directors and officers.  Under the terms of the Merger Agreement, upon completion of the Mergers, all outstanding stock options granted under the Stock Incentive Plan will be cashed out pursuant to the terms of the Merger Agreement for $.001 per share.  While the Stock Incentive Plan provides that all outstanding awards are subject to automatic and full vesting upon a change in control of the Brooklyn entities, none of our directors or executive officers hold any unvested stock options or restricted shares.  The total aggregate value of the payment to be made to our directors and executive officers for their outstanding stock options is $249.

RESULTING CORPORATE STRUCTURE AND GOVERNANCE (PAGE 33)

As a result of the transactions contemplated by the Merger Agreement:

●
Brooklyn MHC will merge with and into Investors MHC, with Investors MHC as the surviving entity.  The separate corporate existence of Brooklyn MHC will cease.  All of the property, rights, powers and duties and obligations of Brooklyn MHC will be transferred to and assumed by Investors MHC.  As a result, each holder of a deposit account in Brooklyn Federal Savings as of the Effective Date will have the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to effectiveness will confer on depositors the same rights and privileges in Investors MHC as if such deposit accounts had been established at Investors Bank on the date established at Brooklyn Federal Savings, including for purposes of any subscription rights in any future conversion of Investors MHC to stock form.  The officers of Investors MHC immediately prior to the effective date will be the initial officers of the surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

●
Brooklyn Bancorp will merge with and into Investors Bancorp, or a to-be-formed wholly-owned subsidiary of Investors Bancorp, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity.  The separate corporate existence of Brooklyn Bancorp will cease.  All of the property, rights, powers and duties and obligations of Brooklyn Bancorp will be transferred to and assumed by Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity in the Mid-Tier Merger.  The documents governing Investors Bancorp immediately prior to the Effective Date will govern the surviving entity, until thereafter amended.  The directors and officers of Investors Bancorp immediately prior to the Effective Date will be the initial directors and officers of the surviving entity until respective successors are duly elected or appointed and qualified.

●
Brooklyn Federal Savings will merge with and into Investors Bank, with Investors Bank as the surviving entity.  The separate corporate existence of Brooklyn Federal Savings will cease.  All of the property, rights, powers and duties and obligations of Brooklyn Federal Savings will be transferred to and assumed by Investors Bank.  As a result of the Bank Merger, each holder of a deposit account in Brooklyn Federal Savings as of the effective date of such merger will have the same rights and privileges in Investors Bank as if the deposit accounts had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to the effective date will confer on depositors the same rights and privileges in Investors Bank as if such deposit account had been established at Investors Bank on the date established at Brooklyn Federal Savings, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form.  The officers of Investors Bank immediately prior to the effectiveness of the Bank Merger will be the initial directors and officers of the surviving entity until their respective successors are duly elected or appointed and qualified.

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The structure of the Mergers may be modified in accordance with the Merger Agreement provided there are no adverse tax consequences, that such modification will not materially delay or jeopardize receipt of any required regulatory approvals, and that the merger consideration is not changed in kind or value or reduced in amount.

TREATMENT OF BROOKLYN BANCORP OPTIONS AND RESTRICTED STOCK (PAGE 34)

At the Effective Time, each outstanding Brooklyn Bancorp option to purchase common stock will vest and be converted automatically into the right to receive an amount of cash equal to: (i) $.001 multiplied by (ii) the number of shares of Brooklyn Bancorp common stock subject to said option.

At the Effective Time, each outstanding Brooklyn Bancorp restricted share will become fully vested, and will be exchanged for the Cash Merger Consideration.

CONDITIONS TO COMPLETING THE MERGERS (PAGE 37)

This section summarizes the material conditions of Brooklyn and Investors to completing the Mergers.  Please refer to Article VIII of the Merger Agreement for a complete listing of the closing conditions contained therein, which is included in APPENDIX A to this Proxy Statement.

The respective obligations of Brooklyn and Investors to complete the Mergers are subject to various conditions.  The conditions include the following:

●	The Merger Agreement and applicable transactions must have been approved by the required votes of the shareholders of Brooklyn Bancorp and, separately, by the members of Brooklyn MHC.

●
The absence of any order, decree or injunction prohibiting the Mergers or statutes or rules enacted, entered, promulgated, interpreted, applied or enforced that would make the consummation of the Mergers illegal.

●
All required regulatory approvals must have been obtained and remain in effect and all relevant waiting periods must have expired; all other necessary approvals, authorizations and consents required to consummate the Mergers, the failure of which to obtain would reasonably be expected to have a material adverse effect, must have been obtained and all waiting periods relevant to such approvals, authorizations or consents must have expired.  Such approvals, authorizations or consents must not materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or materially impair the value of Brooklyn Federal Savings to Investors Bancorp.

●	No proceedings shall have been initiated or threatened by the Securities and Exchange Commission (“SEC”) challenging this Proxy Statement.

●
Investors Bancorp must have received an opinion of Luse Gorman Pomerenk & Schick, P.C. (“Luse Gorman”), dated as of the Closing Date, indicating that the Mergers will qualify as tax-free reorganizations of the entities, within the meaning of Section 368(a) of the Code.

In addition, the obligation of Investors to complete the Mergers is conditioned on the satisfaction or waiver of the following conditions:

●
Each of the representations and warranties of Brooklyn must be materially accurate as of the date of the Merger Agreement and upon the Effective Time; and Brooklyn Bancorp must have delivered to Investors Bancorp a certificate to this effect signed by the Chief Executive Officer and Chief Financial Officer of Brooklyn Bancorp.

●
Brooklyn must have materially performed all obligations related to its commercial real estate loan portfolio and complied with all of its other agreements or covenants in all material respects at or prior to the Effective Time, and Investors Bancorp must have received a certificate signed on behalf of Brooklyn Bancorp by the Chief Executive Officer and Chief Financial Officer of Brooklyn Bancorp to this effect dated as of the Effective Time.

●	Brooklyn must have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Mid-Tier Merger and the Bank Merger.

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●
The total number of shares of Brooklyn Bancorp common stock as to which the holders have exercised and not withdrawn their appraisal rights must not exceed 10% of the outstanding common shares of Brooklyn Bancorp not held by Brooklyn MHC, as of the record date for the Special Meeting.

●	Since the date of the Merger Agreement, there must not have occurred any material adverse effect, as defined by the Merger Agreement, related to Brooklyn Bancorp on a consolidated basis.

●	Brooklyn Bancorp must furnish Investors Bancorp with officers’ certificates and other documents to evidence fulfillment of the requisite closing conditions, as reasonably requested.

In addition, the obligation of Brooklyn to complete the Mergers is conditioned on the satisfaction or waiver of the following conditions:

●
Each of the representations and warranties of Investors must be materially accurate as of the date of the Merger Agreement and upon the Effective Time; and Investors Bancorp must have delivered to Brooklyn Bancorp a certificate to this effect signed by the Chief Operating Officer and the Chief Financial Officer of Investors Bancorp.

●
Investors must have materially performed its obligations and complied with its agreements or covenants in all material respects at or prior to the Effective Time, and Brooklyn Bancorp must have received a certificate to this effect signed on behalf of Investors Bancorp by its Chief Operating Officer and the Chief Financial Officer.

●	Investors must have obtained all required material permits, authorizations, consents, waivers, clearances or approvals required for consummation of the Mergers.

●
Investors Bancorp must have delivered to the Exchange Agent an amount of cash equal to the aggregate merger consideration on or before the Closing Date and the Exchange Agent must provide Brooklyn Bancorp with evidence of delivery.

●	Investors Bancorp must furnish Brooklyn Bancorp with officers’ certificates and other documents to evidence fulfillment of the conditions set forth above, as reasonably requested.

We cannot be certain when, or if, the conditions to the Mergers will be satisfied or waived or whether or not the Mergers will be completed.

EXTENSION, WAIVER, AMENDMENT; TERMINATION (PAGES 39 AND 42)

At any time prior to the effective time of the Mid-Tier Merger, Investors and Brooklyn may, to the extent permitted by applicable law, amend any provision of the Merger Agreement; extend the time for performance of any of the obligations of the other party under the Merger Agreement; waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto; or waive compliance with any agreements or conditions contained in the Merger Agreement.  However, after receipt of shareholder approval of the Mid-Tier Merger, Investors and Brooklyn may not extend, waive or amend any provision of the Merger Agreement which reduces the value or changes the form of consideration to be delivered to Brooklyn’s shareholders without the shareholders’ further approval.

Brooklyn Bancorp and Investors Bancorp may mutually agree at any time to terminate the Merger Agreement without completing the Mergers, even if Brooklyn Bancorp’s shareholders have approved it.  Also, either party may decide, without the consent of the other party, to terminate the Merger Agreement under specified circumstances, including if the Mergers are not consummated by January 31, 2012, if the required regulatory approvals are not received or if the other party breaches its agreements.  Please note that approval of the Merger Agreement by Brooklyn Bancorp shareholders includes authorization of its Board of Directors to terminate the Merger Agreement under certain circumstances or proceed at is sole discretion, if the Board of Directors believes such action to be in the best interests of its shareholders.

TERMINATION FEE (PAGE 43)

If the Mergers are terminated pursuant to specified situations described in the Merger Agreement (because Brooklyn Bancorp accepts a proposal to acquire Brooklyn Bancorp superior to the one contained in the Merger Agreement, enters into an agreement related to such a proposal and terminates the Merger Agreement, or fails to make, withdraws, modifies or qualifies its recommendation on the Merger Agreement), Brooklyn Bancorp may be required to pay a termination fee to Investors Bancorp of approximately $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less certain reimbursable expenses paid by Brooklyn Federal Savings.  Brooklyn agreed to this termination fee arrangement in order to induce Investors Bancorp to enter into the Merger Agreement.  The termination fee requirement may discourage other companies from trying or proposing to combine with Brooklyn Bancorp before the Mergers are completed.  However, if the proposed settlement of the lawsuits filed by certain shareholders of Brooklyn Bancorp in connection with the Mergers is approved by the appropriate court, the termination fee will be reduced to $300,000.   See “Legal Proceedings” on page 30.  However, there can be no assurances that settlement will be approved by the court and that the termination fee will be reduced.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE PUBLIC SHAREHOLDERS (PAGE 43)

For U.S. federal income tax purposes, the Mid-Tier Merger will generally be a taxable transaction to the Public Shareholders.  Each Public Shareholder will recognize a gain or loss equal to the difference between the cash received and his or her adjusted tax basis in the shares exchanged.  Assuming the shares are held as capital assets, the gain or loss will be a capital gain or loss and will be long-term if the shares have been held for more than one year or short-term if the shares have been held for one year or less.

You should read “Certain United States Federal Income Tax Consequences to the Public Shareholders” starting on page 43 for a more complete discussion of the federal income tax consequences of the Mid-Tier Merger.  Tax matters can be complicated and the tax consequences of the Mid-Tier Merger to you will depend on your particular tax situation.  In addition, you may be subject to state, local or foreign tax laws that are not discussed in this Proxy Statement.  You should consult your tax advisor to fully understand the tax consequences of the Mid-Tier Merger to you.

REGULATORY APPROVALS REQUIRED TO COMPLETE THE MERGERS (PAGE 44)

We cannot complete the Mergers without Investors receiving the prior approval of the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve Board of Governors and the New Jersey Department of Banking and Insurance and non-objection by the Department of Justice.  By letter dated October 25, 2011, the New Jersey Department of Banking and Insurance notified Investors that approval had been granted.  On October 17, 2011, the Federal Reserve Bank of New York approved the Mergers.  In addition, by letter dated October 27, 2011, the FDIC granted its approval of the Bank Merger.  While we do not know of any reason why the non-objection will not be received from the Department of Justice, there can be no assurance that such non-objection will not be subject to one or more conditions that affect the advisability of the Mergers.

Brooklyn Bancorp was also required to provided notice to and receive non-objection from the Office of the Comptroller of the Currency on the Bank Merger.  By letter, dated October 7, 2011, the Office of the Comptroller of the Currency acknowledged receipt of this notice without raising any objection on the Bank Merger.

DISSENTERS’ RIGHTS OF APPRAISAL (PAGE 45)

If shares of Brooklyn Bancorp common stock are not listed for trading on the NASDAQ stock market as of the date of the Special Meeting, then holders of Brooklyn Bancorp common stock will have dissenters’ rights of appraisal in accordance with Office of the Comptroller of the Currency regulation 12 C.F.R. Section 152.14.  See page 45 “Dissenters’ Rights of Appraisal.”   Any shareholder who wishes to exercise appraisal rights, if available, should carefully follow the procedures outlined in APPENDIX D to this Proxy Statement.

As of the filing date of this Proxy Statement, our common stock is traded on the NASDAQ Capital Market under the symbol “BFSB.”  See “NASDAQ LISTING STATUS” on page 46 of this Proxy Statement.

FORWARD-LOOKING STATEMENTS--CAUTIONARY STATEMENTS

This Proxy Statement contains forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Brooklyn Bancorp or the Mergers that are based on the beliefs of, as well as assumptions made by and information currently available to, Brooklyn Bancorp’s management.  Such forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Brooklyn Bancorp operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity and the expected timing of the closing of the Mergers.

These statements reflect the current view of Brooklyn Bancorp with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brooklyn Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011 and other filings made with the SEC, the risk that the Mergers will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices.  Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Proxy Statement as anticipated, believed, estimated, expected or intended.

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Brooklyn Bancorp cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and advises readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investing activities, and competitive and regulatory factors, could affect Brooklyn Bancorp’s financial performance and could cause Brooklyn Bancorp’s actual results for future periods to differ materially from those anticipated or projected.

Brooklyn Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE SPECIAL MEETING OF SHAREHOLDERS

Q:            WHAT DO I NEED TO DO NOW?

A:            After you have carefully read this Proxy Statement, please indicate how you want your shares to be voted using one of the methods listed below.

Q:             HOW DO I VOTE?

A:            We offer multiple alternative methods of voting:

●	TELEPHONE VOTING: Available until 3:00 a.m. Eastern Time on December 22, 2011.

o	On a touch-tone telephone, call TOLL FREE at 1-800-830-3542, 24 hours a day, 7 days a week;
o	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and
o	Your vote will be confirmed and cast as you direct.

●	INTERNET VOTING: Available until 3:00 a.m. Eastern Time on December 22, 2011.

o	Visit the Internet voting website at www.2voteproxy.com.
o	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;
o	Your vote will be confirmed and cast as you direct; and
o	You will only incur your usual Internet charges.

●	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

o	Sign, date and mail your Proxy Card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Special Meeting.
o	To be voted, mailed Proxy Cards must be received by 5:00 p.m. Eastern Time on December 21, 2011; and
o	If you are voting by telephone or through the Internet, please do not return your Proxy Card.

●
IN PERSON: If you prefer to submit your proxy in person, you may attend the Special Meeting at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011, at 11:00 a.m.

If you sign, date and mail your Proxy Card but you do not indicate how you want to vote, except in the case of broker-non-votes, your proxy will be voted in favor of the proposal to approve the Merger Agreement.  If you do not sign and send in your Proxy Card or otherwise vote your proxy or attend and vote in person at the Special Meeting, it will have the effect of a vote AGAINST the proposal related to Merger Agreement.

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Q:	WHY IS MY VOTE IMPORTANT?

A:
The affirmative vote of holders of two-thirds of the issued and outstanding shares of Brooklyn Bancorp common stock, and the affirmative vote of holders of a majority of the issued and outstanding shares not held by Brooklyn MHC, are required to approve the Merger Agreement and the Mid-Tier Merger.  A failure to vote will have the same effect as a vote against the Merger Agreement.

Q:
WHAT WILL HAPPEN TO BROOKLYN BANCORP IF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MID-TIER MERGER, ARE NOT APPROVED BY BROOKLYN BANCORP’S SHAREHOLDERS?

A:
As discussed more fully herein, Brooklyn Federal Savings and its parent companies are the subject of various enforcement actions taken by their federal banking regulators that, among other things, require that Brooklyn Federal Savings either merge with another banking institution or liquidate.  The Board of Directors does not believe that a voluntary liquidation is a viable strategy for Brooklyn Federal Savings.  Accordingly, the Board of Directors of Brooklyn Bancorp strongly believes that, should the Mergers not be approved or consummated, there is substantial risk that Brooklyn Federal Savings will be placed into receivership by the Office of the Comptroller of the Currency, who would appoint the FDIC as a receiver (“FDIC Receivership”) and that Brooklyn Bancorp will be unable to continue as a going concern, which would likely result in a complete loss of a shareholder’s investment.

Q:	IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A:
No. Your broker will not be able to vote your shares on the proposal to approve the Merger Agreement and related transactions without instructions from you.  You should instruct your broker to vote your shares, following the directions your broker provides.

Q:	WHAT IF I FAIL TO INSTRUCT MY BROKER ON HOW TO VOTE MY SHARES?

A:
If you fail to instruct your broker on how to vote your shares, the broker will submit an unvoted proxy (a broker non-vote) as to your shares.  Broker non-votes will count in the determination of the presence of a quorum at the Special Meeting.  Broker non-votes will have the same effect as a vote against the Merger Agreement and the Mid-Tier Merger.

Q:	CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A:
Yes.  All shareholders are invited to attend the Special Meeting.  Shareholders of record can vote in person at the Special Meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Special Meeting.  However, in order to assure the presence of a quorum, we request that you promptly return your completed proxy card whether or not you plan to attend the Special Meeting.

Q:	CAN I CHANGE MY VOTE?

A:	Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your Proxy Card:

●	providing written notice to Kimberly E. Albaranes, Corporate Secretary of Brooklyn Bancorp;

●	submitting a new Proxy Card. Any earlier proxies will be revoked automatically; or

●	attending the Special Meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the Special Meeting without voting will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow the directions you received from your broker or other nominee to change your vote.

Q:	WHAT WILL THE PUBLIC SHAREHOLDERS OF BROOKLYN BANCORP RECEIVE AS A RESULT OF THE MID-TIER MERGER?

A:	As a result of the Mid-Tier Merger, Public Shareholders will receive $0.80 in cash, without interest, for each share of Brooklyn Bancorp common stock owned as of effectiveness of the Mid-Tier Merger.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:
No.  You should not send in your stock certificates at this time.  Instructions for surrendering your stock certificates in exchange for $0.80 per share in cash will be sent to you after we complete the Mid-Tier Merger.

Q:	Whom should I call with questions?

A:	For questions or assistance with voting your shares of common stock, please contact our proxy solicitor:

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Phoenix Advisory Partners
110 Wall Street, 27th Floor
New York, NY 10005
In the United States: (877) 478-5038 for stockholder inquiries
From outside the United States: (212) 493-3910
Banks and brokers (call our proxy solicitor collect): (212) 493-3910
Email: info@phoenixadvisorypartners.com (for general inquiries)

INTRODUCTION

This Proxy Statement is being furnished to the shareholders of Brooklyn Bancorp in connection with the solicitation of proxies by Brooklyn Bancorp’s Board of Directors for use at the Special Meeting to be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011 at 11:00 a.m., New York time, and any adjournment or postponement thereof.

At the Special Meeting, shareholders of Brooklyn Bancorp will be asked to consider and approve the Merger Agreement and transactions contemplated thereby, including the Mid-Tier Merger.  A copy of the Merger Agreement and the amendment thereto is included in APPENDIX A to this Proxy Statement.

The Mid-Tier Merger will be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State, and the filing of Articles of Combination with the proper regulatory authorities, on the Closing Date, in accordance with the DGCL and HOLA.  The certificate of merger will be filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL, when all conditions to the obligations of the parties to consummate the Mergers are satisfied or waived where permissible and the Closing occurs.  See “--Conditions to Completing the Mergers,” beginning on page 37.  Although no assurance can be given in this regard, it is anticipated that the Mergers will become effective in the first calendar quarter of 2012.

After the completion of the Mid-Tier Merger, holders of stock certificates that prior to such merger represented issued and outstanding shares of common stock will have no rights with respect to those shares except for the right to surrender the certificates for the Cash Merger Consideration.  After the completion of the Mid-Tier Merger, Public Shareholders will have no continuing equity interest in Brooklyn or Investors and, therefore, will not share in the potential future earnings, dividends or growth of Brooklyn or Investors.

Although Brooklyn MHC will cease to exist after completion of the MHC Merger, the mutual interests of its owners (the members of Brooklyn MHC) will be preserved in the Mergers in the form of liquidation rights in Investors MHC and subscription rights in Investors Bancorp (if Investors MHC undertakes a second step conversion transaction).

THE SPECIAL MEETING

DATE, PLACE AND TIME

The Special Meeting of shareholders of Brooklyn Bancorp will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011 at 11:00 a.m., New York time.

RECORD DATE

The close of business on Wednesday, November 16, 2011 has been fixed as the record date for determining the shareholders of Brooklyn Bancorp entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.  There were 12,871,385 shares of common stock outstanding as of the record date.

QUORUM

A quorum of shareholders is necessary to hold a valid meeting.  The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Special Meeting. Because Brooklyn MHC owns greater than a majority of Brooklyn Bancorp’s outstanding shares of common stock, representation of Brooklyn MHC at the Special Meeting will constitute a quorum.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

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VOTING RIGHTS

You are entitled to one vote for each share of Brooklyn Bancorp common stock that you owned as of the record date. The number of shares you own (and may vote) is listed at the top of the back of the Proxy Card.

You may vote your shares at the Special Meeting in person or by proxy or vote by Internet or telephone, as previously instructed.  To vote in person, you must attend the Special Meeting and obtain and submit a ballot, which Brooklyn Bancorp will provide to you at the Special Meeting.  To vote by proxy, you must complete, sign and return the enclosed Proxy Card.  If you properly complete your Proxy Card and send it to us in time to vote, your “proxy,” as set forth on the Proxy Card accompanying this Proxy Statement, will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, except in the case of broker non-votes, your proxy will vote your shares “FOR” the proposal to approve the Merger Agreement.

At this time, Brooklyn Bancorp’s Board of Directors is not aware of any business that may properly be presented at the Special Meeting other than the proposal to approve the Merger Agreement and transactions contemplated thereby, including the Mid-Tier Merger.  However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by Brooklyn Bancorp’s Articles or bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

VOTES BY BROOKLYN MHC

Brooklyn Bancorp is a majority-owned subsidiary of Brooklyn MHC, our mutual holding company parent, which was formed pursuant to the reorganization of Brooklyn Federal Savings into a mutual holding company structure on April 5, 2005.  As indicated under “Security Ownership of Certain Beneficial Owners,” Brooklyn MHC owns 9,257,500 shares, or approximately 71.92%, of the 12,871,385 total shares of common stock of Brooklyn Bancorp outstanding as of November 16,  2011.

Brooklyn MHC has agreed to vote all of its shares for approval of the Merger Agreement.  If Brooklyn MHC votes all of its shares in favor of the Merger Agreement and transactions contemplated therein, the first prong of the shareholder approval thresholds required by the Merger Agreement would be met.

VOTE REQUIRED

The affirmative vote of holders of two-thirds of the outstanding shares of Brooklyn Bancorp common stock and the affirmative vote of holders of a majority of the issued and outstanding shares not held by Brooklyn MHC, is required to approve the Merger Agreement and the Mid-Tier Merger.  Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement and related transactions, including the Mid-Tier Merger.  A broker “non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules, such as the proposal to approve the Merger Agreement and related transactions, including the Mid-Tier Merger.

Each of the directors of Brooklyn Bancorp and Brooklyn MHC, and Brooklyn MHC itself, has agreed with Investors to vote their respective shares of Brooklyn Bancorp common stock in favor of the Merger Agreement. These persons, and entity, collectively own approximately 73% of the outstanding shares of Brooklyn Bancorp common stock.  Thus, its approval of the Merger Agreement and related transactions alone will ensure that Brooklyn Bancorp satisfies the first shareholder approval threshold (related to all outstanding shares).

VOTING AND REVOCATION OF PROXIES

Common stock represented by properly executed proxies received by Brooklyn Bancorp and not revoked will be voted at the Special Meeting in accordance with the instructions contained in such proxies. If there are no instructions, except in the case of broker non-votes, properly executed proxies will be voted “FOR” the proposal to approve the Merger Agreement.

A record shareholder may revoke a proxy at any time prior to its exercise by sending written notice of revocation to Kimberly E. Albaranes, Corporate Secretary, Brooklyn Federal Bancorp, Inc., at 81 Court Street, Brooklyn, New York 11201, by delivering to Brooklyn Bancorp a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.  You should consult with your broker or other nominee regarding the appropriate documentation and manner of revoking a prior vote instruction.  The presence at the Special Meeting of any shareholder who had returned a proxy will not revoke such proxy unless the shareholder delivers his or her ballot in person at the Special Meeting or delivers a written revocation to Kimberly E. Albaranes, Corporate Secretary, prior to the voting of such proxy.

At this time, Brooklyn Bancorp’s Board of Directors is not aware of any business that may properly be presented at the Special Meeting other than the proposal to approve the Merger Agreement and transactions contemplated thereby, including the Mid-Tier Merger.  However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. Unless otherwise provided by Brooklyn Bancorp’s Articles or Bylaws or by law, other matters will be approved by a majority of the votes cast in favor of such matters.

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SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by Brooklyn Bancorp’s Board of Directors for use at the Special Meeting or any adjournment or postponement of the Special Meeting. The cost of solicitation of proxies by the Board of Directors will be borne by Brooklyn Bancorp. In addition to the solicitation of proxies by mail, the directors, trustees, officers and employees of Brooklyn may also solicit proxies personally or by telephone, telecopier, or similar means without compensation other than reimbursement by Brooklyn for their actual expenses. Brooklyn also will request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to and obtain proxy instructions from those beneficial owners. Brooklyn will reimburse those holders for their reasonable out-of-pocket expenses.  Brooklyn Bancorp has also retained Phoenix Advisory Partners, a proxy soliciting firm, to assist in the solicitation of proxies of the Public Shareholders at a fee of $6,000 plus reimbursement of reasonably documented out-of-pocket expenses.

VOTING AGREEMENTS

Concurrently with the execution of the Merger Agreement, Brooklyn MHC and each director of Brooklyn Bancorp and Brooklyn MHC, entered into voting agreements with Investors (all such agreements collectively, the “Voting Agreements”) under which they agreed: (1) to be present (in person or by proxy) at all meetings of shareholders or members of Brooklyn called to vote for approval of the Mergers so that all shares of common stock of Brooklyn Bancorp over which they or an immediate family member has sole or shared voting power (with certain exceptions) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (a) in favor of approval and adoption of the Merger Agreement (and all amendments) and the transactions contemplated thereby, and (b) against approval of any other merger, business combination, recapitalization, liquidation or similar transaction involving Brooklyn; (2) not to vote or execute any written consent to change or change any prior vote or written consent to approve the Merger Agreement; (3) not to sell, transfer or otherwise dispose of any common stock of Brooklyn Bancorp on or prior to the date of the meetings of Brooklyn’s shareholders and/or members to vote on the Merger Agreement (except for transfers to certain entities qualified under Internal Revenue Code Section 501(c)(3), lineal descendants or spouses, trusts or other entities for the benefit thereof if such transferee agrees to be bound by the terms of the applicable voting agreement); and (4) certain other customary terms related to enforceability of the Voting Agreements.

The Voting Agreements were executed as a condition of Investors’ willingness to enter into the Merger Agreement, and as an indication of each director’s support for the Merger Agreement and the transactions contemplated thereby and their willingness to vote their shares of Brooklyn Bancorp common stock in favor of the Merger Agreement at the Special Meeting.

The Voting Agreements terminate automatically upon termination of the Merger Agreement.  The foregoing summary is qualified in its entirety by reference to the Voting Agreements, a form of which is included in APPENDIX C to this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders of Brooklyn Bancorp:

Persons and groups who beneficially own in excess of 5% of Brooklyn Bancorp’s common stock are required to file certain reports with the SEC regarding such ownership. The following table sets forth, as of November 16, 2011, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of Brooklyn Bancorp’s outstanding shares of common stock, and all directors and executive officers of Brooklyn Bancorp as a group.

Title of Class	Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding(2)

Common Stock, $.01 par value	BFS Bancorp, MHC 81 Court Street Brooklyn, New York 11201	9,257,500	71.92%

Common Stock, $.01 par value	BFS Bancorp, MHC (3) and all Directors and Executive Officers as a group (9 persons)	9,615,884	73.29%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from November 16, 2011.  As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Percentages with respect to each person or group of persons have been calculated based upon 12,871,385 shares of Brooklyn Bancorp’s common stock outstanding as of November 16, 2011.
(3)
Brooklyn Bancorp’s executive officers and directors are also executive officers and directors of Brooklyn MHC. Excluding shares held by Brooklyn MHC, Brooklyn Bancorp’s executive officers and directors owned an aggregate of 358,384 shares, or 2.73% of the outstanding shares, of which 249,100 were options exercisable within 60 days of  November 16, 2011.

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Security Ownership of Directors and Management:

        The following table sets forth information with respect to the shares of our common stock beneficially owned by each director and executive officer of Brooklyn Bancorp, and all directors and executive officers of Brooklyn Bancorp, as a group as of November 16, 2011.  The percent of common stock outstanding for each person identified below was based on a total of 12,871,385 shares of our common stock as of November 16, 2011, plus shares of Brooklyn Bancorp common stock that such person or group has the right to acquire within 60 days after November 16, 2011, by the exercise of stock options.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Brooklyn Bancorp common stock listed next to their name.

Title of Class	Name and Title of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding(2)
Common Stock, $.01 par value	Daniel O. Reich, Chairman of the Board of Directors	47,546	*
Common Stock, $.01 par value	Rebecca Northey, Director	0	0
Common Stock, $.01 par value	Angelo J. Di Lorenzo, Director	183,982(3)	1.42
Common Stock, $.01 par value	Arthur R. Williams, Director	200	*
Common Stock, $.01 par value	Mark Hughes, Director	0	0
Common Stock, $.01 par value	Gregg J. Wagner, Director, President and Chief Executive Officer	0	0
Common Stock, $.01 par value	Michael A. Trinidad, Senior Vice President and Chief Financial Officer	0	0
Common Stock, $.01 par value	Richard A. Kielty, Director	126,656(3)	*
Common Stock, $.01 par value	Joanne Gallo, Senior Vice President and Chief Credit Officer	0	0

All Current Directors and Executive Officers as a Group (9 Persons)		358,384	2.73%

* Represents less than 1%
(1)
The mailing address for each person listed is Brooklyn Federal Bancorp, Inc. 81 Court Street, Brooklyn, New York 11201. Each of the persons listed is also a director of Brooklyn MHC, which owns the majority of Brooklyn Bancorp’s issued and outstanding shares of common stock.

(2)	Percentages with respect to each person or group of persons have been calculated based upon 12,871,385 shares of Brooklyn Bancorp’s common stock outstanding as of November 16, 2011.
(3)
Includes 6,434 and 6,070, shares of common stock allocated to the accounts of directors Mr. Di Lorenzo and Mr. Kielty, respectively, under the ESOP. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

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PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MID-TIER MERGER

This section of the Proxy Statement describes the material aspects of the Merger Agreement.  A copy of the Merger Agreement is included in APPENDIX A to this Proxy Statement.  Shareholders are urged to read the Merger Agreement carefully and in its entirety.

THE PARTIES

Brooklyn MHC

        Brooklyn MHC is the federally chartered mutual holding company parent of Brooklyn Bancorp. The only business that Brooklyn MHC has engaged in is the majority ownership of Brooklyn Bancorp. Brooklyn MHC was formed upon completion of Brooklyn Federal Savings’ reorganization into the mutual holding company structure.  So long as Brooklyn MHC exists, it will own a majority of the voting stock of Brooklyn Bancorp.

Brooklyn Bancorp

        Brooklyn Bancorp was formed to serve as the stock holding company for Brooklyn Federal Savings as part of Brooklyn Federal Savings’ reorganization into the mutual holding company structure.  Brooklyn Bancorp issued 9,257,500 shares to Brooklyn MHC, and 3,967,500 shares to depositors resulting in a total of 13,225,000 shares issued and outstanding after completion of the reorganization.  As of November 16, 2011, there were 12,871,385 total shares outstanding, 71.92% of which were owned by Brooklyn MHC.  At June 30, 2011, Brooklyn Bancorp had total assets of approximately $469.93 million, total deposits of approximately $410.78 million and total shareholder’s equity of approximately $40.73 million.

Brooklyn Federal Savings

        Brooklyn Federal Savings is a federally chartered savings bank headquartered in Brooklyn, New York.  Brooklyn Federal Savings was originally founded in 1887. We conduct our business from our main office and four branch offices.  All of our offices are located in New York State. The telephone number at our main office is (718) 855-8500.

        Our principal business activity is the origination of mortgage loans secured by one- to four-family residential real estate, multi-family real estate, commercial real estate, construction loans, land loans and, to a limited extent, a variety of consumer loans and home equity loans.   Brooklyn Federal Savings offers a variety of deposit accounts, including checking, savings and certificates of deposit, and it emphasizes personal and efficient service for its customers. Our website address is www.brooklynbank.com. Information on our website should not be considered a part of this document.

Investors MHC

        In 1997, Investors Bank converted its charter from a New Jersey-chartered mutual savings bank to a New Jersey-chartered stock savings bank and reorganized into a two-tier mutual holding company structure.  As part of the reorganization, Investors Bank formed Investors Bancorp, and Investors MHC, a New Jersey-chartered mutual holding company.  Investors Bank became a wholly-owned subsidiary of Investors Bancorp and Investors Bancorp became the wholly-owned (and now majority-owed) subsidiary of Investors MHC.

Investors Bancorp

        Investors Bancorp is a Delaware corporation that was organized on January 21, 1997 for the purpose of being a holding company for Investors Bank, a New Jersey chartered savings bank.  On October 11, 2005, Investors Bancorp completed its initial public stock offering.  Upon completion of the initial public offering, Investors MHC, Investors Bancorp’s New Jersey chartered mutual holding company parent, held 63,099,781 shares, or 54.27% of Investors Bancorp’s outstanding common stock.

        Since the formation of Investors Bancorp in 1997, its primary business has been that of holding the common stock of Investors Bank and additionally since its stock offering, a loan to the Investors Savings Bank Employee Stock Ownership Plan.

        On October 15, 2010, Investors Bancorp completed its acquisition of Millennium bcpbank (“Millennium”) deposit franchise consisting of 17 branches and approximately $600 million in deposits.  In addition, Investors Bancorp purchased a portion of Millennium’s performing loan portfolio and entered into a loan servicing agreement to service those loans it did not purchase.  Investors Bancorp also entered into a definitive agreement to sell the Millennium branch locations in Massachusetts to Admirals Bank, headquartered in Boston, Massachusetts.  On May 6, 2011, Investors Bancorp completed the sale of the four Massachusetts branch offices acquired in the Millennium deposit franchise acquisition.

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        On October 16, 2009, Investors Bancorp completed the acquisition of six New Jersey bank branches and approximately $227.0 million of deposits from Banco Popular North America.  Investors Bancorp did not purchase any loans as part of the transaction.

        On May 31, 2009, Investors Bancorp completed the acquisition of American Bancorp of New Jersey, Inc. (“American Bancorp”), the holding company of American Bank of New Jersey (“American Bank”), a federal savings bank with approximately $680.0 million in assets and five full-service branches in northern New Jersey.  American Bank was merged into Investors Bank as of the acquisition date.

        On June 6, 2008, Investors MHC, Investors Bancorp’s New Jersey chartered mutual holding company, completed its merger of Summit Federal Bankshares, MHC, a federally chartered mutual holding company.  Investors Bancorp issued 1,744,592 additional shares of its common stock to Investors MHC in connection with that merger.

Investors Bank

        Investors Bank is a New Jersey-chartered savings bank headquartered in Short Hills, New Jersey. Originally founded in 1926 as a New Jersey-chartered mutual savings and loan association, it has grown through acquisitions and internal growth, including de novo branching.  Investors Bank conducts business from its main office located at 101 JFK Parkway, Short Hills, New Jersey, and over 80 branch offices located throughout northern and central New Jersey and New York.  The telephone number at the main office is (973) 924-5100.

        Investors Bank is in the business of attracting deposits from the public through its branch network and borrowing funds in the wholesale markets to originate loans and to invest in securities.  Investors Bank originates mortgage loans secured by one- to four-family residential real estate, commercial real estate, construction, multi-family loans, commercial and industrial loans and consumer loans, the majority of which are home equity loans and home equity lines of credit.  Investors Bank is subject to comprehensive regulation and examination by both the New Jersey Department of Banking and Insurance and the FDIC and is subject to regulations as a bank holding company by the Federal Reserve Board.  Effective September 19, 2011, Investors Bank changed its name from “Investors Savings Bank” to “Investors Bank.”

DESCRIPTION OF THE MERGERS

Brooklyn and Investors propose a transaction in which Brooklyn will merge with Investors.  Public Shareholders will receive a cash payment equal to $0.80 for each share of Brooklyn Bancorp common stock they own as of the Effective Time.  The shares of Brooklyn Bancorp common stock held by Brooklyn MHC at that time will be cancelled and converted into a number of shares of Investors Bancorp common stock equal to (x) $0.80 times the number of shares of Brooklyn Bancorp common stock held by Brooklyn MHC, divided by (y) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on NASDAQ stock market, for the twenty (20) consecutive trading days preceding the Closing Date (rounded down to the nearest whole share), which shares will be issued to Investors MHC as a result of the MHC Merger.  All shares of treasury stock held by Brooklyn Bancorp and each share of Brooklyn Bancorp common stock owned by Investors (other than shares held in a fiduciary capacity or in connection with debts previously contracted) will cease to exist, and the certificates for such shares will be canceled as promptly as practicable thereafter, and no payment or distribution will be made in consideration therefore.  Each issued and outstanding share of Investors Bancorp common stock will remain issued and outstanding and will not be affected by the Mergers.

●	Brooklyn MHC will merge with and into Investors MHC, with Investors MHC as the surviving entity. The separate corporate existence of Brooklyn MHC will cease.

●
Brooklyn Bancorp will merge with and into Investors Bancorp, or a to-be-formed wholly owned subsidiary of Investors Bancorp, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity.  The separate corporate existence of Brooklyn Bancorp will cease.

●	Brooklyn Federal Savings will merge with and into Investors Bank, with Investors Bank as the surviving entity. The separate corporate existence of Brooklyn Federal Savings will cease.

If consummated, the Mid-Tier Merger will follow the MHC Merger and the Bank Merger will follow the MHC Merger and the Mid-Tier Merger.  Investors has also entered into a separate agreement with a real estate investment fund to sell most of Brooklyn’s commercial real estate loan portfolio immediately following the completion of the Mergers.

BACKGROUND OF THE MERGERS

Prior to 2011, Brooklyn’s strategy was to remain independent, operating Brooklyn Federal Savings as a community-oriented bank.  The decision to explore a potential merger transaction began early in calendar 2011, largely as a result of Brooklyn Federal Savings’ deteriorating financial performance and the concerns of its primary banking regulator, the Office of Thrift Supervision, now the Office of the Comptroller of the Currency (collectively, the “OTS”).  Brooklyn Federal Savings had been, and continues to be, severely affected by the recession and the prolonged real estate downturn, which has resulted in severe and continued declines in asset quality.  Starting in the first quarter of fiscal 2010, Brooklyn Bancorp began to experience net losses as a result of this economic deterioration.  In addition, for the fiscal year ended September 30, 2010, Brooklyn Bancorp reported a net loss of $38.9 million.

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Following the completion of its comprehensive examination of Brooklyn Federal Savings, commenced in October 2009, the OTS identified certain conditions and practices at Brooklyn Federal Savings that it considered to be unsafe and unsound, and issued a supervisory directive (the “Supervisory Directive”) that Brooklyn Federal Savings cease originating new construction loans or commercial real estate loans, except for any legally binding commitments outstanding at December 3, 2009.  In addition, the OTS designated Brooklyn Federal Savings as being in “troubled condition” for purposes of imposing certain regulatory restrictions including, without limitation,  that Brooklyn Federal Savings: limit asset growth; obtain prior OTS approval before declaring or paying dividends or making any other capital distributions; obtain the non-objection of the OTS before increasing brokered deposits; notify the OTS prior to adding any new directors or senior executive officers; and receive non-objection from the OTS before entering into, renewing, extending or revising any contractual arrangement related to compensation or benefits with any officer or director of Brooklyn Federal Savings.

Although focused on continuing as an independent banking institution at the time, in light of prolonged economic weaknesses in the national economy due to the recession, deteriorating local economic conditions affecting Brooklyn Federal Savings and the potential impact on the banking industry of impending regulatory reform, including the then expected elimination of the Office of Thrift Supervision and transfer of its regulatory authority to other bank regulatory agencies, on June 15, 2010, the Board of Directors of Brooklyn Federal Savings invited Sandler O’Neill to give a  presentation providing an update to the Board on industry and market conditions and a review of Brooklyn Bancorp’s competitive position.  Sandler O’Neill’s presentation was intended to be informational and was also intended to inform the Board on current challenges faced by Brooklyn Federal Savings and the strategic alternatives available to it in light of its deteriorating financial condition.  The presentation addressed, among other things, an overview of the market and regulatory environment, including the potential impact of legislative reform on mutual holding companies, a franchise assessment of Brooklyn Bancorp’s current performance relative to its peers and a review of possible strategic alternatives, including raising additional capital, capital management strategies, balance sheet considerations and a merger with another mutual or mutual holding company.  Sandler O’Neill noted that there had been a reduced level of capital markets and merger and acquisition activity involving community banks in the preceding 18 months due to the continued economic and market uncertainties that resulted from the recession and potential regulatory reform legislation.

In August 2010, Brooklyn Bancorp received a draft supervisory agreement from the OTS, dated August 9, 2010, and on September 28, 2010, Brooklyn Bancorp and Brooklyn MHC (the “Holding Companies”) and Brooklyn Federal Savings entered into two separate but parallel supervisory agreements with the OTS (the “Supervisory Agreements”) which required that Brooklyn take certain actions, and be subjected to certain restrictions, to address those conditions and practices.  Under the terms of the Supervisory Agreements, Brooklyn was required to submit an updated, comprehensive business plan to the OTS providing for improvement in core earnings and profitability, revised credit and credit-related policies and procedures, a reduction in problem assets and a review and evaluation of management and board supervision.  The Supervisory Agreements also contained restrictions on growth, lending and the payment of dividends.

During the remainder of the fourth calendar quarter of 2010, the Brooklyn Boards and management worked to satisfy the requirements of the Supervisory Agreements, including consulting with outside consultants about Brooklyn’s loan portfolio.  However, the financial condition of Brooklyn Federal Savings continued to deteriorate.  On November 29, 2010, the OTS commenced its 2010 comprehensive examination of Brooklyn Federal Savings and shortly thereafter, informed Brooklyn that the OTS expected to require Brooklyn to enter into cease and desist orders issued by its primary banking regulator that, among other things, would require Brooklyn Federal Savings to achieve and maintain certain regulatory capital ratios in excess of then-current levels or, if not feasible, pursue a merger or voluntary liquidation.

On January 11, 2011, the Board of Directors of Brooklyn Federal Savings met with its corporate and securities counsel and representatives of Sandler O’Neill and another investment banking firm to discuss potential strategies for complying with the terms of the anticipated Brooklyn Federal Savings cease and desist order.  At that meeting, the Board considered and discussed the potential viability of various strategies, including raising capital via a second-step conversion transaction, restructuring the balance sheet, and a merger with another financial institution.  While a wide range of options was considered, the Board also discussed the fact that Brooklyn Bancorp had not filed its Form 10-K and did not have current audited financial statements available and, as the mid-tier stock holding company in a mutual holding company structure, it faced certain regulatory constraints as to how it could raise capital and with whom it could merge, which could place significant limitations on the range of options available.  Among other things, applicable OTS regulations require that any common stock to be issued by Brooklyn Bancorp be first offered to depositors of Brooklyn Federal Savings in a second-step conversion transaction, which must be conducted strictly in accordance with all applicable conversion regulations, and that any merger partner be organized in mutual or mutual holding company form.

After discussions by the boards of directors of Brooklyn Bancorp and Brooklyn Federal Savings on January 11 and 21, 2011, and receipt of non-objection by the OTS, on February 7, 2011, Brooklyn engaged Sandler O’Neill to assist it in its consideration of alternative strategies to achieve and maintain compliance with the anticipated regulatory directives of the OTS.

On February 25, 2011, a joint meeting of the boards of directors of Brooklyn Federal Savings and Brooklyn Bancorp was convened to discuss a draft cease and desist order that had been transmitted to Brooklyn Federal Savings by the OTS.  The boards discussed the proposed capital targets that Brooklyn Federal Savings would be required to meet under the draft order, and further discussed the contingency plan that Brooklyn Federal Savings would be required to submit to the OTS if it were unable to meet the capital targets.  Discussions encompassed both a merger plan and a voluntary liquidation plan, and the boards determined that seeking a potential merger partner should be the top priority.

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        On March 7, 2011, a meeting of the Board of Directors of Brooklyn Federal Savings was convened to discuss with Sandler O’Neill a process for determining the interest of third parties in a potential merger.  Sandler O’Neill reviewed a list of institutions organized in mutual and mutual holding company form that Sandler O’Neill believed might have an interest in a merger with Brooklyn and that were financially capable of completing such a transaction.  As had been discussed in January, given that Brooklyn was organized in the mutual holding company structure, unless the OTS was to determine that Brooklyn qualified for a voluntary supervisory conversion under applicable regulations, Brooklyn Bancorp could not enter into a merger transaction with a stock institution or a recapitalization transaction with a private investor.  Since Brooklyn Federal Savings was not undercapitalized under applicable regulations, there was significant doubt as to whether the OTS would permit such a transaction, especially without knowing if a viable alternative transaction were possible with another mutual holding company or mutual savings institution.  The Board also considered the impact that such a transaction would have on Brooklyn MHC (the majority shareholder of Brooklyn Bancorp), and its members, the depositors of Brooklyn Federal Savings.

On March 15, 2011, a meeting of the Board of Directors of Brooklyn Federal Savings was convened.  After consideration of the issues discussed at the March 7, 2011 meeting, the Board of Directors of Brooklyn Federal Savings authorized Sandler O’Neill to begin contacting the potential merger partners identified at the March 7, 2011 meeting.  In addition, on that date, the Board of Directors of Brooklyn Federal Savings discussed Brooklyn’s exit meeting with the OTS relating to the November 2010 examination and the finalization of Brooklyn’s response to an impending formal enforcement order from the OTS.  Brooklyn understood that it would be expected by the OTS to aggressively pursue a merger of Brooklyn Federal Savings with another financial institution.

On or about March 16, 2011, Sandler O’Neill began contacting potential interested parties.  Banks who expressed an interest were required to execute a confidentiality agreement to obtain due diligence information about Brooklyn.  In total, Sandler O’Neill contacted 13 institutions, of which three executed confidentiality agreements and were provided access to a confidential electronic data room of due diligence materials.  The 13 institutions contacted by Sandler O'Neill were selected from a list containing all institutions organized in mutual and mutual holding company form headquartered in the New York metropolitan area, based on asset size, asset quality, capital position and proximity to Brooklyn Bancorp.  Investors was one of the potential merger partners contacted in this group, and they executed a confidentiality agreement with Brooklyn on March 23, 2011.

On March 31, 2011, Brooklyn Federal Savings entered into a stipulation and consent to the issuance of an order to cease and desist and a joint order to cease and desist  (the “Bank Order”) was consented to by Brooklyn Bancorp and Brooklyn MHC (the “Holding Company Order,” and together with the Bank Order, the “Orders”).  The Orders provided, among other things, that: (1) by April 30, 2011, Brooklyn Federal Savings obtain and maintain a Tier 1 Capital Ratio equal to or greater than 10% and a Total Risk-Based Capital Ratio equal to or greater than 15% (the “Minimum Capital Levels”), after the funding of its allowance for loan and lease losses; (2) within 15 days after Brooklyn Federal Savings failed to meet the Minimum Capital Levels, Brooklyn Federal Savings must submit a written contingency plan (the “Contingency Plan”), acceptable to the OTS Regional Director, detailing the actions to be taken, with specific time frames, to achieve either: (a) a merger with, or acquisition by, another federally insured depository institution or holding company thereof, or (b) a voluntary liquidation; and (3) the Holding Companies must ensure Brooklyn Federal Savings’ compliance with the terms of the Bank Order.

At a meeting of the Board of Directors of Brooklyn Federal Savings held on April 14, 2011, Sandler O’Neill updated the Board on the status of the merger process, noting that two of the three parties that had previously expressed interest had withdrawn from the process because they had not seen desired value in Brooklyn upon conducting due diligence, but that one party, Investors, was still interested and had indicated that it would be submitting a preliminary indication of interest, which had not yet been received.  Representatives of Sandler O’Neill also discussed with the Board potential alternatives to a merger, noting that in their view a merger with another mutual savings institution or mutual holding company continued to represent the lowest level of execution risk for Brooklyn.  During the meeting, Sandler O’Neill received from Investors a written, non-binding indication of interest in a merger with Brooklyn Bancorp that contemplated consideration for Brooklyn Bancorp’s shareholders of $1.00 per share.  The communication indicated the offer was not binding and was pending the opportunity to perform more detailed due diligence on all the individual loan files of Brooklyn Federal Savings.  Investors’ indication of interest was discussed in detail, including Investors’ request for permission to begin more comprehensive due diligence.  The Board concluded that, because the indication of interest was only just received, more time would be needed to analyze it from a valuation perspective.  In the interim, the members of the Board agreed that their fiduciary obligations required them to pursue other alternatives.

        On April 19, 2011, the Board of Directors of Brooklyn Federal Savings reconvened to further discuss the non-binding indication of interest letter received from Investors and to further consider other alternatives. Following discussion, it was agreed that Investors should be invited to continue its due diligence review.  Given that only one preliminary indication had been received, the Board and Sandler O’Neill also discussed alternative options and Sandler O’Neill requested approval to contact potential stock companies to solicit other possible interest in a merger, even though a merger with a stock company might not be feasible given Brooklyn’s mutual holding company structure.  It was agreed that these were advisable steps to undertake as part of the continuing effort of the Brooklyn Boards to achieve the highest merger consideration available and demonstrate to the OTS that all available alternatives were being pursued under the Orders.  On or about April 20, 2011, Sandler O’Neill began contacting potential interested parties organized in stock form.  Banks who expressed an interest were required to execute a confidentiality agreement to obtain due diligence information about Brooklyn.  In total, Sandler O’Neill contacted 11 stock institutions, of which three executed confidentiality agreements and were provided access to a confidential electronic data room of due diligence materials.  The 11 institutions contacted by Sandler O'Neill were selected from a list containing all stock institutions headquartered in the New York metropolitan area, based on asset size, asset quality, capital position and proximity to Brooklyn Bancorp.

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        During this period, Brooklyn’s financial condition continued to deteriorate, as asset quality continued to decline.  For the six months ended March 31, 2011, Brooklyn Bancorp reported a net loss of $5.7 million and non-performing loans increased to $118.1 million, or 34.6% of its gross loan portfolio at that date.   On April 29, 2011, the Holding Companies and Brooklyn Federal Savings each sent a letter to the OTS confirming that, since Brooklyn Federal Savings would not be able to meet the Minimum Capital Levels contained in the Bank Orders by April 30, 2011, the Holding Companies and Brooklyn Federal Savings agreed with the OTS staff that rather than submitting a Capital Plan, as mandated by the Bank Order, Brooklyn Federal Savings would submit its Contingency Plan to the OTS by May 15, 2011.

        On May 10, 2011, a meeting of the Board of Directors of Brooklyn Federal Savings was convened at which the Contingency Plan was reviewed, including the prospects for a transaction with Investors or any other interested parties.  Brooklyn’s corporate and securities counsel was in attendance and noted that a revised proposal from Investors was expected shortly.  The Board also considered a letter from a private investment firm that had expressed an interest in exploring the possible acquisition of Brooklyn Federal Savings.  However, given the regulatory restrictions on Brooklyn’s ability to raise capital due its mutual holding company structure, the private investment option was not deemed viable.  In addition, at the May 10th meeting, the Board determined that it should engage special merger counsel to represent Brooklyn on the Mergers.

On May 12, 2011, in accordance with its April 29th correspondence, Brooklyn Federal Savings submitted a Contingency Plan to the OTS.  The Contingency Plan detailed the Holding Companies’ and Brooklyn Federal Savings’ proposed actions to engage in a transaction involving the merger or acquisition of Brooklyn Federal Savings and, should Brooklyn Federal Savings not be able to complete that transaction, to adopt a plan for Brooklyn Federal Savings to voluntarily liquidate.

On May 25, 2011, the Board of Directors of Brooklyn Federal Savings convened a meeting to review a non-binding indication of interest received from a second potential merger partner that was a stock institution (the “Other Potential Merger Partner”) and request for permission to conduct a further due diligence review of the loan portfolio.  This proposal provided for initial cash consideration of $0.50 to $1.00 per share offer for Brooklyn Bancorp shares held by the Public Shareholders and contemplated cancelling shares held by Brooklyn MHC for no consideration.  The proposed shareholder consideration also included the potential for an additional contingent payment that would be made at the end of five years following consummation of the mergers based on the performance of all acquired assets, including those fully or partially charged off and non-performing.  Sandler O’Neill also advised the Board that each of the other two stock institutions that had executed confidentiality agreements and performed preliminary due diligence had determined not to proceed further because they had not seen desired value in Brooklyn upon conducting such due diligence.  After discussion, the Board instructed Sandler O’Neill to inform the Other Potential Merger Partner that permission had been granted to continue due diligence, but that it was unlikely that Brooklyn would accept the share price and structure as outlined in the Other Potential Merger Partner’s non-binding indication of interest.

        On June 3, 2011, Brooklyn Bancorp engaged Paul Hastings LLP (“Paul Hastings”), as special merger counsel, to advise Brooklyn Bancorp on the legal and regulatory aspects of the proposed Mergers.

By letter dated June 7, 2011, Brooklyn received a revised merger proposal from Investors Bancorp providing for cash consideration to the Public Shareholders of $1.50 per share.  Shares held by Brooklyn MHC were to be converted into shares of Investors MHC at a value of $1.50 per share.  The letter indicated that Investors’ revised proposal was the result of Investors’ due diligence review of Brooklyn Federal Savings, with particular emphasis on Brooklyn Federal Savings’ loan portfolio and the price that Investors believed it could obtain from the sale of the portfolio.  Investors also noted that, in the event that Brooklyn was permitted by the OTS to enter into a transaction that provided for compensation for the Public Shareholders only, with no payment to Brooklyn MHC for its shares, Investors was prepared to increase the consideration for the Public Shareholders to $4.00 per common share, which it considered the economic equivalent of its $1.50 per share offer for all shareholders.

        On June 15, 2011, the OTS notified Brooklyn Federal Savings of its non-objection to Brooklyn Federal Savings’ Contingency Plan and directed Brooklyn Federal Savings to immediately implement and adhere to the Contingency Plan.

On June 16, 2011, a meeting of the Board of Directors of Brooklyn Federal Savings was convened, which was attended telephonically by Sandler O’Neill and Paul Hastings.  Sandler O’Neill began the meeting with an overview of the two offers that had been received, one from Investors and the other from the Other Potential Merger Partner.  The Board considered the alternative proposal offered by Investors, and specifically questioned whether the regulators would allow for the elimination of Brooklyn MHC share compensation.  Paul Hastings indicated that the OTS was aware of Investors’ offer, and specifically that Paul Hastings had inquired about the possibility of a supervisory conversion, which would be necessary to accept Investors’ alternative proposal with the elimination of the Brooklyn MHC share payout.  Paul Hastings indicated that it had been informed by the OTS that Brooklyn would not qualify for a supervisory conversion under the OTS rules because Brooklyn Federal Savings was classified as adequately capitalized and, therefore, would not be eligible for this type of transaction. After discussion with counsel, including the consideration of any alternatives, the Board concluded that given all the obstacles, Investors’ offer that included payment to Brooklyn MHC was presently the only viable option, being the only option that could obtain the requisite regulatory approval.  At the conclusion of the meeting, after consideration of the facts, the Board decided that it was in the best interest of the shareholders for Sandler O’Neill to approach Investors to attempt to negotiate a higher purchase price than the $1.50 per share consideration that had been offered for all shares.

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On June 21, 2011, a meeting of the Brooklyn Boards was convened.  Representatives of the OTS and the FDIC were present, as well as representatives of Paul Hastings.  The potential merger offer from Investors was discussed in relation to potential regulatory actions that may interfere with the proposal.  It was noted at the meeting that no regulatory issues were contemplated that would interfere with the proposed transaction, assuming that it would be completed in a timely manner.  It was further confirmed at the meeting that a supervisory conversion was not an option, making Investors’ offer the only one to consider.  The repercussions of not accepting the merger offer from Investors were discussed.  Paul Hastings subsequently detailed the closure process for Brooklyn Federal Savings, assuming that it had to voluntarily liquidate or ultimately be forced into FDIC Receivership as a result of not accepting Investors’ offer.

        A second, afternoon meeting on June 21st was convened by the Brooklyn Boards to discuss the merger process.  Representatives of both Sandler O’Neill and Paul Hastings were present.  Sandler O’Neill reviewed for the Board Brooklyn’s current status, noting among other things that: (1) the Minimum Capital Levels had not been attained and that the OTS had ordered Brooklyn Federal Savings to implement and adhere to the approved Contingency Plan, (2) although progress had been made, the pace of resolution of Brooklyn’s non-performing assets had remained slow and the overall levels remained among the highest of all thrifts in the United States, and (3) Brooklyn’s most recent financial projections indicated operating losses in each of the next four quarters.  Sandler O’Neill then reviewed the results of contacting the 24 potential merger partners, which had resulted in only Investors’ offer and the offer from the Other Potential Merger Partner, which was not deemed viable given the position of the OTS that the only viable offer was Investors,’ because it was the only mutual holding company that had expressed an interest.  Sandler O’Neill then provided the Board with an overview of Investors and a summary of the terms of Investors’ proposal, noting that it was Investors’ intention to enter into a simultaneous agreement for the sale of substantially all of Brooklyn’s commercial real estate portfolio.  Sandler O’Neill also discussed with the Board its preliminary views of Investors’ proposal from a valuation perspective.  Sandler O’Neill also advised the Board that, per their instruction, Sandler O’Neill had contacted Investors and asked them to increase the merger consideration contained in their proposal above $1.50, but that, after consideration, Investors had declined to do so.  After considering their fiduciary duties in connection with the acceptance of the offer, and that Investors had declined to increase its proposed consideration based on the Brooklyn Boards’ request, the Brooklyn Boards unanimously agreed to move forward with Investors’ proposal and instructed Paul Hastings to commence negotiations with Investors’ counsel on the terms of a definitive agreement for the transaction.

Following the June 21st meeting and throughout July 2011, the parties and their advisors negotiated the terms of a definitive agreement while Investors continued its due diligence review, and Brooklyn’s management and its advisors periodically updated the Brooklyn Boards as to their progress.  Sandler O’Neill also advised the Other Potential Merger Partner that based on preliminary discussions with the OTS, the transaction structure outlined in their indication of interest would not be viable for the reason indicated above.  During this period, representatives of Brooklyn Federal Savings’ staff and Sandler O’Neill also held discussions with Investors relating to Investors’ continued due diligence review of Brooklyn Federal Savings’ commercial real estate loan portfolio.  In particular, the discussion focused on participation agreements that Brooklyn Federal Savings was a party to, some of which included restrictions on Brooklyn Federal Savings’ right to transfer its servicing rights and responsibilities to third parties.  Given its intent to sell the commercial real estate loan portfolio to a third party (the “Third Party”) concurrently with the consummation of the Mergers, Investors informed Brooklyn Federal Savings and Sandler O’Neill that Investors would need to confer internally and with the Third Party on next steps.

On August 10, 2011, Investors notified Sandler O’Neill that its continued due diligence, as well as that of the Third Party had resulted in the discovery that Brooklyn Bancorp’s lien positions in several large commercial real estate loans were inferior to those lien positions previously known to Investors, which significantly lessened the value of these particular loans. As a result, the Third Party was lowering its proposed purchase price for the commercial real estate portfolio and, in turn, the proposed merger consideration Investors would be willing to pay in the merger would need to be revised from $1.50 per Brooklyn Bancorp share to $1.00 per share.  Sandler O’Neill promptly communicated the revised terms of Investors’ proposal to Brooklyn management, who promptly advised the Board of the change.  On August 11, 2011, a meeting of the Board of Directors of Brooklyn Bancorp was convened telephonically to discuss the revised terms of the proposal and the status of the draft merger agreement.  After discussion, the Board determined to proceed with final negotiations at a revised price, but also instructed Sandler O’Neill to request Investors to increase their revised proposed consideration.

On August 12, 2011, Brooklyn Bancorp received from the U.S. Securities and Exchange Commission’s Division of Enforcement a subpoena to produce, among other things, information related to its provisions and allowances for loan losses and deferred tax asset valuation allowances contained in its annual and quarterly reports for fiscal years 2008 through 2010, and the interim periods contained therein, the restatement of its consolidated financial statements for the first three quarters of 2010 and the effectiveness of its internal controls.  On the same day, Brooklyn Bancorp’s receipt of the subpoena was communicated to Investors’ counsel by Paul Hastings.

On August 15, 2011, a joint meeting of the Brooklyn Boards was called to discuss the issuance of the SEC subpoena and its potential impact on the Merger Agreement, which had been tentatively scheduled for approval on August 14, 2011, but had been postponed upon receipt of the SEC subpoena.  Sandler O’Neill was present via teleconference and confirmed that Investors had completed their agreement with the Third Party, but had declined to increase the offer price of $1.00 per share, as requested by the Board on August 11, 2011.  Sandler O’Neill reviewed the revised offer and indicated that it did not expect the reduced price to impact its ability to provide an opinion regarding the fairness of the offer to Public Shareholders from a financial point of view.  After discussion, the Board agreed unanimously to accept the $1.00 per share offer.

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On August 16, 2011, Investors’ counsel communicated to Sandler O’Neill that Investors was concerned that the SEC subpoena would result in additional costs for Investors following consummation of the Mergers.  The additional costs that would be incurred by Investors Bancorp as a result of the SEC subpoena may be significant, and could include accounting and related investigative costs, legal fees, and other indemnifiable expenses, but could not be quantified as of August 16, 2011 (and still cannot be quantified at this time).  As a result, Investors’ decided to further reduce its offer price to $0.80 per share.  Sandler O’Neill immediately communicated this information to the Brooklyn Bancorp Board of Directors.  The new offer was discussed and, in recognition of the fact that the merger consideration was slightly below the most recent trading prices of the stock, the Brooklyn Boards instructed Sandler O’Neill to ask Investors to consider matching the offer to the market price.  This request was declined by Investors.

In the afternoon of August 16, 2011, the Brooklyn Boards held a meeting to consider the terms of the final version of the Merger Agreement, including the new offer price of $0.80 per Brooklyn Bancorp common share.  Sandler O’Neill then reviewed the final financial terms of the Mergers and advised the Brooklyn Boards that in its opinion the final merger consideration of $0.80 per share was fair to the Public Shareholders from a financial point of view.  Paul Hastings reported on the results of the negotiations, noting that Investors’ had executed the Merger Agreement, and reviewed the latest changes contained in the final Merger Agreement with the Brooklyn Boards, including the concessions made by Investors to reduce the amount of the breakup fee to $460,000 from the $975,000 amount contained in the prior draft of the merger agreement and to lower the amount of expenses required to be reimbursed by Brooklyn in connection with a potential break-up.

Paul Hastings also discussed the fiduciary duties of the Brooklyn Boards in the context of the Mergers.

The Brooklyn Boards concluded that a voluntary liquidation, although a theoretical possibility, was not a viable option for Brooklyn Federal Savings.  Given its deteriorating capital position, a voluntary liquidation would likely lead to FDIC Receivership, particularly in light of the length of time necessary to consummate the process of a voluntary liquidation without significant write downs that would reduce capital to a critically insufficient level, or even eliminate capital.  As such, immediately prior to the execution of the Merger Agreement, the Brooklyn Boards were essentially faced with two alternatives:   approve the Merger Agreement with Investors, or allow the Office of the Comptroller of the Currency to intervene and place Brooklyn Federal Savings into receivership and appoint the FDIC as receiver, resulting in the eventual liquidation of Brooklyn Federal Savings, which would likely result in common shareholders receiving no value for their shares.

Following discussion, the Brooklyn Boards approved the Merger Agreement and authorized Brooklyn management to execute it.  The Merger Agreement was executed by Brooklyn on August 16, 2011.

Subsequently, on August 24, 2011, Joseph Underwood, a shareholder represented by the law firm of Brower Piven, a Professional Corporation, filed a purported class action lawsuit in the Supreme Court of the State of New York, County of Kings (the “Lawsuit”) against Brooklyn Federal Bancorp, Inc., BFS Bancorp, MHC, Brooklyn Federal Savings Bank and their respective directors, and Investors Bancorp, Inc., Investors Bancorp, MHC, and Investors Bank, formerly Investors Savings Bank.  The Lawsuit alleges, among other things, that Brooklyn Bancorp’s directors breached their fiduciary duties and obligations to the Public Shareholders and that Investors participated, aided and abetted in such alleged breaches, by failing to obtain the highest available value for Brooklyn Bancorp and to take steps to maximize its value when facilitating its acquisition by entering into the Merger Agreement.  The Lawsuit seeks, among other things, an injunction against Brooklyn Bancorp and the other defendants from consummating the Mergers, rescissory and compensatory damages and attorney’s fees.  The parties to the Lawsuit began settlement discussions shortly after receiving notice of the existence of the Lawsuit.

        On September 16, 2011, Russ Bastin, a shareholder represented by the law firm of Brodsky & Smith, LLC, filed a similar and substantially identical shareholder action against the same defendants in the Supreme Court of the State of New York, County of Kings (individually, the “Bastin Matter,” and collectively with the Lawsuit, the “Shareholder Actions”).

        On September 20, 2011, plaintiff to the Lawsuit served defendants with a settlement demand letter requesting, among other things, that additional consideration be paid to the Public Shareholders.

        After protracted negotiations over the course of approximately ten days, on September 30, 2011, the parties to the Lawsuit reached an oral agreement (the “Oral Agreement”) in principle to settle the Lawsuit.

        On October 18, 2011, the parties to the Bastin Matter and the Lawsuit filed a Stipulation and Proposed Order Consolidating Related Shareholder Actions and Appointing Interim Co-Lead Counsel for the Plaintiffs with the court (the “Proposed Order”).  The parties’ stipulation provides for, among other things, the consolidation of the Bastin Matter, the Lawsuit, and any other shareholder action filed in or transferred to the court that involves similar questions of law or fact.  The Proposed Order is awaiting approval by the court.

        On or about October 28, 2011, the Oral Agreement was memorialized in a Memorandum of Understanding executed by the parties.  Pursuant to the Memorandum of Understanding and in exchange for the actions described below, the following actions are expected to be taken by the defendants:

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●
Investors Bancorp, Inc. without admitting any liability or wrong doing, will pay the Public Shareholders of record as of the effective date of the Mergers an additional $0.07 per share, upon consummation thereof, in consideration for settlement of all claims in the Shareholder Actions and the releases described below, provided, however, that such shareholders do not opt out of the settlement;

●
Section 10.02(b)(iii) of the Merger Agreement will be modified to provide that the Investors Bancorp Fee, as defined in the Merger Agreement, will be reduced to $300,000, subject to the condition that the Stipulation of Settlement (as defined below), to be prepared by the parties, is approved by the appropriate court.  If the Stipulation of Settlement is not approved by the court, the Investors Bancorp Fee shall be equal to $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less any loan inventory expenses paid by Brooklyn Federal Savings pursuant to Section 5.03 of the Merger Agreement; and

●
The plaintiffs are to be provided with a copy of the proxy statement before issuance for their review, and the defendants must consider in good faith any changes thereto proposed by plaintiffs up until a reasonable time before the definitive proxy is filed.

Pursuant to the Memorandum of Understanding, the parties to the Shareholder Actions contemplate entering into a stipulation of settlement (the “Stipulation of Settlement”) that will settle and release all claims that were asserted and/or could have been asserted by the parties in connection with the Shareholder Actions.  There can be no assurances that the Stipulation of Settlement will be approved by the court, or the timing of any such approval.   For additional details regarding the Memorandum of Understanding and the contemplated Stipulation of Settlement, see page 30 to this Proxy Statement.

On November 15, 2011, the Brooklyn Boards met to consider and approved an amendment (the “Amendment”) to the Merger Agreement to reduce the Investors Bancorp Fee to $300,000.  However, under the terms of the Amendment, in the event that the Stipulation of Settlement is rejected or denied by the appropriate court, or is otherwise terminated in accordance with its terms, the Amendment will become null and void.  A copy of the Amendment is included in Appendix A hereto and is incorporated herein by reference.

BROOKLYN’S REASONS FOR THE MERGERS; RECOMMENDATION OF THE BOARD OF DIRECTORS

Brooklyn Bancorp’s Board of Directors has unanimously approved the Merger Agreement and related transactions and unanimously recommends that Brooklyn Bancorp’s shareholders vote “FOR” approval of the Merger Agreement and related transactions, including the Mid-Tier Merger.

Brooklyn Bancorp’s Board of Directors has determined that the Merger Agreement and the other transactions contemplated thereby, including the Mid-Tier Merger are fair to, and in the best interests of, Brooklyn Bancorp and its shareholders.  In approving the Merger Agreement, the Board of Directors consulted with Sandler O’Neill with respect to the fairness of the per share merger consideration to the Public Shareholders from a financial point of view and Paul Hastings as to its legal duties and the terms of the Merger Agreement.

In arriving at its determination, the Board of Directors considered a number of factors, including the following factors that Brooklyn Bancorp viewed as reasons in favor of recommending approval of the Merger Agreement and the other transactions contemplated thereby, including the Mid-Tier Merger.

●
The inability of Brooklyn to comply with current regulatory mandates if the Mergers are not consummated.  As indicated above, Brooklyn Bancorp is required to ensure that its banking subsidiary, Brooklyn Federal Savings, complies with the requirements of the Bank Order.  Pursuant to the terms of the Orders, upon an inability to meet the capital target levels imposed on Brooklyn Federal Savings by the OTS, Brooklyn Bancorp was required to take steps to either merge Brooklyn Federal Savings with another depository institution, or voluntarily liquidate Brooklyn Federal Savings. Brooklyn expects that if it does not meet the requirements of the regulatory agreements, Brooklyn Federal Savings would ultimately be subject to FDIC Receivership and Brooklyn Bancorp would be unable to continue as a going concern.

●
The belief that the Public Shareholders would likely receive greater value for their common shares in a merger than they would from a voluntary liquidation of Brooklyn Federal Savings or if Brooklyn Federal Savings were to be placed into FDIC Receivership, both of which would likely result in Brooklyn Federal Savings being liquidated and the Public Shareholders receiving no value for their common stock holdings.

●
The effects of the Mergers on Brooklyn’s depositors and customers, employees and the communities served by Brooklyn is deemed to be favorable because they would be served by the institution formed by the merger of Brooklyn Federal Savings and Investors Bank, which would be a larger and more diverse institution and Brooklyn Federal Savings’ depositors’ rights as members of Brooklyn MHC would be preserved in the Mergers in the form of liquidation rights in Investors MHC and subscription rights in Investors Bancorp (if Investors MHC undertakes a second step conversion).

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●
The financial presentation of Sandler O’Neill and the opinion of Sandler O’Neill that, as of the date of such opinion, the per share merger consideration of $0.80 in cash was fair, from a financial point of view, to the Public Shareholders;

●
The results of operations that could be expected to be obtained by Brooklyn Bancorp if it continued to operate independently, the likelihood of survival under this scenario, including as a result of the terms of the Orders regarding voluntary liquidation and the likelihood of recovery to shareholders in such course, as compared with the value of the merger consideration being offered by Investors;

●	The Board’s familiarity with and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of Brooklyn Bancorp;

●
The current and prospective environment in which Brooklyn Bancorp operates, including poor national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally;

●	The ability of Investors to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;

●	The fact that the consideration to be received by the Public Shareholders is cash, thus reducing uncertainty in valuing the merger consideration to be received by such shareholders;

●	The absence of a financing condition to Closing; and

●
A provision which permits Brooklyn Bancorp’s Board of Directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted a bona fide unsolicited written proposal to acquire Brooklyn Bancorp.

Brooklyn Bancorp’s Board of Directors also considered the following negative factors in its deliberations concerning the Mergers:

●
The risk of a third party offering Brooklyn Bancorp a superior proposal, which, if accepted, would result in the termination of the Merger Agreement and the payment by Brooklyn to Investors of a termination fee equal to approximately $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less certain reimbursable expenses paid by Brooklyn Federal Savings;

●
The effect such a termination fee could have on a third party’s decision to propose mergers or similar transactions to Brooklyn Bancorp at a higher price than that contemplated by the Merger Agreement;

●	The fact that receipt of the Cash Merger Consideration would result in a fully-taxable transaction to the Public Shareholders;

●
The timing of receipt of and the terms of approvals from appropriate governmental and regulatory entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals;

●	The risk that some or all of the benefits sought in the Mergers may not be achieved; and

●	The risk that the Mergers would not be consummated.

Brooklyn Bancorp’s Board of Directors believed that these negative factors were substantially outweighed by the benefits anticipated from the Mergers.

The discussion and factors considered by Brooklyn Bancorp’s Board of Directors is not intended to be exhaustive, but includes all material factors considered.  In approving the Merger Agreement, the Board of Directors did not assign any specific or relative weights to any of the foregoing factors, except that potential ramifications of failing to comply with the Orders and the terms of the Contingency Plan discussed above were weighted more heavily due to the potential outcome of the lack of compliance.  Individual directors may have weighted factors differently.

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BROOKLYN BANCORP HAS RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR THAT THE CASH MERGER CONSIDERATION IS FAIR TO THE PUBLIC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW

Under the terms of a letter agreement dated February 7, 2011, between Brooklyn Bancorp, Brooklyn Federal Savings and Sandler O’Neill, Sandler O’Neill was engaged to act as an independent financial advisor to the Boards of Brooklyn Bancorp and Brooklyn Federal Savings in connection with their consideration of alternative strategies to achieve and maintain compliance with certain regulatory directives regarding Brooklyn Federal Savings’ capital position, including a possible business combination with a second party.  Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions.  In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  Sandler O’Neill was also generally familiar with Brooklyn, having acted as offering agent for Brooklyn in connection with its conversion to mutual holding company form and initial public offering in 2005.

Sandler O’Neill acted as financial advisor to Brooklyn Bancorp in connection with the proposed Mid-Tier Merger and participated in certain of the negotiations leading to the execution of the definitive Merger Agreement.  At the August 16, 2011 meeting at which Brooklyn Bancorp’s Board of Directors considered and approved the Merger Agreement, Sandler O’Neill delivered to the board its oral opinion, subsequently confirmed in writing, that, as of such date, the Cash Merger Consideration was fair to the Public Shareholders of Brooklyn Bancorp from a financial point of view.  Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s Fairness Opinion Committee.  The full text of Sandler O’Neill’s opinion is attached as APPENDIX B to this Proxy Statement.  The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.  The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion.    Public Shareholders are urged to read the entire opinion carefully in connection with their consideration of Merger Agreement and related transactions, including the Mid-Tier Merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion and was necessarily based upon financial, economic, market and other conditions as they existed on, and the information made available to Sandler O’Neill as of, that date.  Events occurring or information made available after that date could materially affect its opinion.  Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion.  The opinion was directed to the Brooklyn Bancorp Board of Directors and is directed only to the fairness of the Cash Merger Consideration to our Public Shareholders from a financial point of view.  It does not address the underlying business decision of Brooklyn Bancorp to engage in the Mid-Tier Merger or any other aspect of the transaction and is not a recommendation to any Brooklyn Bancorp shareholder as to how such shareholder should vote at the Special Meeting on any matter.

        In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

●	the Merger Agreement;
●
certain financial statements and other historical financial information of Brooklyn Bancorp and Brooklyn Federal Savings that were publicly available or provided by Brooklyn Bancorp that it deemed relevant;

●	certain financial statements and other historical financial information of Investors Bancorp that were publicly available that it deemed relevant;
●	internal financial projections for Brooklyn Federal Savings for the twelve months ending March 31, 2012, as provided by and reviewed with senior management of Brooklyn Bancorp;
●	the Supervisory Agreements, the Orders, and the Contingency Plan;
●	a comparison of certain financial information for Brooklyn Bancorp with similar publicly available information for certain other companies that it considered relevant;
●	the publicly reported historical price and trading activity of Brooklyn Bancorp’s common stock;
●	the financial terms of certain recent business combinations in the financial institutions industry, to the extent publicly available;
●	the current economic environment generally and the banking environment in particular, and
●	such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.

Sandler O’Neill also discussed with members of senior management of Brooklyn Bancorp the business, financial condition, results of operations and prospects of Brooklyn Bancorp and held similar discussions with members of senior management of Investors Bancorp regarding the business, financial condition, results of operations and prospects of Investors Bancorp.

In rendering its opinion, Sandler O’Neill also considered that (1) under the terms of the Orders, Brooklyn Federal Savings was required to meet the Minimum Capital Levels by April 30, 2011, and that Brooklyn Federal Savings was unable to meet those requirements at that date and had not met such requirements since that date; and (2)  by letter dated June 15, 2011, Brooklyn Federal Savings had been ordered by the OTS to implement and adhere to the Contingency Plan, which required Brooklyn Federal Savings to achieve, by August 15, 2011 (or, if later, the date of receipt of all required regulatory approvals), (i) a merger with, or acquisition by, another federally insured depository institution or holding company thereof or (ii) a voluntary liquidation of Brooklyn Federal Savings.

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With respect to the internal financial projections for Brooklyn Federal Savings provided by Brooklyn Bancorp’s management, Brooklyn Bancorp’s management confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgment of such management regarding the future financial performance of Brooklyn Federal Savings; however, in view of the current financial and regulatory condition of Brooklyn Federal Savings and Brooklyn Bancorp, management could give no assurance that such financial performances would be achieved.  Accordingly, while Sandler O’Neill considered the projections, it did not rely on the projections in performing its analyses or in rendering its opinion.  Brooklyn Bancorp’s management further advised Sandler O’Neill that no financial projections were available for Brooklyn Federal Savings beyond March 31, 2012 and that no financial projections for Brooklyn Bancorp or Brooklyn MHC were available.

Except as set forth above, in performing its review and analyses, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources or that was provided by Brooklyn Bancorp or Investors Bancorp or their respective representatives and assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of management of Brooklyn Bancorp and Investors Bancorp that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and did not assume any responsibility or liability for the accuracy or completeness thereof.  Sandler O’Neill did not make an independent valuation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Brooklyn Bancorp or any of its subsidiaries, or the collectability of any such assets, nor was Sandler O’Neill furnished with any such valuations or appraisals.  Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of Brooklyn Bancorp, nor did it review any individual credit files relating to Brooklyn Bancorp.

        Sandler O’Neill also assumed that there had been no material change in Brooklyn Bancorp’s assets, financial condition, results of operations, business, regulatory status or prospects since the date of the most recent financial statements made available to them.  Sandler O’Neill assumed that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the Merger Agreement will not be waived.  Finally, with Brooklyn Bancorp’s consent, Sandler O’Neill relied upon the advice Brooklyn Bancorp has received from its legal, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to Brooklyn, the Mid-Tier Merger and the other transactions contemplated by the Merger Agreement, including the advice of Brooklyn Bancorp’s counsel that, in reviewing potential merger and acquisition partners, given Brooklyn’s mutual holding company structure, absent a waiver from the applicable bank regulatory authority, Brooklyn’s potential merger and acquisition partners were limited to mutual institutions and other mutual holding companies, and that, on the basis of informal discussions with representatives of the OTS, such a waiver was unlikely to be granted.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to the Board of Directors of Brooklyn Bancorp, but is a summary of the material analyses prepared and presented by Sandler O’Neill.  The summary includes information presented in tabular format.  In order to fully understand the financial analyses, these tables must be read together with the accompanying text.  The tables alone do not constitute a complete description of the financial analyses.  The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  The process, therefore, is not necessarily susceptible to a partial analysis or summary description.  Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors or analyses, could create an incomplete view of the evaluation process underlying its opinion.  Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Brooklyn Bancorp and no transaction is identical to the Mid-Tier Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Brooklyn Bancorp and the companies to which it is being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions, regulatory standing and various other matters, many of which cannot be predicted and are beyond the control of Brooklyn Bancorp and Sandler O’Neill.  The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.  Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Brooklyn Bancorp’s common stock or the prices at which Brooklyn Bancorp common stock may be sold at any time.

Sandler O’Neill prepared its analyses solely for the purpose of rendering its opinion and provided such analyses to the Board of Directors of Brooklyn Bancorp at the August 16, 2011 board meeting.  Sandler O’Neill’s analyses and opinion were among a number of factors taken into consideration by the Board of Directors in making its determination to adopt the Merger Agreement and the analyses described below should not be viewed as determinative of the decision of the Board of Directors or management of Brooklyn Bancorp with respect to the fairness of the Mid-Tier Merger.

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Summary of Proposal.   Sandler O’Neill reviewed the financial terms of the proposed transaction.    Based upon the Cash Merger Consideration to be paid to the Public Shareholders of $0.80 per share, the implied value of the stock consideration to be paid to Investors MHC as successor to Brooklyn MHC of $0.80 per share, and 12,882,607 shares of Brooklyn Bancorp common stock outstanding and 397,569 options outstanding as of August 15, 2011, Sandler O’Neill calculated the aggregate transaction value to be $10.3 million, of which $2.9 million would be paid to the Public Shareholders.  Based upon financial information of Brooklyn Bancorp as of and for the nine months ended June 30, 2011, Sandler O’Neill calculated the following transaction ratios:
Transaction Ratios

Price/Book Value	25.3%
Price/Tangible book value(1)	25.3%
Core Deposit Premium	(9.5%)
Market Premium(2)	3.4%

(1)	Book value and tangible book value per share as of June 30, 2011 was $3.16.
(2)	Based on the closing price of Brooklyn Bancorp common stock on August 15, 2011 as reported by SNL of $0.7736.

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading prices of Brooklyn Bancorp common stock for the one-year and three-year periods ended August 15, 2011 and the relationship between the movements in the prices of Brooklyn Bancorp’s common stock to the SNL Thrift Index and the performance of a peer group of publicly traded mutual holding companies selected by Sandler O’Neill.  The companies from the peer group used for this comparison are those in similar geographic areas and with similar asset size.  Thus, the peer group included all publicly traded mutual holding companies headquartered in New York, New Jersey and Connecticut with assets between $300 million and $1.0 billion.  During the periods, Brooklyn Bancorp common stock significantly underperformed the indices to which it was compared.

Brooklyn Bancorp’s Three-Year Stock Performance

	Beginning Index Value August 15, 2010	Ending Index Value August 15, 2011
Brooklyn Bancorp	100.0%	(80.7%)
Brooklyn Bancorp’s Peers(1)	100.0%	8.1%
SNL Thrift Index	100.0%	(11.1%)
(1) Includes all publicly traded mutual holding companies headquartered in New York, New Jersey and Connecticut with assets between $300 million and $1.0 billion.  See “Comparable Company Analysis” below for the identities of the companies included in this peer group.

Brooklyn Bancorp’s Three-Year Stock Performance

	Beginning Index Value August 15, 2008	Ending Index Value August 15, 2011
Brooklyn Bancorp	100.0%	(94.6%)
Brooklyn Bancorp’s Peers(1)	100.0%	(24.6%)
SNL Thrift Index	100.0%	(46.5%)
(1) Includes all publicly traded mutual holding companies headquartered in New York, New Jersey and Connecticut with assets between $300 million and $1.0 billion.  See “Comparable Company Analysis” below for the identities of the companies included in this peer group.

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        Comparable Company Analysis.  Sandler O’Neill used publicly available information and financial statements provided by Brooklyn Bancorp to compare selected financial and market trading information for Brooklyn Bancorp with similar data for a peer group for Brooklyn Bancorp selected by Sandler O’Neill.  The companies from the peer group used for this comparison are those in similar geographic areas and with similar asset size.  Thus, the peer group included all publicly traded mutual holding companies headquartered in New York, New Jersey and Connecticut with assets between $300 million and $1.0 billion, including  the following mutual holding companies:

Magyar Bancorp Inc.
Green County Bancorp, Inc.
PSB Holdings, Inc.
Lake Shore Bancorp, Inc.
Northeast Community Bancorp, Inc.
Pathfinder Bancorp, Inc.
MSB Financial Corp.

        The analysis compared preliminary financial information for Brooklyn Bancorp as of and for the nine months ended June 30, 2011 with publicly available information for the peer group as of the most recent last twelve months available, with pricing data  as of August 15, 2011.   The table below sets forth the data for Brooklyn Bancorp and the mean and median data for the peer group.

Comparable Group Analysis

Brooklyn Bancorp	Peer Group Mean	Peer Group Median
Total Assets (in millions)	$470	$465	$477
Tangible Common Equity / Tangible Assets (%)	8.67%	11.21%	8.78%
Total Risk-based Capital Ratio(%)	12.82%	18.35%	16.13%
Reserves / Gross Loans (%)	6.96%	1.26%	1.26%
NPAs / Total Assets (%)	25.07%	4.23%	2.18%
Price / Fully-Converted Tangible Book Value (%)	21%	60%	56%
Price / LTM Earnings per Share (x)	NM	23.4	x	20.3	x
Price / 52 Week High Price (%)	18.6%	77.9%	79.4%
Market Capitalization (in millions)	$10.0	$45.7	$31.0

        The above operating ratios were selected to assess comparative capital levels, asset quality, and operating performance.  The valuation metrics were chosen to assess relative market valuation.

        Sandler O’Neill also performed an analysis of the relative level of non-performing loans as a percentage of gross loans of all bank and thrift institutions of greater than $200 million in assets nationwide.  The analysis showed that Brooklyn Bancorp had the highest non-performing loans to gross loans ratio among the group.

        Analysis of Selected Merger Transactions.  Sandler O'Neill reviewed all bank and thrift merger and acquisition transactions with announced deal values since January 1, 2008 where the target’s non-performing assets to total assets ratios were greater than 9.0% at announcement.  See table below for selected data about those transactions.  Sixteen transactions were included in the analysis, and Sandler O’Neill reviewed the target’s ratio of non-performing assets to total assets at announcement as well as the multiples of transaction value at announcement to book value and tangible book value, and tangible book premium to core deposits.  The mean and median multiples from this group of transactions were compared to the proposed transaction ratios. While there were too few transactions having a reported transaction value/ last market price to make a meaningful comparison, Sandler O’Neill noted that in the three transactions in which the data was reported, each transaction reflected a transaction value substantially lower than the market price, as compared to a market premium of 3.4% for the Brooklyn/Investors transaction based on the closing price of Brooklyn Bancorp’s common stock on August 15, 2011.

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SELECTED NATIONWIDE BANK AND THRIFT TRANSACTIONS1

Acquiror	Seller	Announcement Date	Deal Value $(in millions)	Non-Performing Assets/ Assets (%)	Total Assets ($ in millions)	Price/ Book (%)	Price/ Tan. Bk (%)	Core Deposit Premium (%)	2-Day Market Premium (%)
SCJ, Inc.	Santa Lucia Bancorp	06/24/11	3.5	10.7	246	21	21	(2.0)	(31.4)
First General Bank	Golden Security Bancorp	05/19/11	4.4	10.2	140	47	47	(4.6)	NA
North American Financial Holdings, Inc.	Green Bankshares, Inc.	05/05/11	9.9	10.8	2,406	8	8	(7.6)	NA
First Bank Lubbock Bancshares, Inc.	Outsource Holdings, Inc.	04/03/11	11.0	10.6	205	92	92	(1.1)	NA
HCBF Holding Co.	Grand Bankshares, Inc.	03/04/11	8.4	9.8	453	42	42	(3.6)	NA
Opus Bank	Cascade Financial Corp.	03/03/11	21.8	9.8	1,498	26	27	(3.4)	(22.4)
CBM Florida Holding Co.	First Community Bank Corp.	02/10/11	10.0	9.8	471	37	37	(5.5)	NA
M&T Bank Corp.	Wilmington Trust Corp.	10/31/10	351.3	9.5	10,401	47	99	(4.8)	(49.0)
BankFinancial Corp	DG Bancorp Inc.	09/13/10	2.0	11.2	240	15	15	(5.8)	NA
FRB Investments Inc.	OMEGA Capital Corp.	06/25/10	3.1	10.9	132	62	65	(2.1)	NA
Apollo Bancshares Inc.	Union Credit Bank	11/29/09	5.0	9.6	154	55	55	(12.4)	NA
Liberty Banshares Iowa Inc.	Liberty Banshares Florida Inc.	11/24/09	0.3	15.3	154	7	7	(4.4)	NA
TLCM Holdings LLC	EJ Financial Corporation	11/24/09	9.5	9.7	251	40	40	(9.5)	NA
CrossFirst Holdings LLC	Leawood Bancshares Inc.	11/18/09	5.3	14.5	91	55	55	(8.3)	NA
EB Financial Group Inc.	Baytree Bancorp Inc.	10/27/09	1.5	12.7	211	74	74	(0.4)	NA
Hartford Financial Services	Federal Trust Corp.	11/14/08	9.4	11.0	628	43	43	(4.3)	NM
		HIGH		15.3	10,401	92	99	(0.4)	(22.4)
		LOW		9.5	91	7	7	(12.4)	(49.0)
		MEAN		11.0	1,105	42	45	(5.0)	(34.3)
		MEDIAN		10.6	243	43	43	(4.5)	(31.4)
Investors Bancorp, Inc.	Brooklyn Federal Bancorp, Inc.	8/17/11	10.3	25.1	470	25	25	(9.5)	3.4

Source: SNL Financial

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        Sandler O’Neill’s Relationship.  Brooklyn Bancorp has agreed to pay Sandler O’Neill a transaction fee in connection with the merger of $400,000, of which $100,000 became due and was paid when the merger agreement was executed, and the balance of which is contingent, and payable, upon closing of the Mergers.  Brooklyn Bancorp has also paid Sandler O’Neill quarterly retainer fees of $40,000, which have aggregated $120,000 to date and which will be credited to the remaining portion of the transaction fee due upon closing of the Mergers. Brooklyn Bancorp and Brooklyn Federal Savings have also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under the securities laws.

Sandler O’Neill has in the past provided other investment banking services to Brooklyn Bancorp and has received compensation for such services.  Sandler O’Neill has also in the past provided certain investment banking services to Investors Bancorp and has received compensation for such services and may provide, and receive compensation for, such services in the future.  During the two years ended August 15, 2011, Investors Bancorp paid Sandler O’Neill an aggregate of $383,830 for investment banking services.  In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Brooklyn Bancorp and Investors Bancorp and their affiliates.  Sandler O’Neill may also actively trade the equity securities of Brooklyn Bancorp and Investors Bancorp or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

LEGAL PROCEEDINGS

Litigation Relating to the Mergers

On August 24, 2011, Joseph Underwood, a shareholder represented by the law firm of Brower Piven, a Professional Corporation, filed a purported class action lawsuit in the Supreme Court of the State of New York, County of Kings against Brooklyn Federal Bancorp, Inc., BFS Bancorp, MHC, Brooklyn Federal Savings Bank and their respective directors, and Investors Bancorp, Inc., Investors Bancorp, MHC, and Investors Bank, formerly Investors Savings Bank.  The Lawsuit alleges, among other things, that Brooklyn Bancorp’s directors breached their fiduciary duties and obligations to the Public Shareholders and that Investors participated, aided and abetted in such alleged breaches, by failing to obtain the highest available value for Brooklyn Bancorp and to take steps to maximize its value when facilitating its acquisition by entering into the Merger Agreement.  The Lawsuit seeks, among other things, an injunction against Brooklyn Bancorp and the other defendants from consummating the Mergers, rescissory and compensatory damages and attorney’s fees.  The parties to the Lawsuit began settlement discussions shortly after receiving notice of the existence of the Lawsuit.

On September 16, 2011, Russ Bastin, a shareholder represented by the law firm of Brodsky & Smith, LLC, filed a similar and substantially identical shareholder action against the same defendants in the Supreme Court of the State of New York, County of Kings.  On October 18, 2011, the parties to the Bastin Matter and the Lawsuit filed a Stipulation and Proposed Order Consolidating Related Shareholder Actions and Appointing Interim Co-Lead Counsel for the Plaintiffs with the court.  The parties’ stipulation provides for, among other things, the consolidation of the Bastin Matter, the Lawsuit, and any other shareholder action filed in or transferred to the court that involves similar questions of law or fact.  The Proposed Order is awaiting approval by the court.

        On September 20, 2011, plaintiffs to the Lawsuit served defendants with a settlement demand letter requesting, among other things, that additional consideration be paid to the Public Shareholders.  After protracted negotiations over the course of approximately ten days, on September 30, 2011, the parties reached an oral agreement in principle to settle the Lawsuit.  That agreement was later memorialized in a Memorandum of Understanding, executed on or about October 28, 2011.  Pursuant to the Memorandum of Understanding and in exchange for the actions described below, the following actions are expected to be taken by the defendants:

●
Investors Bancorp, Inc. without admitting any liability or wrong doing, will pay the Public Shareholders of record as of the effective date of the Mergers an additional $0.07 per share, upon consummation thereof, in consideration for settlement of all claims in the Shareholder Actions and the releases described below, provided, however, that such shareholders do not opt out of the settlement;

●
Section 10.02(b)(iii) of the Merger Agreement will be modified to provide that the Investors Bancorp Fee, as defined in the Merger Agreement, will be reduced to $300,000, subject to the condition that the Stipulation of Settlement, to be prepared by the parties, is approved by the appropriate court.  If the Stipulation of Settlement is not approved by the court, the Investors Bancorp Fee shall be equal to $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less any loan inventory expenses paid by Brooklyn Federal Savings pursuant to Section 5.03 of the Merger Agreement; and

●
The plaintiffs are to be provided with a copy of the proxy statement before issuance for their review, and the defendants must consider in good faith any changes thereto proposed by plaintiffs up until a reasonable time before the definitive proxy is filed.

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Pursuant to the Memorandum of Understanding, the parties contemplate entering into a Stipulation of Settlement that will settle and release all claims that were asserted and/or could have been asserted by the parties in connection with the Shareholder Actions.   The Stipulation of Settlement will include terms proposing the certification of a non-opt out class with respect to all claims for injunctive, declaratory and other equitable relief.  Non-New York resident members of the class may opt out solely to preserve any right to pursue potential claims for monetary damages but will otherwise be bound by terms of the settlement.  Investors Bancorp may terminate the settlement if class members holding an agreed-to percentage or number of Brooklyn Bancorp shares opt out of the settlement, as set forth in a supplemental agreement to be executed by the parties.

The Memorandum of Understanding also contemplates that the Stipulation of Settlement will be subject to, among other things, the satisfactory completion of confirmatory discovery and the plaintiffs not having any objection to the Proxy Statement on the grounds that the Proxy Statement contains any material misstatement or omission.  The Memorandum of Understanding and the Stipulation of Settlement will be conditioned upon class certification and final approval by the Supreme Court of New York, County of Kings.  Plaintiffs intend to petition the court for an award of expenses and fees in connection with its approval of the Stipulation of Settlement.

There can be no assurances that the Stipulation of Settlement will be approved by the court, or the timing of any such approval. One of the conditions to the closing of the Mergers is that none of the parties may be subject to any order, decree or injunction of a court or agency that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement.  Accordingly, if the proposed settlement does not proceed, and, thereafter, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Mergers, then such injunction may prevent the Mergers from becoming effective, or from becoming effective within the expected timeframe.  Alternatively, if the Mergers are not approved by the regulators and the shareholders, or close prior to any approval of the settlement, there can be no assurance that the settlement will be approved by the court.

SEC Subpoena

As previously indicated, by letter dated August 11, 2011, as part of a formal investigation being conducted by the U.S. Securities and Exchange Commission’s Division of Enforcement (“Enforcement Division”), Brooklyn Federal Bancorp received from the Enforcement Division a subpoena to produce, among other things, information related to its provisions and allowances for loan losses and deferred tax asset valuation allowances contained in its annual and quarterly reports for fiscal years 2008 through 2010, the restatement of its consolidated financial statements for the first three quarters of 2010 and the effectiveness of its internal controls.  The subpoena covers the time period from October 1, 2007 through August 11, 2011.  Brooklyn intends to cooperate fully with the investigation.

INTERESTS OF BROOKLYN BANCORP’S DIRECTORS AND OFFICERS IN THE MERGERS

        In considering the recommendation of the Board of Directors of Brooklyn Bancorp to approve the Merger Agreement, you should be aware that executive officers and directors of Brooklyn Bancorp have employment and other compensation agreements or plans that give them interests in the Mergers that are somewhat different from, or in addition to, their interests as Brooklyn Bancorp shareholders.

        The Board of Directors of Brooklyn Bancorp was aware of, and considered, these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Mergers, and in recommending that our shareholders approve the Mergers.  These interests include but are not limited to the following:

●
Investors has agreed to provide Brooklyn Bancorp’s President and Chief Executive Officer, Gregg J. Wagner, with aggregate severance payments of $150,000 in connection with his termination as a result of the Mergers.

●
Investors Bank, formerly Investors Savings Bank, entered into Retention Bonus Agreements, effective September 1, 2011, with Brooklyn Bancorp’s Senior Vice President and Chief Financial Officer, Michael A. Trinidad, and Brooklyn Bancorp’s Vice President and Chief Credit Officer, Joanne Gallo.  Pursuant to his Retention Bonus Agreement, Mr. Trinidad will receive a bonus payment equal to six (6) months base salary ($86,700) from Investors if he remains employed until February 17, 2012 or seventy five (75) days after consummation of the Mergers and satisfies the conditions noted below.  Pursuant to her Retention Bonus Agreement, Ms. Gallo will receive a bonus payment equal to six (6) months base salary ($89,250) from Investors if she remains employed until 30 days following the date of conversion and satisfies the conditions noted below.  Investors Bank, in its sole discretion, may shorten the retention period for either employee if it deems the employee to have performed all duties and responsibilities to effect a seamless integration.  In addition to remaining employed for the relevant time period, both Mr. Trinidad’s and Ms. Gallo’s receipt of the bonus payment is conditioned on (i) not terminating employment by reason of voluntary resignation or termination for “cause,” (ii) compliance with applicable laws, (iii) confidentiality of the Retention Bonus Agreement, and (iv) completion of the Mergers.  Mr. Trinidad also has certain obligations related to the preparation and filing of tax returns.  For purposes of the Retention Bonus Agreements, “cause” means (1) the material breach of the Retention Bonus Agreement due to willful behavior or gross negligence, (2) willful, gross or material misconduct, (3) failure to perform work-related duties in a competent and professional manner, (4) the willful, gross or material violation of law or failure to abide by any rule or policy of Brooklyn Federal Savings, (5) participation in dishonest conduct involving the assets, income or property of Brooklyn Federal Savings, or (6) a felony conviction.

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●
Pursuant to the Merger Agreement, Investors Bancorp has agreed to honor the terms of certain employment, consulting and change in control agreements of Brooklyn existing as of the date of the Merger Agreement, to the extent permitted under the federal banking laws.  For the reasons discussed above, additional severance payments to executive officers, if any, are expected to be paid by Investors, unless prohibited by applicable law.

●
Brooklyn Federal Savings is a party to a Supplemental Executive Retirement Plan with Brooklyn’s former President and Chief Executive Officer, Richard A. Kielty.  Under the terms of the Supplemental Executive Retirement Plan, if Mr. Kielty terminated employment prior to normal retirement for a reason other than death, disability or a change in control, he would be entitled to the accrued benefit under the supplemental executive retirement plan as reflected on the financial statements of Brooklyn Federal Savings, annuitized and paid in installments over a 20-year period, or in a lump sum payment or in installments over a period of up to 10 years if elected by Mr. Kielty in compliance with the tax laws.  Upon his resignation on May 23, 2011, the value of Mr. Kielty’s benefit under this plan was $926,282.  In compliance with the tax laws, Mr. Kielty elected a lump sum distribution which is expected to be paid on the first day of the seventh month following his termination.

●
For a period of six years, Investors has agreed to indemnify and hold harmless each of our present and former directors and officers from liability and expenses arising out of matters existing or occurring at or before the consummation of the Mergers, to the fullest extent allowed under federal law and our charter and bylaws.  Investors MHC will advance any related costs to each of these persons as they are incurred.  Investors MHC also will use its best efforts to maintain a policy of directors’ and officers’ liability insurance coverage for the benefit of our directors and officers for six years following consummation of the Mergers, subject to certain limitations on the amount of premiums to be paid; and

●
Brooklyn Bancorp maintains the Brooklyn Federal Bancorp, Inc. 2006 Stock-Based Incentive Plan, pursuant to which the Board of Directors has granted stock options and shares of restricted stock to certain directors and officers.  Under the terms of the Merger Agreement, upon completion of the Mergers, all outstanding stock options granted under the Stock Incentive Plan will be cashed out pursuant to the terms of the Merger Agreement for $.001 per share, and shares of restricted stock granted under the Stock Incentive Plan will be exchanged for the Cash Merger Consideration.  While the Stock Incentive Plan provides that all outstanding awards are subject to automatic and full vesting upon a change in control of the Brooklyn entities, none of our directors or executive officers hold any unvested stock options or restricted shares.  The total aggregate value of the payment to be made to our directors and executive officers for their outstanding stock options is $249.

Investors Bancorp will review all Brooklyn Bancorp Compensation and Benefit Plans, including the Brooklyn Federal Savings Bank 401(k) Savings Plan and the Brooklyn Federal Savings Bank 2010 Amended and Restated Employee Stock Ownership Plan, to determine whether to maintain, terminate or continue such plans.  Under the Brooklyn Federal 2010 Amended and Restated Employee Stock Ownership Plan, whether or not the plan is terminated, all participants will vest in their account balances as the result of the Merger.

Golden Parachute Compensation.   The following table sets forth information with respect to compensation payable to our named executive officers due to the consummation of the Mergers.  Other than our former President and Chief Executive Officer, Mr. Kielty, none of our named executive officers hold outstanding stock options.  None of our named executive officers, including Mr. Kielty, hold outstanding restricted stock.  As a result, no compensation will be paid due to the cash out of equity awards, other than to Mr. Kielty.  Mr. Wagner, however, will be entitled to severance payments from Investors in connection with the termination of his employment as a result of the Mergers.

Golden Parachute Compensation (2) (3)
Name	Cash ($)	Equity ($)	Total ($)
Gregg J. Wagner, Director, President and Chief Executive Officer(1)	150,000	—	150,000

Michael A. Trinidad, Senior Vice President and	86,700	—	86,700
Chief Financial Officer(4)

Richard A. Kielty, Former President and Chief Executive Officer(5)	—	92	92

(1)  Investors has agreed to provide Brooklyn Bancorp’s President and Chief Executive Officer, Gregg J. Wagner, with aggregate severance payments of $150,000 in connection with his termination as a result of the Mergers.

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(2) This table relates to “golden parachute compensation” for the purposes of Item 402(t) of Regulation S-K, which may differ from how such compensation is defined under the Code.

(3)  Section 18(k) of the Federal Deposit Insurance Act (“Section 18(k)”) and 12 C.F.R. Part 359 prohibit Brooklyn Bancorp and Brooklyn Federal Savings from making any severance or indemnification payments to its employees for so long as Brooklyn Federal Savings remains in troubled condition under applicable federal regulations.  To the extent that our employment agreements, benefit plans or other employment arrangements provide for severance or indemnification payments as result of the Mergers, we may be prohibited from making such payments by Section 18(k) or 12 C.F.R. Part 359.   However, Investors is not subject to these restrictions.  Investors has agreed to pay severance to Gregg J. Wagner.

(4)  Pursuant to the Retention Bonus Agreement entered into between Investors Bank and Mr. Trinidad, Mr. Trinidad will be entitled to a bonus payment equal to six (6) months base salary ($86,700), provided he remains employed through February 17, 2012 or seventy five (75) days after consummation of the Mergers and satisfies other conditions.

(5) Mr. Kielty currently holds 92,000 non-qualified stock options.

MERGER CONSIDERATION

At the effective time of the Mid-Tier Merger, each share of Brooklyn Bancorp common stock issued and outstanding immediately prior to the effective time of the Mid-Tier Merger (other than shares held by Brooklyn MHC or Investors) will be cancelled and converted automatically into the right to receive from Investors an amount equal to $0.80 in cash, without interest.

After completion of the Mid-Tier Merger, holders of certificates that prior thereto represented issued and outstanding shares of Brooklyn Bancorp common stock will have no rights with respect to those shares except for the right to surrender the certificates for the Cash Merger Consideration.   After the completion of the Mid-Tier Merger, the Public Shareholders will have no continuing equity interest in Brooklyn Bancorp or Investors and, therefore, will not share in future earnings, dividends or growth of Brooklyn Bancorp or Investors.

The shares of Brooklyn Bancorp common stock issued and outstanding immediately prior to the Effective Time that are held by Brooklyn MHC will be cancelled and converted into a number of shares of Investors Bancorp common stock as will equal (x) $0.80 times the number of shares of Brooklyn Bancorp common stock held by Brooklyn MHC immediately prior to the Effective Time, divided by (y) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on the NASDAQ stock market, for the twenty (20) consecutive trading days preceding the Closing Date (rounded down to the nearest whole share), which shares will be issued to Investors MHC as a result of the MHC Merger. All shares of Brooklyn Bancorp common stock held in the treasury of Brooklyn Bancorp and each share of Brooklyn Bancorp common stock owned by Investors Bancorp immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) will, at the Effective Time, cease to exist, and the certificates for such shares will be canceled as promptly as practicable thereafter, and no payment or distribution will be made in consideration therefore.  Each share of Investors Bancorp common stock that is issued and outstanding immediately prior to the Effective Time will remain issued and outstanding following the Effective Time.

RESULTING CORPORATE STRUCTURE AND GOVERNANCE

As a result of the transactions contemplated by the Merger Agreement:

●
Brooklyn MHC will merge with and into Investors MHC, with Investors MHC as the surviving entity.  The separate corporate existence of Brooklyn MHC will cease.  All of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn MHC will be transferred to and assumed by Investors MHC.  As a result, each holder of a deposit account in Brooklyn Federal Savings as of the effective date will have the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to the effective date will confer on a depositor the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank on the date established at Brooklyn Federal Savings, including for purposes of any subscription rights in any future conversion of Investors MHC to stock form.  The officers of Investors MHC immediately prior to the effective date will be the initial officers of surviving entity, until their respective successors are duly elected or appointed and qualified.

●
Brooklyn Bancorp will merge with and into Investors Bancorp, or a to-be-formed wholly-owned subsidiary of Investors Bancorp, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity.  The separate corporate existence of Brooklyn Bancorp will cease.  All of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn Bancorp will be transferred to and assumed by Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity in the Mid-Tier Merger.  The documents governing Investors Bancorp immediately prior to the effective date will govern the surviving entity, until thereafter amended.  The directors and officers of Investors Bancorp immediately prior to the effective date will be the initial directors and officers of the surviving entity, until their respective successors are duly elected or appointed and qualified.

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●
Brooklyn Federal Savings will merge with and into Investors Bank, with Investors Bank as the surviving entity.  The separate corporate existence of Brooklyn Federal Savings will cease.  All of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn Federal Savings will be transferred to and assumed by Investors Bank.  As a result of the Bank Merger, each holder of a deposit account in Brooklyn Federal Savings as of the effective date of such merger and will have the same rights and privileges in Investors Bank as if the deposit account had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to the effective date will confer on a depositor the same rights and privileges in Investors Bank as if such deposit account had been established at Investors Bank on the date established at Brooklyn Federal Savings, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form. The officers of Investors Bank immediately prior to the effective date will be the initial directors and officers of the surviving entity, until their respective successors are duly elected or appointed and qualified.

The structure of the Mergers may be modified in accordance with the Merger Agreement so long as (i) there are no adverse tax consequences to any of the shareholders of Brooklyn Bancorp or members of Brooklyn MHC as a result, (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals, and (iii) the consideration to be paid to the holders of Brooklyn Bancorp common stock under the Merger Agreement is not thereby changed in kind or value or reduced in amount.

TREATMENT OF BROOKLYN BANCORP OPTIONS AND RESTRICTED STOCK

At the Effective Time, each Brooklyn Bancorp option to purchase common stock will vest and be converted automatically into the right to receive an amount of cash equal to the following:  (i) $.001 multiplied by (ii) the number of shares of Brooklyn Bancorp common stock subject to said option.

At the Effective Time, each Brooklyn Bancorp restricted share will become fully vested, and will be exchanged for the Cash Merger Consideration.

FINANCING THE TRANSACTION

Based on the fully diluted number of shares of Brooklyn Bancorp common shares outstanding, the aggregate amount of consideration to be paid to the Public Shareholders will be approximately $2.9 million.  Investors represented and warranted in the Merger Agreement that it will have capital and financing sufficient to pay the Cash Merger Consideration to the shareholders of Brooklyn Bancorp following completion of the Mid-Tier Merger and that the consummation of the transactions contemplated by the Merger Agreement is not conditioned upon Investors obtaining financing of any kind from any source.

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NO SOLICITATION

        Until the Mergers are completed or the Merger Agreement is terminated, Brooklyn Bancorp has agreed that it, and its subsidiaries, its officers and its directors will not:

●	initiate, solicit, induce or knowingly encourage any inquiries or the making of any proposal to acquire Brooklyn Bancorp;

●	participate in any discussions or negotiations regarding any proposal to acquire Brooklyn Bancorp or its subsidiaries or furnish, or otherwise afford access, to any person any information or data with respect to Brooklyn Bancorp or otherwise relating to any other proposal to acquire Brooklyn Bancorp;

●	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Brooklyn Bancorp is a party; or

●	enter into any agreement, or letter of intent with respect to any proposal to acquire Brooklyn Bancorp or any subsidiary, or approve or resolve to approve an acquisition proposal.

Brooklyn Bancorp may, however, furnish information regarding Brooklyn Bancorp to, or engage in discussions with, any person or entity in response to a bona fide unsolicited written proposal by the person or entity relating to a proposal to acquire Brooklyn Bancorp provided that:

●	Brooklyn Bancorp’s Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such proposal constitutes or is reasonably likely to lead to a proposal superior to the one contained in the Merger Agreement from a financial point of view for Public Shareholders;

●	Brooklyn Bancorp notifies Investors Bancorp at least one business day prior to making such determination; and

●	Prior to furnishing information about Brooklyn Bancorp or its subsidiaries, or affording access to such information, to the person or entity making the superior proposal, Brooklyn Bancorp receives a confidentiality agreement from the person or entity with terms no less favorable to Brooklyn Bancorp than the terms contained in the existing confidentiality agreement between Brooklyn Bancorp and Investors Bancorp.

Brooklyn Bancorp is required to promptly notify Investors Bancorp in writing within twenty-four hours when other acquisition proposals are received, information is requested from, or negotiations or discussions are initiated or continued with Brooklyn Bancorp, or any of its representatives, in connection with another proposal to acquire Brooklyn Bancorp.  Such notice shall indicate the following:

●	the name of the party initiating the discussions or negotiations or making such proposal or information request;

●	the material terms and conditions of any such proposals and any written materials related thereto, unless:

o	such terms and conditions constitute confidential information of the party making the proposal under an effective confidentiality agreement;

o	disclosure of such terms and conditions jeopardizes the attorney-client privilege; or

o	disclosure of such terms and conditions would be unlawful.

Brooklyn Bancorp agrees that it shall keep Investors Bancorp informed, on a current basis, of the status and terms of any such proposal or information request (including any amendments thereto).

Neither the Board of Directors of Brooklyn Bancorp nor any committee thereof may:

●	withdraw, qualify or modify the recommendation of the Brooklyn Bancorp Board of Directors to approve the Merger Agreement and related transactions;

●	make statements adverse to Investors Bancorp in connection with such transactions (including taking a neutral position or no position on the proposal);

●	approve or recommend, or publicly propose to approve or recommend, any other proposal to acquire Brooklyn Bancorp; or

●	enter into any letter of intent or agreement to acquire Brooklyn Bancorp, other than a confidentiality agreement entered into in accordance with the terms of the Merger Agreement, or any letter or agreement that requires Brooklyn Bancorp to abandon, terminate or fail to consummate the Mergers.

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Notwithstanding the above provisions, prior to the date of the meeting of shareholders to approve the Merger Agreement, Brooklyn Bancorp may approve or recommend to the shareholders a superior proposal and withdraw, qualify or modify the recommendation of the Brooklyn Bancorp Board of Directors after the third business day following Investors Bancorp’s receipt of a notice from Brooklyn Bancorp that it received a bona fide unsolicited written proposal to acquire Brooklyn Bancorp (that did not result from a breach of the Merger Agreement) that is superior to the one contained in the Merger Agreement (it being understood that Brooklyn Bancorp will be required to deliver a new notice to Investors Bancorp relating to any revised superior proposal that Brooklyn Bancorp proposes to accept within two business days of Brooklyn Bancorp’s receipt of such revised proposal):

●	the Brooklyn Bancorp Board has determined in good faith, after consultation with outside legal counsel and a financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Brooklyn Bancorp’s shareholders under applicable law; and

●	at the end of the two or three business day period (as the case may be), after taking into account any written modified terms (except that Investors Bancorp has no obligation to propose any adjustments, modifications or amendments to the terms and conditions of the Merger Agreement), the Brooklyn Bancorp Board has again made a good faith determination that such proposal is superior the one contained in the Merger Agreement and failure to take such actions would be inconsistent with its fiduciary duties to Brooklyn Bancorp’s shareholders under applicable law. Notwithstanding, the modification of the recommendation of the Brooklyn Bancorp Board of Directors or making of a subsequent determination with respect to a prior recommendation will not change the approval of the Brooklyn Bancorp Board of Directors for purposes of causing any anti-takeover laws to be inapplicable to each of the Merger Agreement and Voting Agreements and the transactions contemplated thereby.

Brooklyn Bancorp must continue to comply with disclosure rules 14d-9 and 14e-2(a) of  the Exchange Act of 1934 (the “Exchange Act”), notwithstanding the above provisions.  However, any such disclosure relating to an acquisition proposal will be deemed a change in the recommendation of the Brooklyn Bancorp Board of Directors unless it reaffirms the original recommendation in the related disclosure.

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES TO PUBLIC SHAREHOLDERS

Prior to the time of completion of the Mid-Tier Merger, Investors will appoint an Exchange Agent for the benefit of the holders of shares of Brooklyn Bancorp common stock in connection with the Mid-Tier Merger.  At or prior to the time of completion of the Mid-Tier Merger, Investors Bancorp must have delivered to the Exchange Agent an aggregate amount of cash equal to the Cash Merger Consideration.

No later than five business days following the completion of the Mid-Tier Merger, the Exchange Agent must mail to each Public Shareholder, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the related common stock certificates for the Cash Merger Consideration into which the Brooklyn Bancorp common stock shall have been converted as a result of the Mid-Tier Merger.

The Public Shareholders will, upon surrender to the Exchange Agent of a certificate for exchange together with a properly completed letter of transmittal and related documents, be entitled to receive $0.80 in cash, without interest, multiplied by the number of shares of Brooklyn Bancorp common stock represented by such certificate(s). No interest will be paid or accrued on the Cash Merger Consideration upon the surrender of any certificate for the benefit of the holder of the certificate.

If the individual, entity or group surrendering a Brooklyn Bancorp common stock certificate and signing the accompanying letter of transmittal is not the record holder thereof, payment will be conditioned on the following: (i) such certificate is properly endorsed to such individual, entity or group or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the individual, entity or group surrendering such certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the individual, entity or group requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to the individual, entity or group other than the registered holder of the surrendered certificate, or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

From and after the time of completion of the Mid-Tier Merger, no transfers will be made on the stock transfer books of Brooklyn Bancorp of the shares of Brooklyn Bancorp common stock that were issued and outstanding immediately prior to the completion of the Mid-Tier Merger other than to settle transfers of Brooklyn Bancorp common stock that occurred prior to the completion of the Mid-Tier Merger.  If, after the completion of the Mid-Tier Merger, certificates representing such shares are presented for transfer to the Exchange Agent, they must be exchanged for the Cash Merger Consideration and canceled.

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           Any portion of the cash delivered to the Exchange Agent by Investors (together with any interest or other income earned thereon) that remains unclaimed by the former shareholders of Brooklyn Bancorp for twelve months after the time of completion of the Mid-Tier Merger will be delivered to Investors.  Any shareholders of Brooklyn Bancorp who have not exchanged their certificates as of that date may look only to Investors Bancorp for payment of the Cash Merger Consideration.  However, neither Investors Bancorp, nor the Exchange Agent shall be liable to any holder of shares of Brooklyn Bancorp common stock for any shares of stock or cash properly delivered to a public official pursuant to abandoned property, escheat or similar laws.

In the event any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit, if required by Investors Bancorp, of that fact by a person claiming a certificate to be lost, stolen or destroyed and the posting by such person of a bond in an amount that Investors Bancorp may reasonably direct as indemnity against any related claim that may be made against it, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Cash Merger Consideration.

Investors Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable under the Merger Agreement to any holder of Brooklyn Bancorp common stock such amounts as Investors Bancorp (or any affiliate thereof) or the Exchange Agent are required to deduct and withhold by any applicable law.  To the extent that such amounts are properly withheld by Investors Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to such holder.

CONDITIONS TO COMPLETING THE MERGERS

      The obligations of Brooklyn and Investors to complete the Mergers are subject to the satisfaction of a number of conditions, including the following:

●	The Merger Agreement and the transactions contemplated in the Merger Agreement must have been approved by the requisite votes of the shares held by shareholders of Brooklyn Bancorp and the requisite vote of the members of Brooklyn MHC.

●	None of the parties may be subject to any order, decree or injunction of a court or agency that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement and no statute, rule or regulation can have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or regulatory authority, that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement.

●	All requisite regulatory approvals contemplated by the Merger Agreement must have been obtained and remain in full force and effect and all waiting periods relating to such approvals must have expired; all other necessary approvals, authorizations and consents of any governmental entities required to consummate the transactions contemplated by the Merger Agreement, the failure of which to obtain would reasonably be expected to have a material adverse effect, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired. No such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in the context of a bank merger transaction, that would, in the good faith reasonable judgment of the Board of Directors of Investors Bancorp, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or materially impair the value of Brooklyn Federal Savings to Investors Bancorp.

●	No proceedings shall have been initiated or threatened by the SEC challenging this Proxy Statement.

●	On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the date designated by Investors as the “Closing Date” pursuant to the Merger Agreement, Investors Bancorp shall have received an opinion of Luse Gorman, dated as of the Closing Date, indicating that the Mergers will qualify as tax-free reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

In addition, the obligation of Investors to complete the Mergers is conditioned on the satisfaction or waiver of the following conditions:

●	Each of the representations and warranties of Brooklyn contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and upon the time of completion of the Mid-Tier Merger; and Brooklyn Bancorp shall have delivered to Investors Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Brooklyn Bancorp as of the time of completion of the Mid-Tier Merger.

●	With respect to its commercial real estate loan portfolio, Brooklyn shall have performed all obligations and complied with all agreements or covenants to be performed or complied with by it under the Merger Agreement, at or prior to the time of completion of the Mid-Tier Merger. With respect to all other covenants and obligations under the Merger Agreement, Brooklyn shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the time of completion of the Mid-Tier Merger. Investors Bancorp shall receive a certificate signed on behalf of Brooklyn Bancorp by the Chief Executive Officer and Chief Financial Officer of Brooklyn Bancorp to such effects dated as of the Effective Time.

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●	Brooklyn shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Mid-Tier Merger and the Bank Merger.

●
The total number of shares of Brooklyn Bancorp common stock as to which the holders have exercised and not withdrawn their appraisal rights must not exceed 10% of the outstanding common shares of Brooklyn Bancorp not held by Brooklyn MHC, as of the record date for the Special Meeting.

●	Since the date of the Merger Agreement, there shall not have occurred any material adverse effect relating to Brooklyn Bancorp and its subsidiaries.

●	Brooklyn Bancorp will furnish Investors Bancorp with officer’s certificates and other documents to evidence fulfillment of the conditions set forth above as Investors Bancorp may reasonably request.

Moreover, the obligation of Brooklyn to complete the Mergers is conditioned on the satisfaction or waiver of the following conditions:

●
Each of the representations and warranties of Investors set forth in the Merger Agreement must be materially accurate as of the date of the Merger Agreement and upon the time of completion of the Mid-Tier Merger; and Investors Bancorp must have delivered to Brooklyn Bancorp a certificate to such effect signed by the Chief Operating Officer and the Chief Financial Officer of Investors Bancorp as of the Effective Time.

●
Investors must have materially performed its obligations and complied in all material respects with its agreements and covenants at or prior to the Effective Time, and Brooklyn Bancorp must have received a certificate signed on behalf of Investors Bancorp by the Chief Operating Officer and Chief Financial Officer to this effect dated as of the Effective Time.

●	Investors must have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Mergers.

●
Investors Bancorp must have delivered an amount of the Cash Merger Consideration to the Exchange Agent on or before the Closing Date and the Exchange Agent must provide Brooklyn Bancorp with a certificate evidencing such delivery.

●	Investors Bancorp will furnish Brooklyn Bancorp with officers’ certificates and other documents to evidence fulfillment of the conditions set forth above as Brooklyn Bancorp may reasonably request.

REPRESENTATIONS AND WARRANTIES OF BROOKLYN AND INVESTORS

This section summarizes the material representations and warranties of Brooklyn and Investors contained in the Merger Agreement.  For a complete listing of these representations, please refer to Articles III and IV of the Merger Agreement, respectively, a copy of which is contained in APPENDIX A to this Proxy Statement.

The Merger Agreement contains a number of customary representations and warranties by Brooklyn and Investors regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Mergers that are customary for a transaction of this kind. They include, among other things:

●	the organization, existence, and corporate power and authority and capitalization of each of Brooklyn and Investors;

●	the absence of conflicts under corporate governance documents or any other contracts or agreements with third parties with respect to the Merger Agreement and transactions contemplated under the Merger Agreement;

●	the absence of any development materially adverse to the companies;

●	the absence of adverse material litigation;

●	accuracy of reports and financial statements filed with the SEC;

●	the accuracy and completeness of the statements of fact made in the Merger Agreement;

●	the existence, performance and legal effect of certain contracts;

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●	no violations of law by either company;

●	the filing of tax returns, payment of taxes and other tax matters by Brooklyn;

●	maintenance of insurance by Brooklyn Bancorp and its subsidiaries that is reasonable for the conduct of their operations;

●	labor and employee benefit matters relating to Brooklyn;

●	compliance with applicable environmental laws by Brooklyn;

●	the accuracy of the items reported by Brooklyn with respect to its loan portfolio; and

●
the receipt by Brooklyn Bancorp of a written opinion from its independent financial advisor that the Cash Merger Consideration to be received by the Public Shareholders pursuant to the Merger Agreement is fair to such shareholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of the Merger Agreement.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

At any time prior to the effective time of the Mid-Tier Merger (and whether before or after approval of said transaction by Brooklyn Bancorp’s shareholders), Investors and Brooklyn may, to the extent permitted by applicable law:

●	amend any provision of the Merger Agreement;

●	extend the time for performance of any of the obligations of the other party under the Merger Agreement;

●	waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto; or

●	waive compliance with any agreements or conditions contained in the Merger Agreement.

However, after receipt of shareholder approval of the Mid-Tier Merger, Investors and Brooklyn may not, without further approval of Brooklyn Bancorp’s shareholders, extend, waive or amend any provision of the Merger Agreement which reduces the amount, value or changes the form of consideration to be delivered to Brooklyn Bancorp’s shareholders pursuant to the Merger Agreement.

CONDUCT PENDING THE MERGERS

The Merger Agreement contains covenants relating to the activities of Brooklyn and Investors pending the completion of the Mergers, including covenants regarding the conduct of Brooklyn’s business.  These covenants are briefly summarized below.

General Covenants related to Business Conduct.   Except with the consent of the other party, each of Brooklyn and Investors has agreed to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises.   Brooklyn and Investors have also agreed not to take any action that would adversely affect or materially delay their ability to obtain any regulatory approvals necessary to complete the transactions contemplated under the Merger Agreement or their performance of covenants under the Merger Agreement.  In addition, Brooklyn has agreed to operate its business only in the usual, regular and ordinary course of business and to not take any actions that would materially adversely affect the value of, or the rights of the lender with respect to, any commercial real estate loan.  Investors has also agreed that it will not take any action that would result in its representations and warranties not being true.

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Negative Covenants applicable to Brooklyn.  Brooklyn has further agreed that, except as expressly contemplated or permitted by the Merger Agreement, it will not, nor will it permit any subsidiaries to, do any of the following without the prior written consent of Investors:

●	change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, or appoint a new director to its Board of Directors;

●
change the number of authorized or issued shares of its capital stock, issue any shares of Brooklyn Bancorp common stock, including any shares that are held as “treasury shares,” issue or grant any right or agreement related to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any equity compensation plan, or split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend, redeem or otherwise acquire any shares of capital stock, except for certain exercises of previously existing stock options.

●
enter into, terminate, amend or modify any material contract or agreement, including any settlement agreement, except for any such contract that is for a term of twelve months or less or terminable at will without any penalty, involves a cost of less than $10,000 and is otherwise made in the ordinary course of business;

●	make application for the opening or closing of any, or open or close any, branch or automated banking facility;

●
grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: (i) as may be required pursuant to commitments existing as of the date of the Merger Agreement and (ii) the payment of increases in the ordinary course of business to non-officer employees.  Neither Brooklyn Bancorp nor any subsidiary may hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation greater than $50,000, provided that Brooklyn may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

●
enter into or materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

●
merge or consolidate Brooklyn Bancorp or any subsidiary thereof with any other corporation; sell or lease all or any substantial portion of the assets or business of Brooklyn Bancorp or any subsidiary thereof; make any acquisition of all or any substantial portion of the business or assets of any other person or entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Brooklyn Bancorp, or any subsidiary thereof, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender any certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

●
sell or otherwise dispose of the capital stock of Brooklyn Bancorp or sell or otherwise dispose of any asset of Brooklyn Bancorp or any subsidiary thereof other than in the ordinary course of business; except for transactions with the Federal Home Loan Bank of New York, subject any asset of Brooklyn Bancorp or any subsidiary thereof to a lien, pledge, security interest or other encumbrance other than in the ordinary course of business; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business;

●
voluntarily take any action which would result in any of the representations and warranties of Brooklyn Bancorp or Brooklyn Federal Savings set forth in the Merger Agreement becoming untrue or any conditions not being satisfied as of any date after the date of the Merger Agreement, unless required by applicable law;

●
change any method, practice or principle of accounting, except as may be required by U.S. Generally Accepted Accounting Principles or any regulatory authority responsible for regulating Brooklyn Bancorp or Brooklyn Federal Savings;

●
waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Brooklyn Bancorp or any subsidiary thereof is a party;

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●
purchase any equity securities or any securities other than securities (i) issued or guaranteed by Fannie Mae or Freddie Mac, (ii) having a face amount of not more than $3,000,000, and (iii) with a weighted average life of not more than three years, assuming a 200 basis point increase in interest rates;

●
except for commitments issued prior to the date of the Merger Agreement which have not yet expired and that were previously disclosed to Investors, acquire or make any new loan (including a loan participation) or other credit facility commitment or renew any credit facility (including, without limitation, lines of credit and letters of credit) for a mortgage loan, other than a one-to four-family mortgage loan in an amount not in excess of the conforming loan amount, provided the loan qualifies for sale to the secondary market pursuant to Fannie Mae or Freddie Mac guidelines; make any advance on a commercial real estate loan (as defined in the Merger Agreement) that is a construction loan, unless evidence satisfactory to Investors is provided indicating that all conditions precedent to such advance under the loan documents have been satisfied; or make any major decision (as defined in the Merger Agreement) related to any commercial real estate loan (as defined in the Merger Agreement).

●	enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any affiliate;

●
enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

●	take any action that would give rise to a right of payment to any individual under any employment agreement (other than the execution of the Merger Agreement);

●
make any material change in policies in existence on the date of the Merger Agreement related to the extension of credit, the establishment of loss reserves, the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by changes in applicable law or regulations, U.S. Generally Accepted Accounting Principles, or a regulatory authority;

●	take any action that would give rise to an acceleration of the right to payment to any individual under any Brooklyn Bancorp employee benefit plan (other than the execution of the Merger Agreement);

●	make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than previously existing commitments and expenditures necessary to maintain existing assets;

●	purchase or sell any assets or incur any liabilities other than in the ordinary course of business (other than as disclosed to Investors or as permitted under the Merger Agreement);

●
undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers, involving a payment by Brooklyn Bancorp or Brooklyn Federal Savings of more than $25,000 annually, or containing any financial commitment extending beyond 24 months after the date of the Merger Agreement;

●
other than for matters involving or relating to any commercial real estate loan (as defined in the Merger Agreement), pay, discharge or settle any claim, action, litigation, arbitration or proceeding, except in consultation with Investors other than in the ordinary course of business that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material rights or claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

●
foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of an environmental concern;

●	purchase or sell any mortgage loan servicing rights;

●
issue any broadly distributed communication relating to the Mergers to employees (including general communications relating to benefits and compensation) without prior consultation with Investors Bancorp and, to the extent relating to post-Closing employment, benefits or compensation information without the prior consent of Investors Bancorp or issue any broadly distributed communication to customers relating to the Mergers without the prior approval of Investors Bancorp, except as required by law or for communications in the ordinary course of business that do not relate to the Mergers;

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●
take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent or delay the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code, or take any action that is reasonably likely to result in (A) any of the conditions to the Mergers not being satisfied in a timely manner, (B) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or (C) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time;

●	terminate, other than for cause, certain Brooklyn commercial real estate personnel; or

●	agree to do any of the foregoing.

Senior officers of Investors Bancorp and Brooklyn Bancorp will meet on a regular basis to review the financial and operational affairs of Brooklyn Bancorp and its subsidiaries, in accordance with applicable law, and Brooklyn Bancorp shall give due consideration to Investors Bancorp’s input on such matters.  Additionally, Brooklyn Federal Savings will provide to Investors Bank certain periodic reports, updates or information relating to the operations of Brooklyn Federal Savings as specified under the Merger Agreement.  At all times prior to the time of completion of the Mid-Tier Merger, neither Investors Bancorp nor any of its subsidiaries shall under any circumstances be permitted to exercise control over Brooklyn Bancorp or any of its subsidiaries.

Investors Bancorp Board Observer Rights.  In addition to the covenants listed above and the other customary covenants that we agreed to abide with under the terms of the Merger Agreement, Brooklyn Bancorp and Brooklyn Federal Savings are required to permit representatives of Investors Bancorp (no more than two) to attend any meeting of the Board of Directors of Brooklyn Bancorp and/or Brooklyn Federal Savings or the executive and loan committees thereof as an observer, subject to confidentiality provisions, provided that neither Brooklyn Bancorp nor Brooklyn Federal Savings is required to permit the Investors Bancorp representative to remain present during any confidential discussion of the Merger Agreement and the transactions contemplated thereby or any third party proposal to acquire control of Brooklyn Bancorp or Brooklyn Federal Savings or during any other matter that the respective Board of Directors has reasonably determined to be confidential.   Investors Bancorp is required to bear all legal and financial responsibility for ensuring that observer rights do not constitute control of Brooklyn Bancorp or Brooklyn Federal Savings under applicable laws.

In addition, each of Brooklyn and Investors are also subject to other customary covenants under the Merger Agreement.  Please refer to Articles V and VI of the Merger Agreement, respectively, a copy of which is contained in APPENDIX A to this Proxy Statement.

TERMINATION

The Merger Agreement may be terminated by Brooklyn or Investors at any time prior to the Closing Date as follows:

●	by mutual written consent of Investors Bancorp and Brooklyn Bancorp;

●
by a non-breaching party if the other party (1) breaches any representations or warranties contained in the Merger Agreement or (2) fails to perform or comply with any of the covenants or agreements contained in the Merger Agreement, in each case if such breach has not been cured within thirty days after notice from the terminating party and which breach would entitle the terminating party not to consummate the Mergers;

●
by either Brooklyn Bancorp or Investors Bancorp if the Mergers have not occurred on or before January 31, 2012, and such failure to complete such Mergers is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement;

●
if the shareholders of Brooklyn Bancorp do not approve the transactions contemplated in the Merger Agreement, at the meeting of shareholders called to approve such transactions, or any adjournment thereof;

●	if the members of Brooklyn MHC do not approve the transactions contemplated in the Merger Agreement, at the meeting of members called to approve such transactions, or any adjournment thereof;

●	by either party if any required governmental or regulatory approvals for consummation of the Mergers is not obtained;

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●
by Investors Bancorp if Brooklyn Bancorp received an acquisition proposal superior to the one contained in the Merger Agreement and the Brooklyn Bancorp Board of Directors enters into an acquisition agreement related to a superior proposal and terminates the Merger Agreement or failed to recommend that the shareholders of Brooklyn Bancorp approve the Merger Agreement or has withdrawn, modified or changed such recommendation in a manner which is adverse to Investors Bancorp.; or

●
by Brooklyn Bancorp, upon its determination to accept a superior proposal to acquire Brooklyn Bancorp, which superior proposal has been received and considered by Brooklyn Bancorp in compliance with the applicable terms of the Merger Agreement, and provided that Brooklyn Bancorp has satisfied the necessary notice obligations with respect to informing Investors Bancorp of such superior proposal and its determination to accept such proposal.

TERMINATION FEE

As a condition of Investors’ willingness, and in order to induce Investors to enter into the Merger Agreement, and to reimburse Investors Bancorp for incurring the costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, Brooklyn Bancorp agrees to pay Investors Bancorp a fee equal to approximately $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less certain reimbursable expenses paid by Brooklyn Federal Savings (the “Termination Fee”).  The Termination Fee will be paid within three business days after written demand for payment is made by Investors Bancorp, following the occurrence of either of the last two events described in the section immediately above under “TERMINATION” or if Brooklyn Bancorp enters into a definitive agreement with a third party within twelve months of: (i) a willful breach of any representation, warranty, covenant or agreement by any of Brooklyn MHC, Brooklyn Bancorp, or Brooklyn Federal Savings, or (ii) the failure of the shareholders of Brooklyn Bancorp to approve the Merger Agreement after the public disclosure or public awareness of a proposal for Brooklyn Bancorp to be acquired by a third party.

However, if the proposed settlement of the Shareholder Actions is approved by the appropriate court, the Termination Fee will be reduced to $300,000.   See “Legal Proceedings” on page 30.  However, there can be no assurances that settlement will be approved by the court and that the termination fee will be reduced.

FEES AND EXPENSES

Except as described above, Brooklyn Bancorp and Investors Bancorp will each pay its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE PUBLIC SHAREHOLDERS

This section summarizes certain United States federal income tax consequences to the Public Shareholders of their exchange of shares of Brooklyn Bancorp common stock for cash pursuant to the Mid-Tier Merger.  This section is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof.  Such laws or interpretations may be amended at any time, possibly with retroactive effect.  A ruling from the Internal Revenue Service regarding the Mergers will not be requested and no opinion of counsel will be rendered to Public Shareholders with respect to the Mid-Tier Merger.  The section does not address any state, local or foreign tax consequences and does not address estate or gift tax consequences.

The tax treatment of each Public Shareholder will depend in part upon his or her particular situation.  Special tax consequences not described in this Proxy Statement may be applicable to particular classes of taxpayers, including financial institutions, pension funds, mutual funds, broker-dealers, persons who are not citizens or residents of the United States or persons who are foreign corporations, foreign partnerships or foreign estates or trusts or persons who have received shares as compensation or otherwise in connection with the performance of services.

EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MID-TIER MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Treatment of the Mid-Tier Merger.  Generally the receipt of cash for shares of Brooklyn Bancorp common stock pursuant to the Mid-Tier Merger by Public Shareholders will be a taxable transaction for United States federal income tax purposes.

Capital Gain or Loss.  In general, each Public Shareholder will recognize a gain or loss equal to the difference between the amount of cash received and such shareholder's adjusted tax basis for the shares exchanged in the Mid-Tier Merger.  Such gain or loss will be a capital gain or loss (assuming that the shares are held as a capital asset) and any such capital gain or loss will be long term if, as of the Effective Time, the shares were held for more than one year or will be short term if the shares were held for one year or less.

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Withholding and Information Reporting. Unless a Public Shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations, such shareholder may be subject to backup withholding tax (currently 28%) with respect to any cash payments received as a result of the Mid-Tier Merger.

ACCOUNTING TREATMENT

In accordance with U.S. generally accepted accounting principles, the Mergers will be accounted for using the purchase method.  As a result, recorded assets and liabilities of Investors Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and  the assets and liabilities of Brooklyn Bancorp will be adjusted to fair value as of Effective Time.  In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired.  To the extent that the purchase price exceeds the fair value of the net assets including identifiable intangibles of Brooklyn Bancorp at the Effective Time, that amount will be reported as goodwill.  In accordance with FASB ASC 350, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be evaluated for impairment annually.  Identified intangibles will be amortized over their estimated lives.  To the extent that the fair value of the net assets including identifiable intangibles exceeds the purchase price of Brooklyn Bancorp at the Effective Time, that amount is considered a bargain purchase gain and will be reported as a one-time adjustment through consolidated income of Investors Bancorp.  Further, the purchase accounting method results in the operating results of Brooklyn Bancorp being included in the consolidated income of Investors Bancorp beginning from the date of merger consummation.

REGULATORY APPROVALS REQUIRED FOR COMPLETING THE MERGERS

General. Brooklyn Bancorp and Investors Bancorp have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the Mergers. This includes regulatory approvals by the FDIC, the Federal Reserve Board of Governors and the New Jersey Department of Banking and Insurance and non-objections by the Office of the Comptroller of the Currency and the Department of Justice.  Investors and Brooklyn have filed the applications necessary to obtain these regulatory approvals and non-objections.   Investors and Brooklyn have filed the applications necessary to obtain these regulatory approvals and non-objections.

The Mergers cannot be completed without such approvals and non-objections.  By letter dated October 25, 2011, the New Jersey Department of Banking and Insurance notified Investors that approval had been granted.  On October 17, 2011, the Federal Reserve Bank of New York approved the Mergers.  In addition, by letter dated October 27, 2011, the FDIC granted its approval of the Bank Merger.   While we do not know of any reason why non-objection would not be received from the Department of Justice in a timely manner, we cannot assure you that this non-objection will be received or what the timing may be or that such non-objection will not be subject to one or more conditions that affect the advisability of the Mergers.

We are not aware of any material governmental approvals or actions that are required prior to the Mergers other than those described herein.  We contemplate seeking any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending.  However, we cannot assure that we will obtain any such additional approvals or actions.

Federal Deposit Insurance Corporation.  The merger of Brooklyn Federal Savings into Investors Bank is subject to approval by the FDIC.  By letter dated October 27, 2011, the FDIC granted its approval of the Bank Merger.

The FDIC may not approve a transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest.  In addition, the FDIC considers the financial and managerial resources of the companies and their subsidiary institutions and the convenience and needs of the communities to be served.  Under the Community Reinvestment Act, the FDIC must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company.  Investors Bank has an “outstanding” Community Reinvestment Act of 1977, as amended (the “CRA”), rating and Brooklyn Federal Savings has a “satisfactory” CRA rating.  The FDIC also must consider the effectiveness of each company involved in the proposed transaction in combating money laundering activities.

Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Investors Bancorp and Investors Bank for approval and authorizes the FDIC to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. In addition, under federal law, a period of 30 days must expire following approval by the FDIC, within which period the Department of Justice may file objections to the Bank Merger under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of FDIC’s approval unless a court specifically orders otherwise.  In reviewing these transactions, the Department of Justice could analyze their effect on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the anti-competitive effects of these transactions.

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New Jersey Department of Banking and Insurance.  The Bank Merger is also subject to the prior approval of the New Jersey Department of Banking and Insurance under certain provisions of the New Jersey Banking Act of 1948.  Investors Bancorp filed an application with the New Jersey Department of Banking and Insurance on September 6, 2011 for approval of the Bank Merger.  Such approval has been received.  In determining whether to approve such application, the New Jersey Department of Banking and Insurance may consider, among other factors whether such merger will be in the public interest and whether Investors Bank, the surviving bank in the Bank Merger, has the minimum capital stock and surplus required under the New Jersey Banking Act of 1948.

            Federal Reserve Board of Governors.  The Mid-Tier Merger and MHC Merger are subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act (“BHCA”).  On October 17, 2011, the Federal Reserve Bank of New York granted its approval.  The BHCA requires the Federal Reserve Board, when approving a transaction such as the Mid-Tier Merger, or the MHC Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served.  In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.  In addition, under the CRA, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes the agency to permit interested parties to intervene in the proceedings.  If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Mergers.

Office of the Comptroller of the Currency.  A notice by Brooklyn Federal Savings to the Office of the Comptroller of the Currency is required pursuant to Sections 12 C.F.R. Sections 163.22(b)(1) and (h)(1). By letter, dated October 7, 2011, the Office of the Comptroller of the Currency acknowledged receipt of this notice without raising any objection on the Bank Merger.

DISSENTERS’ RIGHTS OF APPRAISAL

If shares of Brooklyn Bancorp common stock are not listed for trading on the NASDAQ stock market as of the date of the Special Meeting, then holders of Brooklyn Bancorp common stock will have dissenters’ rights of appraisal in accordance with Office of the Comptroller of the Currency regulation 12 C.F.R. Section 152.14.  In such event, shares of Brooklyn Bancorp common stock that are outstanding immediately prior to the Effective Time as to which the holders have properly demanded appraisal in accordance with such regulations, will not be converted into or represent the right to receive the Cash Merger Consideration. Any shareholder who wishes to exercise those rights should carefully follow the appraisal procedures, which are contained in the regulations included in APPENDIX D to this Proxy Statement.  Below is a summary of those procedures.

A dissenting shareholder electing to make a demand for an appraisal must:

●	not vote in favor of the Merger Agreement;

●	record his opposition to the Mid-Tier Merger at the time of the Special Meeting or within 20 days after the date of the meeting; and

●	demand payment for his or her shares.

Voting against the Merger Agreement will not by itself satisfy the requirement that a dissenter record his or her opposition to the Mid-Tier Merger.  Rather, in order to record opposition to the Mid-Tier Merger, a shareholder must provide a separate written notice to Brooklyn Bancorp.  Failure to vote against the Merger Agreement will not constitute a waiver of a shareholder’s right to dissent under the applicable regulations.  If the Mid-Tier Merger takes place, the shareholder may, within 60 days after the effective date of the merger and upon 10 days written notice to the combined company, petition the OTS for the appointment of an appraiser who will estimate and determine the value of the shareholder’s shares. Upon due appointment and the completion of the valuation, the appraiser will deliver to the combined company, and to the shareholder upon demand, a copy of the appraiser’s report.  All expenses incurred in determining the value of the shares will be payable by the combined company.  The combined company will pay the determined value set forth in the report and the shareholder will cease to be a shareholder of the combined company or to have any interest in the combined bank or combined company.  In exercising your dissenters’ rights, you should carefully follow the procedures detailed in APPENDIX D.  It is a condition to Investors Bancorp’s obligations under the Merger Agreement that the total number of shares of Brooklyn Bancorp common stock as to which the holders have exercised and not withdrawn their appraisal rights must not exceed 10% of the outstanding common shares of Brooklyn Bancorp not held by Brooklyn MHC, as of the record date for the Special Meeting.

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NASDAQ LISTING STATUS

As of the date of this Proxy Statement, Brooklyn Bancorp’s common stock is traded on the NASDAQ Capital Market.  However, Brooklyn Bancorp is currently not in compliance with NASDAQ Capital Market Listing Rule 5550(a)(2) related to the requirement of the NASDAQ Capital Market to maintain a minimum bid price of at least $1.00 per share (the “Capital Market Bid Price Rule”).  In addition, Brooklyn Bancorp has periodically failed to comply with several of the NASDAQ Stock Market continued listing rules as a result of a decline in its market value and a decline in its minimum bid price of its common stock, and delays in filing its 2010 annual report on Form 10-K and the quarterly reports on Form 10-Q for the first two quarters of fiscal year 2011, all as more fully discussed below.

Although Brooklyn Bancorp has managed to cure the other deficiencies referred to herein, on September 6, 2011, Brooklyn Bancorp was notified of its failure to comply with the Capital Market Bid Price Rule.  Nevertheless, Brooklyn Bancorp has a 180-day grace period under Rule 5810(c)(3)(A) to regain compliance with Rule 5550(a)(2) before its common stock would be subject to delisting under the rule.

If Brooklyn Bancorp were to become out of compliance with any NASDAQ continued listing requirement between the date of this Proxy Statement and the date of the Special Meeting that does not provide for a sufficient grace period, Brooklyn Bancorp’s common stock would be subject to delisting, which, if this occurred prior to the Special Meeting date, would result in the application of appraisal rights upon the consummation of the Mid-Tier Merger.  See “Dissenters Rights of Appraisal” above.  Below is a chronology of events related to Brooklyn Bancorp’s listing status.

●
On January 12, 2011, Brooklyn Bancorp was notified that it was not in compliance with NASDAQ Listing Rule 5250(c)(1) because Brooklyn Bancorp did not timely file its Annual Report on Form 10-K for the year ended September 30, 2010 and that Brooklyn Bancorp also had failed to comply with the NASDAQ Global Market’s minimum market value of publicly held shares of $5.0 million (the “Minimum Market Value Requirement”).  Brooklyn Bancorp had until March 14, 2011 to submit a plan to regain compliance with delinquent periodic reports (which requirement it met timely) and had until June 27, 2011 to regain compliance.  Brooklyn Bancorp had until July 11, 2011 to regain compliance with the Minimum Market Value Requirement.   Alternatively, Brooklyn Bancorp was permitted to apply to transfer its common stock to the NASDAQ Capital Market prior to July 11, 2011, which it did.

●
On February 15, 2011, Brooklyn Bancorp was notified that it was not in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.

●
On March 7, 2011, Brooklyn Bancorp was notified that it was not in compliance with the NASDAQ Listing Rule 5450(a)(1) because Brooklyn Bancorp did not maintain a minimum bid price of $1.00 per share for the requisite period of time (the “Global Market Bid Price Rule”).  Brooklyn Bancorp had until September 6, 2011 to regain compliance with the Global Market Bid Price Rule.

●
On June 28, 2011, was notified that it was not in compliance with the requirements for continued listing under NASDAQ listing Rule 5250(c)(1) (the “Timely Filer Rule”), which requires that NASDAQ listed companies file their required periodic reports with the SEC on a timely basis.   Brooklyn Bancorp filed the Form 10-K on June 27, 2011, but did not meet this deadline with respect to the Forms 10-Q described above.  NASDAQ indicated that, as a result of the failure to meet all of the terms of the extension, the listing of Brooklyn Bancorp’s common stock would be suspended at the opening of business on July 7, 2011.

●
Subsequently, on June 29, 2011, Brooklyn Bancorp filed the requisite Forms 10-Q with the SEC.  On June 30, 2011, Brooklyn Bancorp received a letter from NASDAQ indicating that its common stock would no longer be suspended from trading on July 7, 2011 and confirming that Brooklyn Bancorp had complied with the Timely Filer Rule and that the matter had been closed.

●	By letter dated July 13, 2011, Brooklyn Bancorp was informed by NASDAQ that it was back in compliance with the Global Market Bid Price Rule.

●	Effective July 15, 2011, at Brooklyn Bancorp’s request, its common stock was transferred to the NASDAQ Capital Market.

●	As indicated above, on September 6, 2011, Brooklyn Bancorp received a NASDAQ notification of its failure to comply with the Capital Market Bid Price Rule.

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THE BOARD OF DIRECTORS OF BROOKLYN BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MID-TIER MERGER.

OTHER MATTERS

The Board of Directors of Brooklyn Bancorp is not aware of any business to come before the Special Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act as directed by a majority of Brooklyn Bancorp’s Board of Directors, except for matters related to the conduct of the Special Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

SHAREHOLDER PROPOSALS

The Mergers are expected to be consummated prior to the 2012 annual meeting of our shareholders, in which case such annual meeting would not be convened.  However, if the Mergers are not consummated prior to the 2012 annual meeting of our shareholders, to be eligible for inclusion in the proxy materials for that meeting, any shareholder proposal to take action at such meeting must have been received at Brooklyn Federal Savings’ main office at 81 Court Street, Brooklyn, New York 11201, no later than September 24, 2011.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of Brooklyn Bancorp provide an advance notice procedure for certain business to be brought before an annual meeting.  In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to Kimberly E. Albaranes, Corporate Secretary, not less than five days prior to the date of the annual meeting.  No other proposal shall be acted upon at the annual meeting.  A shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with, Kimberly E. Albaranes, Corporate Secretary, at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

Our 2012 annual meeting of shareholders is expected to be held on February 21, 2012.  Accordingly, advance written notice of business to be brought before the 2012 annual meeting of shareholders must be made in writing and delivered to the Corporate Secretary, no later than February 16, 2012.

WHERE YOU CAN FIND MORE INFORMATION

Brooklyn Bancorp is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information filed by Brooklyn Bancorp with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Brooklyn Bancorp’s filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.  In addition, Brooklyn Bancorp maintains a website at www.brooklynbank.com, where you can request Brooklyn Bancorp’s annual report to shareholders and Brooklyn Bancorp’s quarterly reports for recent quarters. Copies of any of these documents are also available upon request by contacting Kimberly E. Albaranes, Corporate Secretary, Brooklyn Federal Bancorp, Inc., 81 Court Street, Brooklyn, New York 11201, or call (718) 855-8500.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly E. Albaranes
Corporate Secretary
Brooklyn, New York November 18, 2011	BY ORDER OF THE BOARD OF DIRECTORS

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APPENDIX A
MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

By and Among

INVESTORS SAVINGS BANK,

INVESTORS BANCORP, INC.,

INVESTORS BANCORP, MHC

And

BROOKLYN FEDERAL SAVINGS BANK,

BROOKLYN FEDERAL BANCORP, INC.,

BFS BANCORP, MHC

Dated as of August 16, 2011

ii

Exhibit A               Form of Merger Agreement For the Bank Merger
Exhibit B                Form of Merger Agreement For the MHC Merger
Exhibit C                Form of Voting Agreement

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 16, 2011, is by and between (i) Investors Savings Bank, a New Jersey savings bank (“Investors Bank”), Investors Bancorp, Inc., a Delaware corporation (“Investors Bancorp”), Investors Bancorp, MHC, a New Jersey mutual holding company (“Investors MHC”), and (ii) Brooklyn Federal Savings Bank, a Federal savings bank (“Brooklyn Federal Savings”), Brooklyn Federal Bancorp, Inc., a Federal corporation (“Brooklyn Bancorp”), and BFS Bancorp, MHC, a Federal mutual holding company (“Brooklyn MHC”). Each of Investors Bank, Investors Bancorp, Investors MHC, Brooklyn Federal Savings, Brooklyn Bancorp and Brooklyn MHC is sometimes individually referred to herein as a “party,” and Investors Bank, Investors Bancorp, Investors MHC, Brooklyn Federal Savings, Brooklyn Bancorp and Brooklyn MHC are collectively sometimes referred to as the “parties.”

RECITALS

1.           Investors MHC owns a majority of the issued and outstanding capital stock of Investors Bancorp, which owns all of the issued and outstanding capital stock of Investors Bank. Each of Investors Bank, Investors Bancorp and Investors MHC has its principal offices located in Short Hills, New Jersey.

2.           Brooklyn MHC owns a majority of the issued and outstanding capital stock of Brooklyn Bancorp, which owns all of the issued and outstanding capital stock of Brooklyn Federal Savings. Each of Brooklyn Federal Savings, Brooklyn Bancorp and Brooklyn MHC has its principal offices located in Brooklyn, New York.

3.           The Board of Directors of each Party deems it advisable and in its best interests, including with respect to Investors, the members of Investors MHC and the stockholders of Investors Bancorp, and with respect to the Brooklyn Federal Parties, the stockholders of Brooklyn Bancorp and the Brooklyn MHC Members, for Brooklyn MHC to merge with and into Investors MHC with Investors MHC as the surviving entity, for Brooklyn Bancorp to merge with and into Investors Bancorp (or a wholly-owned subsidiary of Investors Bancorp), with Investors Bancorp as the surviving entity, and for Brooklyn Federal Savings to merge with and into Investors Bank with Investors Bank as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement and the exhibits thereto.

4.           As a condition to the willingness of Investors to enter into this Agreement, each of the directors of Brooklyn Bancorp and Brooklyn MHC, and Brooklyn MHC itself, have entered into a Voting Agreement, substantially in the form of Exhibit C hereto, dated as of the date hereof, with Investors Bancorp (the “Voting Agreements”), pursuant to which each director  of Brooklyn Bancorp and Brooklyn MHC, as well as Brooklyn MHC itself, have agreed, among other things, to vote all shares of  Brooklyn Bancorp Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreements.

5.           The parties intend the Mergers to qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

6.           The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

7.           In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.01 Definitions

Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement, and any amendment or supplement hereto, which constitutes a “plan of merger” between the Investors Parties and the Brooklyn Federal Savings Parties.

“Applications” means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

“Assignment of Leases and Rents” means, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Mortgage Loan, assigning to the Mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or other disposition of all or a portion of such Mortgaged Property, in the form which such assignment or similar agreement was duly executed, acknowledged and delivered, as such document may be amended, modified, renewed or extended from time to time.

“Banking Act” means the New Jersey Banking Act of 1948, as amended.

“Bank Merger” means the merger of Brooklyn Federal Savings with and into Investors Bank with Investors Bank as the surviving entity.  The Bank Merger shall follow the MHC Merger and the Mid-Tier Merger.

“Bank Merger Act” means the Bank Merger Act, within the FDIA and applicable regulations thereunder.

“Bank Merger Effective Date” means the date that the certificate evidencing stockholder approval of the Bank Merger is filed with the Department or such other date as set forth in the certificate or as determined in accordance with applicable law.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Brooklyn Bancorp” means Brooklyn Federal Bancorp, Inc., a Federal corporation having its principal place of business located at 81 Court Street, Brooklyn, New York 11201.

“Brooklyn Bancorp Common Stock” means the common stock of Brooklyn Bancorp described in Section 3.02(a).

“Brooklyn Bancorp Compensation and Benefit Plan” has the meaning given to that term in Section 3.12 of this Agreement.

“Brooklyn Bancorp Option” means an option to purchase shares of Brooklyn Bancorp Common Stock granted pursuant to the Brooklyn Bancorp 2006 Stock-Based Incentive Plan.

“Brooklyn Bancorp Regulatory Agreement” has the meaning given to that term in Section 3.11(c) of this Agreement.

“Brooklyn Bancorp Restricted Share” means a share of Brooklyn Bancorp Common Stock granted as a Restricted Stock Award pursuant to the Brooklyn Bancorp 2006 Stock-Based Incentive Plan.

“Brooklyn Bancorp Shareholders Meeting” has the meaning given to that term in Section 7.01 of this Agreement.

“Brooklyn Bancorp Stock Incentive Plan” means the Brooklyn Bancorp 2006 Stock-Based Incentive Plan.

“Brooklyn Bancorp Stockholders Meeting” has the meaning given to that term in Section 7.02 of this Agreement.

“Brooklyn Disclosure Schedules” means the Disclosure Schedules delivered by Brooklyn to Investors pursuant to Article III of this Agreement.

“Brooklyn Federal Savings” means Brooklyn Federal Savings Bank, a federally chartered savings bank having its principal place of business located at 81 Court Street, Brooklyn, New York 11201.

“Brooklyn Federal Parties” means Brooklyn Federal Savings, Brooklyn Bancorp and Brooklyn MHC.

“Brooklyn Financials” means (i) the audited consolidated financial statements of Brooklyn Bancorp as of September 30, 2010 and 2009 and for the two years ended September 30, 2010, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Brooklyn Bancorp as of each calendar quarter following September 30, 2010, in each case as filed by Brooklyn Bancorp in its Securities Documents.

“Brooklyn MHC” means BFS Bancorp, MHC, a Federal mutual holding company having its principal place of business located at 81 Court Street, Brooklyn, New York 11201.

“Brooklyn MHC Members” means those depositors of Brooklyn Federal Savings who are members of Brooklyn MHC in accordance with the charter and bylaws of Brooklyn MHC and applicable regulations.

“Brooklyn MHC Members Meeting” has the meaning given to such term in Section 7.03(a) of this Agreement.

“Brooklyn Regulatory Reports” means the Thrift Financial Reports of Brooklyn Federal Savings and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended December 31, 2010, through the Closing Date, and all Annual, Quarterly and Current Reports filed with applicable Regulatory Authorities by Brooklyn Bancorp and Brooklyn MHC from December 31, 2010 through the Closing Date.

“Brooklyn Subsidiary” means any corporation, 50% or more of the capital stock of which is owned by Brooklyn Bancorp, either directly or indirectly through Brooklyn Federal Savings, and includes Brooklyn Federal Savings, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Brooklyn Federal Savings.

“Cash Merger Consideration” has the meaning given to such term in Section 2.04(c) of this Agreement.

“Certificate” shall mean certificates evidencing shares of Brooklyn Bancorp Common Stock held by Minority Shareholders.

“Closing Date” shall have the meaning given to such term in Section 2.03 of this Agreement.

“Commercial Loan Mortgage File” has the meaning given to that term in Section 3.15(e) of this Agreement.

“Commercial Real Estate Loan” means a mortgage loan or participation interest in such mortgage loan to the extent applicable, other than a one- to four-family mortgage loan or a home equity loan, in the loan portfolio of Brooklyn Federal Savings.

“Commercial Real Estate Loan Portfolio” means the Commercial Real Estate Loans listed on Brooklyn Disclosure Schedule 3.15(e).

“Commissioner” means the Commissioner of Banking and Insurance of the State of New Jersey, and includes the Department as appropriate.

“Confidentiality Agreement” has the meaning given to that term in Section 11.01 of this Agreement.

“CRE Personnel” has the meaning given to that term in Section 5.01(b)(xxvii).

“Department” means the New Jersey Department of Banking and Insurance.

“DGCL” means the Delaware General Corporation Law.

“Dissenters’ Shares” has the meaning given to that term in Section 2.04(d) of this Agreement.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning given to such term in Section 2.03 of this Agreement.

“Encumbrance” means, with respect to a Mortgaged Property, an encumbrance having arisen from and after the issuance date of the respective title insurance policy as a result of which the lien of the respective mortgage can be divested, subordinated or extinguished or its validity or priority impaired.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Exchange Agent” means the bank or trust company or other agent designated by Investors Bancorp, and reasonably acceptable to Brooklyn Bancorp, which shall act as agent for Investors Bancorp in connection with the exchange procedures for converting Certificates into the Cash Merger Consideration.

“Exchange Fund” has the meaning given to such term in Section 2.05 of this Agreement.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of New York.

“FRB” means the Board of Governors of the Federal Reserve System, and, where appropriate, either the Federal Reserve Bank of New York or Federal Reserve Bank of Philadelphia, as applicable.

“GAAP” means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” the Home Owners’ Loan Act.

“Investors” means the Investors Parties and/or any direct or indirect Subsidiary of such entities.

“Investors Bancorp” means Investors Bancorp, Inc., a Delaware corporation having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey 07078.

“Investors Bancorp Disclosure Schedules” means the Disclosure Schedules delivered by Investors to Brooklyn Federal Savings pursuant to Article III of this Agreement.

“Investors Bancorp Option” means an option to purchase Investors Bancorp Common Stock granted pursuant to the Investors Bancorp Stock Benefit Plan.

“Investors Bancorp Regulatory Agreement” has the meaning given to such term in Section 4.07(c) of this Agreement.

“Investors Bancorp Stock Benefit Plan” means the Investors Bancorp, Inc. 2006 Equity Incentive Plan.

“Investors Bank” means Investors Savings Bank, a New Jersey chartered, stock savings bank, having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey 07078.

“Investors MHC” means Investors Bancorp, MHC, a New Jersey chartered mutual holding company having its principal place of business located at 101 JFK Parkway, Short Hills, New Jersey.

“Investors Financials” means (i) the audited consolidated balance sheets of Investors Bancorp and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2010, the six-month period ended December 31, 2009, and for each of the years in the two-year period ended June 30, 2009, including the notes thereto; and (ii) the unaudited interim consolidated financial statements of Investors Bancorp as of each calendar quarter following December 31, 2010 included in Securities Documents filed by Investors Bancorp.

“Investors Parties” means Investors Bank, Investors Bancorp and Investors MHC.

“Investors Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Investors Bancorp, and includes Investors Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Investors Bank.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Knowledge” as used with respect to a Party (including references to such Party being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Party, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or Governmental Entity or any other material written notice received by that Party.

“Major Decision” means with respect to any Commercial Real Estate Loan: (i)  any acceleration of such Commercial Real Estate Loan (other than acceleration that is automatic by the terms of the loan documents), any determination to commence a foreclosure or other legal or judicial proceeding to enforce the terms of such Commercial Real Estate Loan or realize on the collateral therefor or any actual foreclosure upon or comparable conversion (which may include acquisitions of real estate owned) of the ownership of properties securing such Commercial Real Estate Loan; (ii) any modification, consent to a modification, forbearance or waiver of any term of such Commercial Real Estate Loan (including any short payoff or short sale) or any extension of the maturity date thereof; (iii) any sale or other disposition of such Commercial Real Estate Loan, including real estate owned that originated as a Commercial Real Estate Loan (“REO”); (iv) any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO property, except as required by law, court or administrative order; (v) any release of collateral or any acceptance of substitute or additional collateral for such Commercial Real Estate Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of such Commercial Real Estate Loan and for which there is no material lender discretion; (vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause or any consent to such a waiver or consent to a transfer of the related Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt; (vii) any property management company changes or franchise changes, in each case, if the lender is required to consent or approve under the Commercial Real Estate Loan documents; (viii) any release of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of such Commercial Real Estate Loan and for which there is no material lender discretion; (ix) any acceptance of an assumption agreement releasing a borrower from any liability under such Commercial Real Estate Loan other than pursuant to the specific terms thereof and for which there is no material lender discretion; (x) any release of the borrower, any guarantor or indemnitor from liability with respect to such Commercial Real Estate Loan or any modification to, waiver of any provision of, or release of, any guaranty or indemnity agreement; (xi)any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the loan documents and for which there is no material lender discretion; (xii) any incurrence of additional debt by the borrower or any Affiliate thereof, including the terms of any document evidencing or securing any such additional debt, preferred equity investment or mezzanine loan and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, except as expressly permitted by the loan documents and for which there is no material lender discretion; (xiii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower; (xiv) the settlement of any hazard insurance claim for a cash payment that will be applied to the principal amount of such Commercial Real Estate Loan if such repayment would not result in the payment in full of all amounts due and payable thereunder; (xv) the termination or modification of any ground lease or ground lessor estoppel agreement, except (other than in connection with REO) as expressly permitted by the loan documents and for which there is no material lender discretion; (xvi) any modification, waiver or amendment of, or consent under, any intercreditor, participation agreement or similar agreement relating to such Commercial Real Estate Loan; (xvii) any subordination of the related mortgage to any other interest in the Mortgaged Property; (xviii) any waiver of an obligation to contribute cash to a reserve or any waiver of a condition for disbursement of funds from a reserve; (xix) any determination to rebuild the Mortgaged Property after the occurrence of a casualty or condemnation (except as expressly permitted by the loan documents and for which there is no material lender discretion); (xx)any consent to a lease that covers more than 5% of the net rentable area  or amendment thereto or to any alteration to the extent lender consent is required under the terms of the loan documents; (xxi) commencing or settling any legal proceedings relating to such Commercial Real Estate Loan or the related borrower, or responding, without prior notice to Investors, to any such legal proceedings; and (xxii) force placing any insurance with respect to such Commercial Real Estate Loan.

“Material Adverse Effect” shall mean, with respect to an Investors Party or a Brooklyn Federal Party, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Investors MHC, Investors Bancorp and its Subsidiaries taken as a whole, or Brooklyn MHC, Brooklyn Bancorp and the Brooklyn Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of any of the Brooklyn Federal Parties, on the one hand, or the Investors Parties, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, and (e) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their Subsidiaries.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

“Members Proxy Statement” means the proxy statement, if any, together with any supplements thereto, transmitted by Brooklyn Federal Savings and/or Brooklyn MHC to the Brooklyn MHC Members in connection with any applicable membership vote that may be required by the OTS with respect to the transactions contemplated by this Agreement.

“Mergers” shall mean collectively the Bank Merger, the MHC Merger and the Mid-Tier Merger, and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.

“MHC Merger” means the merger of Brooklyn MHC with and into Investors MHC, with Investors MHC as the surviving entity.

“MHC Shares” has the meaning given to such term in Section 3.02(a) of this Agreement.

“Mid-Tier Effective Time” has the meaning given to such term in the Form of Merger Agreement for the MHC Merger.

“Mid-Tier Merger” means the merger of Brooklyn Bancorp with and into Investors Bancorp (or a wholly-owned subsidiary of Investors Bancorp) with Investors Bancorp as the surviving entity, which shall follow the MHC Merger.

“Minority Shareholders” shall mean those holders of Brooklyn Bancorp Common Stock other than Brooklyn MHC.

“Minority Shares” means those shares of Brooklyn Bancorp Common Stock other than those held by or on behalf of Brooklyn MHC.

“Mortgage” means, with respect to a Commercial Real Estate Loan, the mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property securing the Mortgage Note.

“Mortgage Loan” means, for purposes of Section 3.15(e) of this Agreement, a Commercial Real Estate Loan.

“Mortgage Loan Schedule” has the meaning given to such term in Section 3.15(e) of this Agreement.

“Mortgage Note” means, with respect a Commercial Real Estate Loan, the original executed note or other evidence of the Commercial Mortgage Loan indebtedness of a Mortgagor.

“Mortgaged Property” means, with respect to a Commercial Real Estate Loan, the real property securing repayment of the Mortgage Note, consisting of a fee simple estate or a leasehold estate in such real property.

“Mortgagee” means, with respect to a Commercial Real Estate Loan, the mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

“Mortgagor” means, with respect to a Commercial Real Estate Loan, the obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.”

“OCC” means the Office of the Comptroller of the Currency.

 “Order to Cease and Desist” means the Order to Cease and Desist issued by the OTS to, the issuance of which was consented by, each of the Brooklyn Federal Parties, which Order to Cease and Desist was effective as to each Brooklyn Federal Party as of March 31, 2011, as may be amended or superseded by a Consent Order with the OCC and any written agreement with the FRB.

 “OTS” means the Office of Thrift Supervision, and as to Brooklyn Federal Savings, shall include the OCC following the Transfer Date, as defined in the Dodd-Frank Act, and the transfer of authority from the OTS to the OCC pursuant to Section 312 of the Dodd-Frank Act, and as to Brooklyn Bancorp and Brooklyn MHC, shall include the FRB following the Transfer Date, as defined in the Dodd-Frank Act, and the transfer of authority from the OTS to the FRB as to savings and loan holding companies pursuant to Section 312 of the Dodd-Frank Act.

“Participation Facility” shall have the meaning given to such term in Section 3.14(a) of this Agreement.

“Participation Interest” shall have the meaning given to such term in Section 5.03(b) of this Agreement.

“Permitted Encumbrances” means, with respect to any Mortgage or Mortgaged Property related to a Mortgage Loan, (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy, none of which (individually or in the aggregate), materially interferes with the security intended to be provided by such Mortgage, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, and (d) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not  (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage.

“Person” means any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Regulations” means applicable regulations promulgated by the OTS, the FRB, the OCC or the Department with respect to the operations of the Brooklyn Parties or the Investors Parties.

“Regulatory Approvals” means the approval of any Regulatory Authority that is necessary in connection with the consummation of the Mergers and the related transactions contemplated by this Agreement.

“Regulatory Authority” or “Regulatory Authorities” means any agency or department of any Federal or state government having supervisory jurisdiction over the parties and the transactions contemplated by this Agreement, including without limitation the OTS, the OCC, the FDIC, the FRB and the Commissioner.

“REIT” means BFS REIT, Inc., an operating subsidiary of Brooklyn Federal Savings.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, dumping, disposing or depositing.

“Right” means any warrant, option, right, convertible security or other capital stock equivalent that obligates an entity to issue its securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

“Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

“Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Investors Bank or Brooklyn Federal Savings, as the case may be, in the ordinary course of their lending activities.

“Termination Date” means January 31, 2012.

“Treasury Stock” has the meaning given to that term in Section 2.04(b) of this Agreement.

“UCC Financing Statement” means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Voting Agreements” has the meaning given to that term in the Recitals.

ARTICLE II
THE MERGER AND RELATED MATTERS

Section 2.01  Effects of Merger; Surviving Entities.

The Mergers will be effected as follows:

(a)            The Bank Merger. Brooklyn Federal Savings shall merge with and into Investors Bank with Investors Bank as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit A hereto. The separate existence of Brooklyn Federal Savings shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn Federal Savings shall be transferred to and assumed by Investors Bank as the surviving entity in the Bank Merger, without further act or deed, all in accordance with the HOLA and the Bank Merger Act, and applicable Regulations, and if applicable the Banking Act.  As a result of the Bank Merger, each holder of a deposit account in Brooklyn Federal Savings as of the Merger Effective Date shall have the same rights and privileges in Investors Bank as if the deposit account had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Investors Bank as if such deposit account had been established at Investors Bank on the date established at Brooklyn Federal Savings, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form. The officers of Investors Bank immediately prior to the Effective Time shall be the initial officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

(b)            The MHC Merger. Brooklyn MHC shall merge with and into Investors MHC with Investors MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Brooklyn MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn MHC shall be transferred to and assumed by Investors MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and applicable Regulations.  As a result of the MHC Merger, each holder of a deposit account in Brooklyn Federal Savings as of the Merger Effective Date shall have the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank, and all deposit accounts established at Brooklyn Federal Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Investors MHC as if such deposit account had been established at Investors Bank on the date established at Brooklyn Federal Savings, including without limitation for purposes of any subscription rights in any future conversion of Investors MHC to stock form. The officers of Investors MHC immediately prior to the Effective Time shall be the initial officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

(c)            The Mid-Tier Merger. Brooklyn Bancorp shall merge with and into Investors Bancorp, or a to-be-formed, wholly owned subsidiary thereof, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity pursuant to this Agreement.  The separate existence of Brooklyn Bancorp shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Brooklyn Bancorp shall be transferred to and assumed by Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the DGCL and/or the HOLA, and applicable Regulations. The Certificate of Incorporation and Bylaws of Investors Bancorp as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving entity, until thereafter amended as provided therein and by applicable law. The directors of Investors Bancorp immediately prior to the Effective Time shall be the initial directors of the surviving entity, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the surviving entity.  The officers of Investors Bancorp immediately prior to the Effective Time shall be the initial officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

(d)            Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Investors Bancorp may, subject to the filing of all necessary applications and the receipt of all required Regulatory Approvals, modify the structure of the transactions described in this Section 2.01, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Brooklyn Bancorp or member of Brooklyn MHC as a result of such modification, (ii) such modification will not materially delay or jeopardize receipt of any required Regulatory Approvals required under Section 7.03, and (iii) the consideration to be paid to the holders of Brooklyn Bancorp Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount.

Section 2.02  Effect on Outstanding Shares of Investors Bancorp Common Stock.

At and after the Mid-Tier Merger Effective Time, each share of Investors Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of Investors Bancorp and shall not be affected by the Merger, and each share of Investors Bank Common Stock issued and outstanding immediately prior to the Mid-Tier Effective Time shall remain an issued and outstanding share of Common Stock of Investors Bank and shall not be affected by the Merger.

Section 2.03.  Closing; Effective Time.

The closing (“Closing”) shall occur on the date determined by Investors, in consultation with and upon no less than three (3) business days prior written notice to Brooklyn Bancorp, but in no event later than the close of business on the tenth business day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties.  The Mid-Tier Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State, and the filing of Articles of Combination with the Regulatory Authorities, on the day of the Closing (the “Closing Date”), in accordance with the DGCL and the HOLA.  The “Effective Time” means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

Section 2.04.  Conversion of Brooklyn Bancorp Common Stock; Mid-Tier Cash Merger Consideration.

At the Effective Time, by virtue of the Mid-Tier Merger and without any action on the part of Investors Bancorp, Brooklyn Bancorp or the holders of any of the shares of Brooklyn Bancorp Common Stock, the Mid-Tier Merger shall be effected in accordance with the following terms:

(a)           Each share of Investors Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Mid-Tier Merger.

(b)           All shares of Brooklyn Bancorp Common Stock held in the treasury of Brooklyn Bancorp (“Treasury Stock”) and each share of Brooklyn Bancorp Common Stock owned by Investors Bancorp immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefore.

(c)           Subject to the foregoing provisions of this Section 2.04, each share of Brooklyn Bancorp Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenters’ Shares) held by Minority Shareholders shall become and be converted into, as provided in and subject to the terms set forth in this Agreement, the right to receive a cash payment equal to eighty cents ($0.80) (the “Cash Merger Consideration”). Each share of Brooklyn Bancorp Common Stock issued and outstanding immediately prior to the Effective Time that is held by Brooklyn MHC shall be cancelled and converted into a number of shares of Investors Bancorp Common Stock as shall equal (x) $0.80 times the number of shares of Brooklyn Bancorp Common Stock held by Brooklyn MHC immediately prior to the Effective Time, divided by (y) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on NASDAQ stock market, for the twenty (20) consecutive trading days preceding the Closing Date (rounded down to the nearest whole share), which shares shall be issued to Investors MHC as a result of the MHC Merger.

(d)           If shares of Brooklyn Bancorp Common Stock are not listed for trading on the NASDAQ Market as of the date of the Brooklyn Bancorp Shareholders Meeting, then holders of Brooklyn Bancorp Common Stock shall have dissenters’ rights of appraisal in accordance with applicable Regulations and this Section 2.04(d). In such event, shares of Brooklyn Bancorp Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Mid-Tier Merger nor consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with applicable Regulations (collectively, the “Dissenters’ Shares”), shall not be converted into or represent the right to receive the Cash Merger Consideration.  Such stockholders instead shall be entitled to such rights as are granted by the applicable Regulations, except that all Dissenters’ Shares held by Brooklyn Bancorp stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their appraisal rights shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Cash Merger Consideration upon surrender, in the manner provided in this Article II, of the Certificate(s) that, immediately prior to the Effective Time, evidenced such shares.  Brooklyn Bancorp shall give Investors Bancorp (i) prompt notice of any written demands for appraisal rights, attempted withdrawals of demands for payment and any other instruments served pursuant to the applicable Regulations and received by Brooklyn Bancorp relating to Dissenters’ Shares, and (ii) the opportunity to participate in all negotiations and proceedings with respect to appraisal demands, consistent with the obligations of Brooklyn Bancorp thereunder.  Brooklyn Bancorp shall not, except with prior written consent of Investors Bancorp, (x) make any payment with respect to such demands, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written demand for appraisal rights or timely take any other action to perfect appraisal rights in accordance with Regulations.

(e)          After the Effective Time, shares of Brooklyn Bancorp Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and, except as to Dissenters’ Shares, shares held by Minority Shareholders shall thereafter by operation of this section represent the right to receive the Cash Merger Consideration.

Section 2.05  Procedures for Exchange of Brooklyn Bancorp Common Stock.

(a)          At or prior to the Effective Time, Investors Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the Minority Shareholders, for exchange in accordance with this Article II, an aggregate amount of cash equal to the aggregate amount of the Cash Merger Consideration payable pursuant to Section 2.04 of this Article II (such cash being hereinafter referred to as the “Exchange Fund”).

(b)           Investors Bancorp shall cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Cash Merger Consideration into which the Brooklyn Bancorp Common Stock represented by such Certificates shall have been converted as a result of the Mid-Tier Merger.  The letter of transmittal shall be subject to the approval of Brooklyn Bancorp (which shall not be unreasonably withheld, conditioned or delayed) and specify that delivery shall be affected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, a check representing the aggregate amount of Cash Merger Consideration which such former holder has the right to receive in respect of the Certificate(s) surrendered pursuant to the provisions of this Section 2.05, and the Certificate(s) so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on the Cash Merger Consideration.

(c)           The holder of a Certificate that prior to the Mid-Tier Merger represented issued and outstanding Brooklyn Bancorp Common Stock shall have no rights, after the Effective Time, with respect to such Brooklyn Bancorp Common Stock except to surrender the Certificate(s) in exchange for the Cash Merger Consideration as provided in this Agreement.  After the surrender of a Certificate in accordance with this Section 2.05, the record holder thereof shall be entitled to receive, without any interest thereon, the Cash Merger Consideration that has become payable with respect to shares of Brooklyn Bancorp Common Stock represented by such Certificate.

(d)           If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Cash Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e)           From and after the Effective Time, there shall be no transfers on the stock transfer books of Brooklyn Bancorp of the Brooklyn Bancorp Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Brooklyn Bancorp Common Stock that occurred prior to the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Cash Merger Consideration and canceled as provided in this Article II.

(f)            At any time following the twelve (12) month period after the Effective Time, Investors Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Investors Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Cash Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Investors Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Cash Merger Consideration delivered in respect of such Certificate to a public official pursuant to applicable abandoned property, escheat or other similar law.

(g)           In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Investors Bancorp, the posting by such person of a bond in such amount as Investors Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration deliverable in respect thereof.

(h)           Investors Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Brooklyn Bancorp Common Stock such amounts as Investors Bancorp (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by Investors Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Brooklyn Bancorp Common Stock in respect of whom such deduction and withholding were made by Investors Bancorp or the Exchange Agent.

Section 2.06.  Treatment of Brooklyn Bancorp Options and Restricted Stock.

At the Effective Time, each Brooklyn Bancorp Option will vest in full and then cease to represent an option to purchase Brooklyn Bancorp Common Stock and will be converted automatically into the right to receive an amount of cash equal to:  (i) $.001 multiplied by (ii) the number of shares of Brooklyn Bancorp Common Stock subject to said Brooklyn Bancorp Option.   At the Effective Time, each Brooklyn Bancorp Restricted Share will become fully vested, and will be exchanged for the Cash Merger Consideration.  Brooklyn Disclosure Schedule 2.06 sets forth each Brooklyn Bancorp Option and each Brooklyn Bancorp Restricted Share outstanding as of the date of this Agreement, which schedule includes the name of the individual grantee, the date of grant, the vesting schedule, and as to Brooklyn Bancorp Options, the exercise price and the expiration date. Brooklyn Bancorp shall take such steps as necessary to terminate the Brooklyn Bancorp Incentive Plan as of the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BROOKLYN PARTIES

Each of the Brooklyn Federal Parties represents and warrants to Investors that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Brooklyn Disclosure Schedules delivered to Investors on the date hereof, and except as to any representation or warranty which relates to a specific date. The Brooklyn Federal Parties have made a good faith effort to ensure that the disclosure on each schedule of the Brooklyn Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Brooklyn Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.  References to the Knowledge of Brooklyn Bancorp shall include the Knowledge of Brooklyn MHC and Brooklyn Federal Savings.

Section 3.01  Organization

(a)           Brooklyn MHC is a Federal mutual holding company organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Brooklyn MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Brooklyn MHC.  Brooklyn MHC has no assets, other than shares of Brooklyn Bancorp Common Stock, and has no liabilities.

(b)           Brooklyn Bancorp is a Federal corporation organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Brooklyn Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Brooklyn. Other than shares of capital stock of Brooklyn Federal Savings and the Subsidiaries of Brooklyn Federal Savings as identified on Brooklyn Disclosure Schedule 3.01(b) (collectively, the “Brooklyn Subsidiaries”), Brooklyn Bancorp does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

(c)           Brooklyn Federal Savings is a Federal savings bank organized and validly existing under the laws of the United States.  Except for its Subsidiaries that are identified as Brooklyn Subsidiaries, Brooklyn Federal Savings does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in its investment portfolio, and equity interests held by Brooklyn Federal Savings in a fiduciary capacity, and equity interests held in connection with its lending activities, including stock in the FHLB.  Brooklyn Federal Savings owns all of the outstanding shares of capital stock of each Subsidiary identified as a Brooklyn Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of the REIT, Brooklyn Federal Savings owns 100% of the common securities and less than 100% of the preferred securities.  The deposits of Brooklyn Federal Savings are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Brooklyn Federal Savings.

(d)           Brooklyn Federal Savings is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(e)           The respective minute books of Brooklyn MHC, Brooklyn Bancorp and Brooklyn Federal Savings accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

(f)           Prior to the date of this Agreement, Brooklyn has made available to Investors true and correct copies of the charters and bylaws of Brooklyn Federal Savings, Brooklyn Bancorp and Brooklyn MHC.

Section 3.02  Capitalization

(a)           The authorized capital stock of Brooklyn Bancorp consists of twenty million (20,000,000) shares of common stock, $0.01 par value (“Brooklyn Bancorp Common Stock”), and one million (1,000,000) shares of Preferred Stock, $0.01 par value (the “Brooklyn Preferred Stock”).  There are 12,882,607 shares of Brooklyn Bancorp Common Stock outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, including 9,257,500 shares of Brooklyn Bancorp Common Stock held by Brooklyn MHC (the “MHC Shares”). There are no shares of Brooklyn Bancorp Preferred Stock issued and outstanding. There are 601,603 shares of Brooklyn Bancorp Common Stock held by Brooklyn Bancorp as treasury stock. Except for Brooklyn Bancorp Options, neither Brooklyn Bancorp nor any Brooklyn Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Brooklyn Bancorp Common Stock, or any other security of Brooklyn Bancorp or any Brooklyn Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Brooklyn Bancorp Common Stock or any other security of Brooklyn Bancorp.

(b)           Brooklyn MHC owns the MHC Shares free and clear of any lien or encumbrance. Except for shares of Brooklyn Bancorp Common Stock (and any equity interests that may be attributed to Brooklyn MHC due to its ownership of Brooklyn Bancorp Common Stock), Brooklyn MHC does not possess, directly or indirectly, any equity interest in any corporation.

(c)           The authorized capital stock of Brooklyn Federal Savings consists of ten million (10,000,000) shares of common stock, $0.01 par value, and one million (1,000,000) shares of Preferred Stock, $0.01 par value.  There are 1,000 shares of Brooklyn Federal Savings common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Brooklyn Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

Section 3.03  Authority; No Violation

(a)           The Brooklyn Federal Parties have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Brooklyn Federal Parties and the completion by the Brooklyn Federal Parties of the transactions contemplated hereby have been duly and validly approved by the requisite vote of each Board of Directors of the Brooklyn Federal Parties and by Brooklyn Bancorp as the sole stockholder of Brooklyn Federal Savings, and, except for approval from the stockholders of Brooklyn Bancorp and if required from the Brooklyn MHC Members, no other proceedings on the part of the Brooklyn Federal Parties are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Brooklyn Federal Parties and, subject, if required, to the approval of the stockholders of Brooklyn Bancorp and if required the Brooklyn MHC Members and the receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of each of the Brooklyn Federal Parties, enforceable against each of the Brooklyn Federal Parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and as to Brooklyn Federal Savings, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

(b)           Subject to the receipt of approvals from the Regulatory Authorities and the compliance by the Brooklyn Federal Parties and Investors with any conditions contained therein,

  (A)           the execution and delivery of this Agreement by the Brooklyn Federal Parties,

  (B)           the consummation of the transactions contemplated hereby, and

  (C)             compliance by the Brooklyn Federal Parties with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the charters or bylaws of any of the Brooklyn Federal Parties or the certificate of incorporation of any Brooklyn Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Brooklyn Federal Parties or any of the properties or assets of the Brooklyn Federal Parties; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of any of the Brooklyn Federal Parties under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any Brooklyn Party is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on any or all of the Brooklyn Federal Parties.

(c)           The affirmative vote of the holders of a majority of the issued and outstanding shares of Brooklyn Bancorp Common Stock held by Minority Shareholders, as well as an affirmative vote of two-thirds of all of the issued and outstanding shares of Brooklyn Bancorp Common Stock, are the only votes of holders of any class of Brooklyn Bancorp’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

(d)           The board of directors of Brooklyn Bancorp, by resolution duly adopted by the requisite vote of the board of directors at a meeting duly called and held, has (x) determined that this Agreement, the Mid-Tier Merger and the other transactions contemplated hereby are fair to and in the best interests of Brooklyn Bancorp and its shareholders and declared the Mid-Tier Merger to be advisable, and (y) recommended that the shareholders of Brooklyn Bancorp approve this Agreement and directed that such matter be submitted for consideration by the Brooklyn Bancorp stockholders at the Brooklyn Bancorp Stockholders Meeting.

(e)           The board of directors of Brooklyn MHC, by resolution duly adopted by the requisite vote of the board of directors at a meeting duly called and held, has (x) determined that this Agreement, the MHC Merger and the other transactions contemplated hereby are fair to and in the best interests of Brooklyn MHC and its Members and declared the MHC Merger to be advisable, and (y) recommended that the Members of Brooklyn MHC approve the MHC Merger and directed that such matter be submitted for consideration by the Brooklyn MHC Members at the Brooklyn MHC Members Meeting, if required.

Section 3.04  Consents

Except for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Articles of Combination with the Regulatory Authorities, and such filings with the Department as required for the Bank Merger and the MHC Merger, (c) the filing with the SEC of (i) the Merger Proxy Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the filing with Regulatory Authorities of the Members Proxy Statement for any requisite vote of Brooklyn MHC members, and (e) the approval of this Agreement by the requisite vote of the shareholders of Brooklyn Bancorp, and if required by the Brooklyn MHC Members, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Brooklyn Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by the Brooklyn Federal Parties, and (y) the completion of the Mergers by the Brooklyn Federal Parties.  The Brooklyn Federal Parties have no reason to believe that any Regulatory Approvals or other required consents or approvals will not be received.

Section 3.05  Financial Statements and Securities Documents

(a)           The Annual Reports on Form 10-K for the fiscal years ended September 30, 2010 and September 30, 2009 filed with the SEC by Brooklyn Bancorp on the dates set forth in Disclosure Schedule 3.05, and all other reports, registration statements, definitive proxy statements or information statements filed by Brooklyn Bancorp subsequent to September 30, 2009 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC, in the form filed with the SEC as of the date filed or, if amended or supplemented as of the date amended or supplemented, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Brooklyn Bancorp Financial Statements included or incorporated by reference into any such filing (including the related notes and schedules thereto) have been prepared in accordance with GAAP, and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Brooklyn Bancorp and the Brooklyn Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

(b)           Brooklyn Bancorp has made available to Investors true, correct and complete copies of all written correspondence between the SEC and it and any of its subsidiaries occurring since September 30, 2009 and prior to the date hereof.  There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of Brooklyn Bancorp Securities Documents.  The books and records of Brooklyn Bancorp and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)           Except as set forth in Brooklyn Disclosure Schedule 3.05(c), Brooklyn Bancorp and each of its subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since September 30, 2008 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith.

(d)           Except as set forth in Brooklyn Disclosure Schedule 3.05(d), the records, systems, controls, data and information of Brooklyn Bancorp and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence.  Brooklyn Bancorp and its subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Brooklyn Bancorp has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and its subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act.

(e)           Brooklyn Bancorp has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors and in the Brooklyn Bancorp Securities Documents and the Brooklyn Disclosure Schedules  (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

(f)            Since September 30, 2008, (A) neither Brooklyn Bancorp nor any of its subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of it or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing it or any of its subsidiaries, whether or not employed by it or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

(g)           Since September 30, 2010, Brooklyn Bancorp and its subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

(h)           The allowance for loan losses reflected in Brooklyn Bancorp’s audited statement of condition at September 30, 2010 was, and the allowance for loan losses shown on the balance sheets in Brooklyn Bancorp’s Securities Documents for periods ending after September 30, 2010 will be, adequate, as of the dates thereof, under GAAP.

Section 3.06  Taxes

Brooklyn Bancorp and the Brooklyn Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). Each Brooklyn Federal Party and each Brooklyn Subsidiary has duly filed all federal, state and material local tax returns required to be filed by or with respect to it on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Brooklyn Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from it by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.   Except as set forth in Brooklyn Disclosure Schedule 3.06, as of the date of this Agreement, none of the Brooklyn Federal Parties has received written notice of, and to Knowledge of Brooklyn Bancorp there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of any Brooklyn Federal Party or any Brooklyn Subsidiary, and no written claim has been made by any authority in a jurisdiction where any Brooklyn Party or any Brooklyn Subsidiary does not file tax returns that a Brooklyn Federal Party or any Brooklyn Subsidiary is subject to taxation in that jurisdiction.  No Brooklyn Federal Party and no Brooklyn Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Each Brooklyn Federal Party and each Brooklyn Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and each Brooklyn Federal Party and each Brooklyn Subsidiary, to the Knowledge of Brooklyn Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

Section 3.07  No Material Adverse Effect.

Other than as disclosed in the Securities Documents filed by Brooklyn Bancorp on or before the date of this Agreement, Brooklyn Bancorp has not suffered any Material Adverse Effect since September 30, 2010 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Brooklyn Bancorp.

Section 3.08  Material Contracts; Leases; Defaults.

(a)           Except as set forth in Brooklyn Disclosure Schedule 3.08, neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees; (iii) any collective bargaining agreement with any labor union relating to employees; (iv) any agreement which by its terms limits the payment of dividends by Brooklyn Bancorp or any Brooklyn Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Brooklyn Bancorp or any Brooklyn Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Investors Bancorp or any Investors Bancorp Subsidiary; (vi) any other agreement, written or oral, that obligates Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the- shelf” software), or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Brooklyn Bancorp or any Brooklyn Subsidiary (it being understood that any non-compete or similar provision shall be deemed material, but any limitation on the scope of any license granted under any such agreement shall not be deemed material).

(b)          Each real estate lease that requires the consent of the lessor or its agent resulting from the Mergers by virtue of the terms of any such lease, is listed in Brooklyn Disclosure Schedule 3.08, identifying the section of the lease that contains such prohibition or restriction.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Brooklyn Bancorp nor any Brooklyn Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(c)           True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 3.08(a) and (b) (“Material Contracts”) have been made available to Investors Bancorp on or before the date hereof, and are in full force and effect on the date hereof and neither Brooklyn Bancorp nor any Brooklyn Subsidiary (nor, to the Knowledge of Brooklyn Bancorp, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any Material Contract.  Except as listed on Brooklyn Disclosure Schedule 3.08(c), no party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

(d)           Since September 30, 2009, through and including the date of this Agreement, except as publicly disclosed in the Securities Documents filed or furnished by Brooklyn Bancorp prior to the date hereof, neither Brooklyn Bancorp nor any Brooklyn Subsidiary has (i) except for (A) normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 2009 (which amounts have been previously made available to Investors Bancorp), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on Brooklyn Disclosure Schedule 3.08(d), as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of Brooklyn Bancorp Common Stock, or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under Brooklyn Bancorp Stock Incentive Plan, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income tax purposes, (v) made any material change in the credit policies or procedures of Brooklyn Bancorp or any of the Brooklyn Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $25,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of Brooklyn Bancorp or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

Section 3.09  Ownership of Property; Insurance Coverage.

(a)           Brooklyn Bancorp and each Brooklyn Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Brooklyn Bancorp or each Brooklyn Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Brooklyn Regulatory Reports and in the Brooklyn Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an Brooklyn Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Brooklyn Financials. Brooklyn Bancorp and the Brooklyn Bancorp Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Brooklyn Bancorp and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

(b)           With respect to all material agreements pursuant to which Brooklyn Bancorp or any Brooklyn Subsidiary has purchased securities subject to an agreement to resell, if any, Brooklyn Bancorp or such Brooklyn Subsidiary, as the case may be, has a lien or security interest (which to Brooklyn Bancorp’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c)           Brooklyn Bancorp and each Brooklyn Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations.  Neither Brooklyn Bancorp nor any Brooklyn Subsidiary, except as disclosed in Brooklyn Disclosure Schedule 3.09, has received notice from any insurance carrier during the past five years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Brooklyn Bancorp or any Brooklyn Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and within the last three years Brooklyn Bancorp and each Brooklyn Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Brooklyn Disclosure Schedule 3.09 identifies all material policies of insurance maintained by Brooklyn Bancorp and each Brooklyn Subsidiary as well as the other matters required to be disclosed under this Section.

Section 3.10  Legal Proceedings.

Except as set forth in Brooklyn Disclosure Schedule 3.10, neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary is a party to any, and there are no pending or, to the Knowledge of Brooklyn Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary, (ii) to which Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of any of the Brooklyn Federal Parties to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Brooklyn MHC or Brooklyn Bancorp.

Section 3.11  Compliance With Applicable Law.

(a)           Except as set forth in Brooklyn Disclosure Schedule 3.11(a), to Brooklyn Bancorp’s Knowledge, each of Brooklyn Bancorp and each Brooklyn Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Brooklyn Bancorp nor any Brooklyn Subsidiary has received any written notice to the contrary.  The Board of Directors of Brooklyn Federal Savings has adopted and Brooklyn Federal Savings has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b)           Each of Brooklyn MHC, Brooklyn Bancorp and each Brooklyn Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Brooklyn MHC or Brooklyn Bancorp; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects and, to the Knowledge of Brooklyn Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

(c)           Other than those listed on Brooklyn Disclosure Schedule 3.11(c), for the period beginning October 1, 2008, neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary has received any written notification or, to Brooklyn Bancorp’s Knowledge, any other communication from any Regulatory Authority (i) asserting that Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary; (iii) requiring, or threatening to require, Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary, or indicating that Brooklyn MHC, Bancorp or any Brooklyn Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Brooklyn Bancorp or any Brooklyn Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Brooklyn Bancorp or any Brooklyn Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Brooklyn Bancorp Regulatory Agreement”). Except as set forth on Brooklyn Disclosure Schedule 3.11(c), neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary has consented to or entered into any Brooklyn Bancorp Regulatory Agreement that is currently in effect or that was in effect since January 1, 2008.  The most recent regulatory rating given to Brooklyn Federal Savings as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

(d)           Since October 1, 2008, and except as set forth on Brooklyn Disclosure Schedule 3.11(d), Brooklyn Bancorp has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ.  Brooklyn Disclosure Schedule 3.11(d) sets forth, as of June 30, 2011, a schedule of all executive officers and directors of Brooklyn Bancorp who have outstanding loans from Brooklyn Bancorp or Brooklyn Federal Savings, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

(e)            Each Brooklyn Federal Party is in compliance in all material respects with the Order to Cease and Desist, except as set forth in Brooklyn Disclosure Schedule 3.11(e).

Section 3.12  Employee Benefit Plans.

(a)             Brooklyn Disclosure Schedule 3.12(a) includes a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other material benefit practices, policies and arrangements maintained by Brooklyn MHC, Brooklyn Bancorp or any Brooklyn Subsidiary in which any employee or former employee, consultant or former consultant or director or former director participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Brooklyn Bancorp Compensation and Benefit Plans”).  Neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary has any commitment to create any additional Brooklyn Bancorp Compensation and Benefit Plan or to materially modify, change or renew any existing Brooklyn Bancorp Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, Brooklyn Bancorp has made available to Investors Bancorp true and correct copies of the Brooklyn Bancorp Compensation and Benefit Plans.

(b)            To the Knowledge of Brooklyn Bancorp, and except as disclosed in Brooklyn Disclosure Schedule 3.12(b), each Brooklyn Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, Part G of Subtitle I of ERISA and Section 4980B of the Code (collectively, “COBRA”),the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full.  Each Brooklyn Bancorp Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor or a master or prototype plan, and Brooklyn Bancorp is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter.  There is no material pending or, to the Knowledge of Brooklyn Bancorp, threatened action, suit or claim relating to any of the Brooklyn Bancorp Compensation and Benefit Plans (other than routine claims for benefits).  Neither Brooklyn Bancorp nor any Brooklyn Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Brooklyn Bancorp Compensation and Benefit Plan that would reasonably be expected to subject Brooklyn Bancorp or any Brooklyn Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

(c)            No liability under Title IV of ERISA has been incurred by Brooklyn Bancorp or any Brooklyn Subsidiary with respect to any Brooklyn Bancorp Compensation and Benefit Plan which is subject to Title IV of ERISA (“Brooklyn Bancorp Pension Plan”) currently or formerly maintained by Brooklyn Bancorp or any entity which is considered one employer with Brooklyn Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “Brooklyn Bancorp ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Brooklyn Bancorp or any Brooklyn Bancorp ERISA Affiliate of incurring a liability under such Title.  No Brooklyn Bancorp Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Brooklyn Bancorp Pension Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such Brooklyn Bancorp Pension Plan as of the end of the most recent plan year with respect to the respective Brooklyn Bancorp Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Brooklyn Bancorp Pension Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby).  Neither Brooklyn Bancorp nor any Brooklyn Bancorp ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA.  Neither Brooklyn Bancorp, nor any Brooklyn Bancorp ERISA Affiliate, nor any Brooklyn Bancorp Compensation and Benefit Plan, including any Brooklyn Bancorp Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Brooklyn Bancorp, any Brooklyn Bancorp ERISA Affiliate, and any Brooklyn Bancorp Compensation and Benefit Plan, including any Brooklyn Bancorp Pension Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

(d)           All material contributions required to be made under the terms of any Brooklyn Bancorp Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Brooklyn Bancorp’s consolidated financial statements to the extent required by GAAP.  Brooklyn Bancorp and each Brooklyn Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Brooklyn Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

(e)           Neither Brooklyn Bancorp nor any Brooklyn Subsidiary has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any Brooklyn Bancorp Compensation and Benefit Plan, other than benefits mandated by COBRA.  There has been no communication to employees by Brooklyn Bancorp or any Brooklyn Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits, other than as set forth in Brooklyn Disclosure Schedule 3.12(e).

(f)           Brooklyn Bancorp and its Subsidiaries do not maintain any Brooklyn Bancorp Compensation and Benefit Plans covering employees who are not United States residents.

(g)           With respect to each Brooklyn Bancorp Compensation and Benefit Plan, if applicable, Brooklyn Bancorp has provided or made available to Investors Bancorp copies of the:  (A) plan documents, trust instruments and insurance contracts; (B) three most recent IRS Forms 5500; (C) three most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (H) PBGC Form 500 and 501 filings, along with the Notice of Intent to Terminate, ERISA Section 204(h) Notice, Notice of Plan Benefits, and all other documentation related to the termination of a Brooklyn Bancorp Pension Plan.

(h)           Except as provided in Brooklyn Disclosure Schedule 3.12(h) and in Section 2.06, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) entitle any employee or independent contractor to terminate any plan, agreement or arrangement without cause and continue to accrue future benefits thereunder, or result in the vesting or acceleration of any benefits under any Brooklyn Bancorp Compensation and Benefit Plan,  (C) result in any material increase in benefits payable under any Brooklyn Bancorp Compensation and Benefit Plan, or (D) entitle any current or former employee, director or independent contractor of Brooklyn Bancorp or any Brooklyn Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

(i)           Except as disclosed in Brooklyn Disclosure Schedule 3.12(i), neither Brooklyn Bancorp nor any Brooklyn Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(j)           Except as disclosed in Brooklyn Disclosure Schedule 3.12(j), all “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Section 409A of the Code) have (i) between January 1, 2005 and December 31, 2008, been operated in all material respects in good faith compliance with Section 409A of the Code and IRS Notice 2005-01 and (ii) since January 1, 2009 (or such later date permitted under applicable guidance), been in documentary compliance with Section 409A of the Code and IRS regulations and guidance thereunder.  All stock options and stock appreciation rights granted by Brooklyn Bancorp to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated guidance.

(k)          Except as disclosed in Brooklyn Disclosure Schedule 3.12(k), there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Brooklyn Bancorp Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

(l)           Brooklyn Disclosure Schedule 3.12(l) sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers, and employees whose annual rate of salary is $50,000 or greater, of Brooklyn Federal Savings or Brooklyn Bancorp, their title and rate of salary, and their date of hire.

Section 3.13  Brokers, Finders and Financial Advisors.

Neither Brooklyn MHC, Brooklyn Bancorp nor any Brooklyn Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O’Neill + Partners, LP (“Sandler O’Neill”) by Brooklyn Bancorp and the fee payable pursuant thereto.  A true and correct copy of the engagement agreement with Sandler O’Neill, setting forth the fee payable to Sandler O’Neill for its services rendered to the Brooklyn Parties in connection with the Mergers and transactions contemplated by this Agreement, is attached to Brooklyn Disclosure Schedule 3.13.

Section 3.14  Environmental Matters.

(a)          Except as may be set forth in Brooklyn Disclosure Schedule 3.14 and any Phase I Environmental Report identified therein, with respect to Brooklyn Bancorp and each Brooklyn Subsidiary:

(i)           To the Knowledge of Brooklyn Bancorp, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Brooklyn Bancorp or any Brooklyn Subsidiary.  To the Knowledge of Brooklyn Bancorp, no condition  exists or event has occurred with respect to any of Brooklyn Bancorp and each Brooklyn Subsidiary or any  owned or operated property that is reasonably likely to result in any material liability to Brooklyn Bancorp or any Brooklyn Subsidiary by reason of any Environmental Laws.  Neither Brooklyn Bancorp nor any Brooklyn Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Brooklyn Bancorp or any Brooklyn Subsidiary or the operation or condition of any property ever owned, operated by Brooklyn Bancorp or any Brooklyn Subsidiary (including Participation Facilities) are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Brooklyn Bancorp or any Brooklyn Subsidiary;

(ii)           There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Brooklyn Bancorp’s Knowledge, threatened, before any court, governmental agency or other forum against Brooklyn Bancorp or any Brooklyn Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or Release  into the environment of any Materials of Environmental Concern whether or not occurring at or on a site owned, leased or operated by Brooklyn Bancorp or any Brooklyn Subsidiary;

(iii)           To Brooklyn Bancorp’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Brooklyn Bancorp or any of the Brooklyn Bancorp Subsidiaries, and to Brooklyn Bancorp’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Brooklyn Bancorp or any of the Brooklyn Bancorp Subsidiaries or any Participation Facility except in compliance with Environmental Laws in all material respects; and

(iv) To the Knowledge of Brooklyn Bancorp, at the time of Closing, no condition exists on any property for which Brooklyn Bancorp holds a lien, that results or resulted in a material violation of Environmental Laws or creates a material liability under Environmental Law that is reasonably likely to impose a material liability (including a material remediation obligation) upon Brooklyn Bancorp or any Brooklyn Subsidiary; and

(b) “Participation Facility” means any facility in which Brooklyn Bancorp or its Subsidiaries participates in the management (as that term is defined under CERCLA), whether as a fiduciary, lender in control of the facility, owner or operator.

Section 3.15  Loan Portfolio.

(a)           The allowance for loan losses reflected in Brooklyn Bancorp’s audited consolidated balance sheet at September 30, 2010 was, and the allowance for loan losses shown on the balance sheets in Brooklyn Bancorp’s Securities Documents for periods ending after September 30, 2010 was or will be, adequate, as of the date thereof, under GAAP.

(b)           Brooklyn Disclosure Schedule 3.15(b) sets forth a listing, as of June 30, 2011, by account, of: (A) all loans (including loan participations) of Brooklyn Federal Savings or any other Brooklyn Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Brooklyn Federal Savings or any other Brooklyn Subsidiary which have been terminated by Brooklyn Federal Savings or any other Brooklyn Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) each borrower, customer or other party which has notified Brooklyn Federal Savings or any other Brooklyn Subsidiary during three years preceding the date of this Agreement, or has asserted against Brooklyn Federal Savings or any other Brooklyn Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Brooklyn Bancorp, each borrower, customer or other party which has given Brooklyn Federal Savings or any other Brooklyn Subsidiary any oral notification of, or orally asserted to or against Brooklyn Federal Savings or any other Brooklyn Subsidiary, any such claim; (D) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import) by Brooklyn Bancorp and any Brooklyn Subsidiary, or any applicable Regulatory Authority, (4) as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (6) where a specific reserve allocation exists in connection therewith or (7) that are required to be accounted for as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15; and  (E) all assets classified by Brooklyn Federal Savings or any Brooklyn Federal Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.  Brooklyn Disclosure Schedule 3.15(b) may exclude any individual loan with a principal outstanding balance of less than $25,000.

(c)           All loans receivable (including discounts) and accrued interest entered on the books of Brooklyn Bancorp and the Brooklyn Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Brooklyn Bancorp’s or the appropriate Brooklyn Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.  To the Knowledge of Brooklyn Bancorp, the loans, discounts and the accrued interest reflected on the books of Brooklyn Bancorp and the Brooklyn Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by Brooklyn Bancorp or the appropriate Brooklyn Subsidiary free and clear of any liens.

(d)           The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

(e)           Attached to Brooklyn Disclosure Schedule 3.15(e) is a schedule of information with respect to each Commercial Real Estate Loan, which schedule of information is true, complete and correct in all material respects (the “Mortgage Loan Schedule”). As to each Commercial Real Estate Loan: (i) Brooklyn Federal Savings has good and marketable title to, and is the sole owner of, each such loan or Participation Interest to the extent applicable;  Brooklyn Federal Savings has full right, power and authority to transfer and assign each such loan or Participation Interest to or at the direction of Investors Bancorp free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and Encumbrances;  (ii)  the Mortgage related to and delivered in connection with each such loan constitutes a valid and enforceable first or second priority lien upon the related Mortgaged Property, and there are no liens and/or Encumbrances that are pari passu with the lien of such Mortgage except for Permitted Encumbrances; such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Mortgagor which are material to the conduct in the ordinary course of the Mortgagor’s business on the related Mortgaged Property, except to the extent that the enforcement of such security interest may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), but such limitations or unenforceability will not render such loan documents invalid or a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided thereby; (iii) as to each such loan for which, as indicated in the Mortgage Loan Schedule, there exists an Assignment of Leases and Rents, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each such loan, the Assignment of Leases and Rents establishes and creates a valid, subsisting and enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein; and each assignor thereunder has the full right to assign the same; if an Assignment of Leases and Rents exists with respect to any such loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases and Rents, subject to applicable law, provides for, upon an event of default under the loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee; (iv)  neither the Brooklyn Federal Parties, nor, to the Knowledge of Brooklyn Bancorp, any other holder of the loan, has done, by act or omission, anything that would materially impair the coverage under the title insurance policy related to such loan; (v) there is no valid offset, defense, counter claim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter claim or right based on fraud in connection with the origination or servicing of the loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other loan documents; (vi) the Mortgaged Properties, including, all improvements upon each Mortgaged Property securing such loan are insured under a fire and extended perils insurance (or the equivalent) as required pursuant to the loan documents executed in connection with each such loan; the Mortgage Properties are insured for general liability; (vii) except for those loans identified on the Mortgage Loan Schedule as participation interests, no such loan contains any equity participation by the Mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest; (viii) except as identified on Brooklyn Disclosure Schedule 3.15(e), as of the date of origination and as of the Closing Date, to the Knowledge of Brooklyn Bancorp, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Mortgagor under any such loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the loan documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such loan, or the current principal use of the Mortgaged Property; (ix) all escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any such loan that were required to be delivered to the lender under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Brooklyn Federal Savings or its agents (which shall include any applicable servicer);  all such escrow deposits which are required for the administration and servicing of such loan are being conveyed hereunder to Investors Bancorp; (x) there are no delinquent taxes or assessments, water or sewer fees or other outstanding charges (including interest), affecting any Mortgaged Property securing any such loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges, fees, assessments or taxes, or if the appropriate amount of such taxes, assessments, fees or charges is being appealed or is otherwise in dispute, the unpaid taxes, assessments or charges are covered by an escrow of funds or other security sufficient to pay such tax, assessment or charge (for purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon); (xi) none of the Mortgaged Properties is subject to any (1) Encumbrances, other than a Permitted Encumbrance, or (2) monetary liens (including delinquent taxes, any judgments against the Mortgaged Property or the related Mortgagor or mechanic’s or similar liens to which the Mortgaged Property is subject) having priority over the lien of a respective Mortgage not insured against by each respective title insurance policy due to a monetary lien or an Encumbrance arising since the date the title insurance policy was issued up to and including the Closing Date or (3) undisclosed subordinate liens; and (xii) there are no material adverse environmental circumstances or conditions with respect to any Mortgaged Properties; there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to any Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;  (xiii) as of the Closing Date, the loan file with respect to each such loan shall include each document listed in Investors Bancorp Disclosure Schedule 3.15(e) (the “Commercial Loan Mortgage File”) and each such document shall be in the possession of Brooklyn Federal Savings; and (xiv) with respect to each Participation Interest, such Participation Interest and the servicing thereof are subject to the related participation agreement and participation certificate identified on Brooklyn Schedule 3.15(e) hereto, and are not subject to any other agreement or arrangement; Brooklyn Federal Savings has complied with all of its obligations under each participation agreement and participation certificate, has not received from any other participant in a Participation Interest a notice that Brooklyn Federal Savings has breached or is otherwise not complying with its obligations under a participation agreement and participation certificate and has not received notice, and is not otherwise aware, of any breach or noncompliance by another participant under a participation agreement.

Section 3.16  Securities Documents.

Brooklyn Bancorp has made available to Investors Bancorp copies of its (i) annual reports on Form 10-K for the years ended September 30, 2010, 2009 and 2008, (ii) quarterly reports on Form 10-Q for the quarters ended December 31, 2010 and March 31, 2011, and (iii) proxy materials used in connection with its meetings of shareholders held in 2010, 2009 and 2008. Such reports and proxy materials complied, as to form, at the time filed with the SEC or if amended, as of the amendment date, in all material respects, with the Securities Laws.

Section 3.17  Related Party Transactions.

Except as described in Brooklyn Bancorp’s Proxy Statement distributed in connection with the annual meeting of shareholders held in February 2010 (which has previously been provided to Investors Bancorp), or as set forth in Brooklyn Disclosure Schedule 3.17, neither Brooklyn Bancorp nor any Brooklyn Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Brooklyn Bancorp or any Brooklyn Subsidiary. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Item 404 of SEC Regulation S-K promulgated under the Securities Act and the Exchange Act). No loan or credit accommodation to any Affiliate of Brooklyn Bancorp or any Brooklyn Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended.  To the Knowledge of Brooklyn Bancorp, neither Brooklyn Bancorp nor any Brooklyn Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Brooklyn Bancorp is inappropriate.

Section 3.18  Deposits.

As of the date of this Agreement, none of the deposits of Brooklyn Federal Savings is a “brokered deposit” as defined in 12 CFR Section 337.6(a)(2).

Section 3.19  Required Votes.

The affirmative vote of two thirds of the issued and outstanding shares of Brooklyn Bancorp Common Stock, and the affirmative vote of a majority of the Minority Shares, are required to approve this Agreement and the Merger under Brooklyn Bancorp’s certificate of incorporation and applicable Regulations.  Unless otherwise required by the Regulatory Authorities, the affirmative vote of a majority of the Members present and voting, provided there is a Quorum, shall be required for approval of the MHC Merger.

Section 3.20  Registration Obligations.

Neither Brooklyn Bancorp nor any Brooklyn Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

Section 3.21  Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Brooklyn Bancorp’s own account, or for the account of one or more of Brooklyn Bancorp’s Subsidiaries or their customers (all of which are set forth in Brooklyn Disclosure Schedule 3.21), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Brooklyn Bancorp, with counterparties believed to be financially responsible at the time; and to Brooklyn Bancorp’s Knowledge each of them constitutes the valid and legally binding obligation of Brooklyn Bancorp or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither Brooklyn Bancorp nor any Brooklyn Subsidiary, nor to the Knowledge of Brooklyn Bancorp any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

Section 3.22  Fairness Opinion.

Brooklyn Bancorp has received a written opinion from Sandler O’Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Cash Merger Consideration to be received by the shareholders of Brooklyn Bancorp pursuant to this Agreement is fair to such shareholders from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.23  Trust Accounts.

Brooklyn Federal Savings and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations.  Neither Brooklyn Federal Savings nor any other Brooklyn Subsidiary, and to the Knowledge of Brooklyn Bancorp, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

Section 3.24  Intellectual Property.

Brooklyn Bancorp and each Brooklyn Subsidiary owns or, to Brooklyn Bancorp’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Brooklyn Bancorp’s or each of Brooklyn Bancorp’s Subsidiaries’ business, and neither Brooklyn Bancorp nor any Brooklyn Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others.  Brooklyn Bancorp and each Brooklyn Subsidiary has performed all the material obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.  To the Knowledge of Brooklyn Bancorp, the conduct of the business of Brooklyn Bancorp and each Brooklyn Subsidiary as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

Section 3.25  Labor Matters.

There are no labor or collective bargaining agreements to which Brooklyn Bancorp or any Brooklyn Subsidiary is a party.  To the Knowledge of Brooklyn Bancorp, there is no union organizing effort pending or to the Knowledge of Brooklyn Bancorp, threatened against Brooklyn Bancorp or any Brooklyn Subsidiary.  There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Brooklyn Bancorp, threatened against Brooklyn Bancorp or any Brooklyn Subsidiary.  There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Brooklyn Bancorp, threatened against Brooklyn Bancorp or any Brooklyn Subsidiary (other than routine employee grievances that are not related to union employees).  Brooklyn Bancorp and each Brooklyn Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

Section 3.26  Brooklyn Bancorp Information Supplied.

The information relating to Brooklyn Bancorp and any Brooklyn Subsidiary to be contained in the Merger Proxy Statement, or in any other document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The Merger Proxy Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Brooklyn Bancorp with respect to statements made or incorporated by reference therein based on information supplied by Investors Bancorp specifically for inclusion or incorporation by reference in the Merger Proxy Statement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTORS

Investors represent and warrant to Brooklyn Bancorp that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the Investors Bancorp Disclosure Schedules delivered by Investors Bancorp to Brooklyn Bancorp on the date hereof.  Investors Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Investors Bancorp Disclosure Schedule corresponds to the section referenced herein.  However, for purposes of the Investors Bancorp Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.  References to the Knowledge of Investors Bancorp shall include the Knowledge of Investors Bank and Investors MHC.

Section 4.01  Organization.

(a)           Investors MHC is a mutual holding company organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly registered as a bank holding company under the BHCA. Investors MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Investors MHC.

(b)           Investors Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA.  Investors Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Investors Bancorp.

(c)           Investors Bank is a savings bank duly organized and validly existing under the laws of the State of New Jersey.  The deposits of Investors Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  Investors Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(d)           Investors Bancorp Disclosure Schedule 4.01(d) sets forth each Investors Bancorp Subsidiary.  Each Investors Bancorp Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

(e)           The respective minute books of Investors Bancorp and each Investors Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

(f)           Prior to the date of this Agreement, Investors Bancorp has made available to Brooklyn Bancorp true and correct copies of the certificate of incorporation and bylaws of Investors Bancorp and Investors Bank and the Investors Bancorp Subsidiaries.

Section 4.02  Capitalization.

(a)           The authorized capital stock of Investors Bancorp consists of two hundred million (200,000,000) shares of common stock, $0.01 par value (“Investors Bancorp Common Stock”), and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value (the “Investors Bancorp Preferred Stock”).  There are 112,337,326  shares of Investors Bancorp Common Stock outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, including 64,844,373 shares of Investors Bancorp Common Stock held by Investors MHC (the “Investors MHC Shares”). There are no shares of Investors Bancorp Preferred Stock issued and outstanding. There are 5,682,954 shares of Investors Bancorp Common Stock held by Investors Bancorp as treasury stock. Except for Investors Bancorp Options, neither Investors Bancorp nor any Investors Bancorp Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Investors Bancorp Common Stock, or any other security of Investors Bancorp or any Investors Bancorp Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Investors Bancorp Common Stock or any other security of Investors Bancorp.

(b)           Investors MHC owns the Investors MHC Shares free and clear of any lien or encumbrance. Except for shares of Investors Bancorp Common Stock (and any equity interests that may be attributed to Investors MHC due to its ownership of Investors Bancorp Common Stock), Investors MHC does not possess, directly or indirectly, any equity interest in any corporation.

(c)           The authorized capital stock of Investors Bank consists of five million (5,000,000) shares of common stock, $2.00 par value, and no shares of preferred stock.  There are two hundred and fifty thousand (250,000) shares of Investors Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Investors Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

(d)           To the Knowledge of Investors Bancorp, and except as set forth in the Investors Bancorp proxy statement dated April 29, 2011, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Investors Bancorp Common Stock.

Section 4.03  Authority; No Violation.

(a)           The Investors Parties have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investors Parties and the completion by the Investors Parties of the transactions contemplated hereby have been duly and validly approved by the requisite vote of each Board of Directors of the Investors Parties and by Investors Bancorp as the sole stockholder of Investors Federal Savings, and, no other proceedings on the part of the Investors Parties are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Investors Parties and, subject to the approval of the stockholders of Brooklyn Bancorp and if required Brooklyn MHC Members and the receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of each of the Investors Parties, enforceable against each of the Investors Parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and as to Investors Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

(b)           Subject to the receipt of approvals from the Regulatory Authorities and the compliance by the Investors Parties and the Brooklyn Federal Parties with any conditions contained therein,

(A)          the execution and delivery of this Agreement by the Investors Parties,

(B)           the consummation of the transactions contemplated hereby, and

(C)           compliance by the Investors Parties with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the charters or bylaws of any of the Investors Parties or the certificate of incorporation of any Investors Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Investors Parties or any of the properties or assets of the Investors Parties; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of any of the Investors Parties under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any Investors Party is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Investors Bancorp.

Section 4.04  Consents.

Except for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Articles of Combination with the Regulatory Authorities, and such filings with the Department as required for the Bank Merger and the MHC Merger, (c) the filing with the SEC of (i) the Merger Proxy Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the filing with Regulatory Authorities of the Members Proxy Statement for any requisite vote of Brooklyn MHC members, and (e) the approval of this Agreement by the requisite vote of the shareholders of Brooklyn Bancorp, and if required by the Brooklyn MHC Members, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Investors Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by the Investors Parties, and (y) the completion of the Mergers by the Investors Parties.  The Investors Parties have no reason to believe that any Regulatory Approvals or other required consents or approvals will not be received.

Section 4.05  Financial Statements.

(a)           The Annual Reports on Form 10-K for the years ended December 31, 2010 and December 30, 2009 filed with the SEC by Investors Bancorp, and all other reports, registration statements, definitive proxy statements or information statements filed by Investors Bancorp subsequent to December 31, 2010 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC, in the form filed with the SEC as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Investors Bancorp Financial Statements included or incorporated by reference into any such filing (including the related notes and schedules thereto) have been prepared in accordance with GAAP, and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Investors Bancorp and the Investors Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

(b)           Investors Bancorp has made available to the Brooklyn Federal Parties true, correct and complete copies of all written correspondence between the SEC and it and any of its subsidiaries occurring since December 31, 2009 and prior to the date hereof.  There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of Investors Bancorp Securities Documents.  The books and records of Investors Bancorp and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)           Investors Bancorp and each of its Subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2008 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith.

(d)           The records, systems, controls, data and information of Investors Bancorp and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence.  Investors Bancorp and its subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Investors Bancorp has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and its subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act.

(e)           Investors Bancorp’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective.  Investors Bancorp has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors and in the Investors Bancorp Securities Documents and the Investors Bancorp Disclosure Schedules  (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

(f)           Since December 31, 2008, (A) neither Investors Bancorp nor any of its Subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of it or any of its subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing it or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

(g)           The allowance for loan losses reflected in Investors Bancorp’s audited statement of condition at December 31, 2010 was, and the allowance for loan losses shown on the balance sheets in Investors Bancorp’s Securities Documents for periods ending after December 31, 2010 will be, adequate, as of the dates thereof, under GAAP.

Section 4.06  Legal Proceedings.

Except as disclosed in Investors Bancorp Disclosure Schedule 4.06, neither Investors Bancorp nor any Investors Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Investors Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Investors Bancorp or any Investors Bancorp Subsidiary, (ii) to which Investors Bancorp or any Investors Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Investors Bancorp to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Investors Bancorp.

Section 4.07  Compliance With Applicable Law.

(a)           To the Knowledge of Investors Bancorp, each of Investors Bancorp and each Investors Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Investors Bancorp nor any Investors Bancorp Subsidiary has received any written notice to the contrary. The Board of Directors of Investors Bank has adopted and Investors Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b)           Each of Investors Bancorp and each Investors Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Investors Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

(c)           For the period beginning January 1, 2009, neither Investors Bancorp nor any Investors Bancorp Subsidiary has received any written notification or, to the Knowledge of Investors Bancorp, any other communication from any Regulatory Authority (i) asserting that Investors Bancorp or any Investors Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Investors Bancorp or Investors Bank, (iii) requiring or threatening to require Investors Bancorp or any Investors Bancorp Subsidiary, or indicating that Investors Bancorp or any Investors Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Investors Bancorp or any Investors Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Investors Bancorp or any Investors Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “Investors Bancorp Regulatory Agreement”). Neither Investors Bancorp nor any Investors Bancorp Subsidiary has consented to or entered into any currently effective Investors Bancorp Regulatory Agreement.  The most recent regulatory rating given to Investors Bank as to compliance with the CRA is satisfactory or better.

(d)           Since the enactment of the Sarbanes-Oxley Act, Investors Bancorp has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ.

Section 4.08  Investors Bancorp Common Stock.

The shares of Investors Bancorp Common Stock to be issued to Investors MHC pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.09. Availability of Funds.

Parent has and will have available to it at the Effective Time, sources of funds sufficient to pay the aggregate Cash Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 4.10  Investors Bancorp Information Supplied.

The information relating to Investors Bancorp and any Investors Bancorp Subsidiary to be contained in the Merger Proxy Statement, or in any other document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.  The Merger Proxy Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Investors Bancorp with respect to statements made or incorporated by reference therein based on information supplied by Brooklyn Bancorp specifically for inclusion or incorporation by reference in the Merger Proxy Statement.

Section 4.11 CRE Disposition.

Investors Bancorp is a party to a written agreement to dispose of all or substantially all of the Commercial Real Estate Loan Portfolio subsequent to the Effective Time.

ARTICLE V
COVENANTS OF THE BROOKLYN FEDERAL PARTIES

Section 5.01  Conduct of Business.

(a)           Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Investors Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, the Brooklyn Federal Parties will, and it will cause each Brooklyn Subsidiary to: operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, including without limitation, maintaining its servicing systems and operations necessary to continue the diligent servicing of the Commercial Real Estate Loan Portfolio in a prudent manner; and voluntarily take no action which would, or would be reasonably likely to, (i) materially adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement, or (iii) materially and adversely affect the value of, or the rights of the lender with respect to, any Commercial Real Estate Loan.

(b)          Negative Covenants.  Each of the Brooklyn Federal Parties agree that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement  set forth in Brooklyn Disclosure Schedule 5.01, or consented to by Investors Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed, except as to Sections 5.01(b)(xii), (xiii), (xx), (xxii), (xxiii), (xxiv) and (xxvii) below, which consent may be withheld in the discretion of Investors Bancorp), it will not, and it will cause each Brooklyn Subsidiary not to:

(i)            change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, or appoint a new director to its board of directors;

(ii)           change the number of authorized or issued shares of its capital stock, issue any shares of Brooklyn Bancorp Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Brooklyn Bancorp Stock Incentive Plan or any other equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that Brooklyn Bancorp may issue shares of Brooklyn Bancorp Common Stock upon the valid exercise, in accordance with the information set forth in Brooklyn Disclosure Schedule 2.06, of presently outstanding Brooklyn Bancorp Options issued under the Brooklyn Bancorp Stock Incentive Plan.

(iii)          enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except for any such contract or agreement that is for a term of twelve months or less or terminable at will without penalty, involves a cost of less than $10,000 and is otherwise in the ordinary course of business;

(iv)          make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(v)          grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on Brooklyn Disclosure Schedule 5.01(b)(v), and (ii) pay increases in the ordinary course of business consistent with past practice to non-officer employees. Neither Brooklyn Bancorp nor any Brooklyn Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that Brooklyn Bancorp or an Brooklyn Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(vi)          enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(vii)         merge or consolidate Brooklyn Bancorp or any Brooklyn Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Brooklyn Bancorp or any Brooklyn Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Brooklyn Bancorp, or any Brooklyn Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender any certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(viii)        sell or otherwise dispose of the capital stock of Brooklyn Bancorp or sell or otherwise dispose of any asset of Brooklyn Bancorp or of any Brooklyn Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Brooklyn Bancorp or of any Brooklyn Subsidiary to a lien, pledge, security interest or other encumbrance other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(ix)           voluntarily take any action which would result in any of the representations and warranties of Brooklyn Bancorp or Brooklyn Federal Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

(x)           change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Brooklyn Bancorp or Brooklyn Federal Savings;

(xi)           waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Brooklyn Bancorp or any Brooklyn Subsidiary is a party;

(xii)          purchase any equity securities, or purchase any securities other than securities (i) issued or guaranteed by the United States (“U.S.”) government, U.S. government agencies, or U.S. government sponsored entities, (ii) having a face amount of not more than $3,000,000, and (iii) with a weighted average life of not more than three (3) years assuming a 200 basis point increase in interest rates;

(xiii)         except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the Brooklyn Disclosure Schedule 5.01(b)(xiii), acquire (including a loan participation) or make any new loan or other credit facility commitment or renew any credit facility (including without limitation, lines of credit and letters of credit) for a mortgage loan, other than a one-to four-family mortgage loan in an amount not in excess of the conforming loan amount, provided the loan qualifies for sale to the secondary market pursuant to Fannie Mae or Freddie Mac guidelines; with respect to any Commercial Real Estate Loan that is a construction loan, make any advance unless evidence satisfactory to Investors is provided indicating that all conditions precedent to such advance under the related loan documents have been satisfied; or take any Major Decision with respect to a Commercial Real Estate Loan;

(xiv)         enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(xv)          enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(xvi)         except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(xvii)         make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by changes in applicable law or regulations, GAAP or by a Regulatory Authority;

(xviii)        except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any Brooklyn Bancorp Employee Plan;

(xix)          make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof (which are set forth in Brooklyn Disclosure Schedule 5.02(b)(xix)) and other than expenditures necessary to maintain existing assets in good repair;

(xx)           except as set forth in Brooklyn Disclosure Schedule 5.02(b)(xx) or as otherwise permitted by this Agreement, purchase or otherwise acquire, or sell or otherwise dispose of, any assets; or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(xxi)          undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Brooklyn Bancorp or Brooklyn Federal Savings of more than $25,000 annually, or containing any financial commitment extending beyond 24 months from the date hereof;

(xxii)         other than for matters involving or relating to any Commercial Real Estate Loan, pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, except, in consultation with Investors, with respect to any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material rights or claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(xxiii)        foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(xxiv)        purchase or sell any mortgage loan servicing rights;

(xxv)        issue any broadly distributed communication relating to the Mergers to employees (including general communications relating to benefits and compensation) without prior consultation with Investors Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Investors Bancorp (which shall not be unreasonably withheld) or issue any broadly distributed communication to customers relating to the Mergers without the prior approval of Investors Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Mergers or other transactions contemplated hereby;

(xxvi)  take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code or (2) take any action that is reasonably likely to result in (A) any of the conditions to the Mergers not being satisfied in a timely manner, (B) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation, or (C) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time;

(xxvii)      terminate, other than for cause, any Brooklyn Party employee as set forth on Investors Bancorp Disclosure Schedule 5.01(b)(xxvii) (the “CRE Personnel”); or

(xxviii)     agree to do any of the foregoing.

Section 5.02  Current Information.

(a)           During the period from the date of this Agreement to the Effective Time, Brooklyn Bancorp will cause one or more of its representatives to confer with representatives of Investors Bancorp and report the general status of its ongoing operations at such times as Investors Bancorp may reasonably request, provided that such representatives shall be subject to the Confidentiality Agreement.  Brooklyn Bancorp will promptly notify Investors Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Brooklyn Bancorp or any Brooklyn Subsidiary.  Without limiting the foregoing, senior officers of Investors Bancorp and Brooklyn Bancorp shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of Brooklyn Bancorp and its Subsidiaries, in accordance with applicable law, and Brooklyn Bancorp shall give due consideration to Investors Bancorp’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Investors Bancorp nor any Investors Bancorp Subsidiary shall under any circumstance be permitted to exercise control of Brooklyn Bancorp or any Brooklyn Subsidiary prior to the Effective Time.  In addition, consistent with the Confidentiality Agreement Investors Bancorp and its designees may at any time during normal business hours prior to the Closing Date and upon reasonable advance-notice, communicate with the CRE Personnel and any other persons responsible for managing and servicing the Commercial Real Estate Loan Portfolio with respect to the Commercial Real Estate Loan Portfolio and the performance of the servicing activities related thereto.  For the sake of clarity, prior to the Effective Time, such CRE Personnel shall be under the supervision and control of Brooklyn Bancorp or a Brooklyn Subsidiary.

(b)           Brooklyn Federal Savings and Investors Bank shall meet on a regular basis to discuss and plan for the conversion of Brooklyn Federal Savings’ data processing and related electronic informational systems to those used by Investors Bank, which planning shall include, but not be limited to, discussion of the possible termination by Brooklyn Federal Savings of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Brooklyn Federal Savings in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Brooklyn Federal Savings shall not be obligated to take any such action prior to the Effective Time and, unless Brooklyn Federal Savings otherwise agrees, no conversion shall take place prior to the Effective Time.  In the event that Brooklyn Federal Savings takes, at the request of Investors Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Investors Bank shall indemnify Brooklyn Federal Savings for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by Brooklyn Bancorp, or a termination of this Agreement under Section 10.01(g) or 10.01(h).

(c)           Brooklyn Federal Savings shall provide Investors Bank, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans.  On a monthly basis, Brooklyn Bancorp shall provide Investors Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.  Brooklyn Bancorp shall provide Investors Bancorp and its designees within five (5) days of the end of each month, a servicing report, in a form agreed to between Brooklyn Bancorp and Investors Bancorp, with respect to the Commercial Real Estate Loan Portfolio.

(d)           Brooklyn Bancorp shall promptly inform Investors Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Brooklyn Bancorp or any Brooklyn Subsidiary under any labor or employment law.

(e)           Brooklyn Bancorp shall inform Investors Bancorp and its designees immediately upon, but in no event later than five (5) days after, receiving notice that any CRE Personnel intends to voluntarily terminate employment with Brooklyn Federal.  Until the Closing Date, and for so long as the CRE Personnel are employed by Brooklyn Federal, such CRE Personnel shall continue to be responsible for servicing the Commercial Real Estate Loan Portfolio.  Moreover, with advanced-notice to and in consultation with Brooklyn Federal, Investors Bancorp and its designees shall have the right, in its sole discretion, to contact any CRE Personnel to negotiate compensation arrangements for such CRE Personnel.

(f)           Brooklyn Federal shall promptly deliver to Investors Bancorp and its designees copies of all notices, pleadings and other documentation received by the Brooklyn Federal Parties with respect to legal proceedings relating to any Commercial Real Estate Loan or the related borrower.

Section 5.03  Access to Properties and Records.

(a)           Subject to Section 11.01 hereof, Brooklyn Bancorp shall permit Investors Bancorp and its designated agents (who agree to be bound by the terms of the Confidentiality Agreement) reasonable access during normal business hours upon reasonable notice to its properties and those of the Brooklyn Bancorp Subsidiaries, and shall disclose and make available to Investors Bancorp and its designees during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Brooklyn Bancorp reasonably determines should be treated as confidential) and shareholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any Regulatory Authority, litigation files, plans affecting employees, and any other business activities or prospects in which Investors Bancorp may have a reasonable interest, and shall allow Investors Bancorp and its designees to communicate with the CRE Personnel and any other persons responsible for managing and servicing the Commercial Real Estate Loans and the performance of the servicing activities related thereto; provided, however, that Brooklyn Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Brooklyn Bancorp shall provide and shall request its auditors to provide Investors Bancorp with such historical financial information regarding it (and related audit reports and consents) as Investors Bancorp may reasonably request for securities disclosure purposes.  Investors Bancorp shall use commercially reasonable efforts to minimize any interference with Brooklyn Bancorp’s regular business operations during any such access to Brooklyn Bancorp’s property, books and records. Without limiting the foregoing, Brooklyn Federal Savings shall allow Investors Bancorp or its designees, within five (5) business days of the date of this Agreement, to commence an inventory of the loan files with respect to the Commercial Loan Portfolio to determine which documents to be included in the Commercial Loan Mortgage File are in possession of Brooklyn Federal Savings and which documents need to be obtained, and such inventory may be updated from time to time prior to the Closing Date, and for each Commercial Real Estate Loan, Brooklyn Bancorp and Brooklyn Federal Savings shall not permit any documents to be missing from the Commercial Loan Mortgage File that existed as of the date above-referenced inventory was completed and from and after such dates, permit any changes or altercations to the Commercial Loan Mortgage File without the prior written consent of Investors Bancorp and its designees.  The expenses of such inventory (not to exceed $50,000) shall be reimbursed by Brooklyn Federal Savings, subject to the receipt of any required regulatory approval. Brooklyn Bancorp shall permit Investors Bancorp, at its expense, to cause a “phase I environmental audit” and a “phase II environmental audit” to be performed at each Branch at any time prior to the Closing Date; provided, however, that Investors Bancorp shall have the right to conduct a “phase II environmental audit” prior to the Closing only to the extent that a “phase II environmental audit” is within the scope of additional testing recommended by the “phase I environmental audit” to be performed as a result of a “Recognized Environmental Condition” (as such term is defined by The American Society for Testing Materials) that was discovered in the “phase I environmental audit” and provided that as to any “phase II environmental audits” performed at a Branch which Brooklyn Federal Savings leases, the landlord pursuant to the applicable lease has consented to such “phase II environmental audit” if such consent is necessary pursuant to the lease.  Brooklyn Federal Savings will use its commercially reasonable efforts (at no cost to Brooklyn Federal Savings) to obtain such landlord consent.  Prior to performing any “phase II environmental audits,” Investors Bancorp will provide Brooklyn Bancorp with a copy of its proposed work plan and Investors Bancorp will cooperate in good faith with Brooklyn Bancorp to address any comments or suggestions made by Brooklyn Bancorp regarding the work plan. Investors Bancorp and its environmental consultant shall conduct all environmental assessments pursuant to this Section at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Brooklyn Bancorp’s operation of its business, and Investors Bancorp shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Investors Bancorp shall be required to restore each Owned Real Property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any “phase I environmental audit” and any “phase II environmental audit,” and any restoration and clean up, shall be borne solely by Investors Bancorp.

(b)           Brooklyn Bancorp and Brooklyn Federal Savings shall consult with and keep Investors Bancorp informed as to matters related to the ongoing management of the Brooklyn Federal Savings Commercial Real Estate Loan portfolio.  Brooklyn Federal Savings shall fully cooperate with Investors Bank in order to obtain all consents necessary so that Investors Bank may transfer, following consummation of the Mergers, any Commercial Real Estate Loan and related servicing agreements in which Brooklyn Federal Savings has a participation interest (whether as lead participant or otherwise) (a “Participation Interest”).

Section 5.04  Financial and Other Statements.

(a)           Promptly upon receipt thereof, Brooklyn Bancorp will furnish to Investors Bancorp copies of each annual, interim or special audit of the books of Brooklyn Bancorp and the Brooklyn Bancorp Subsidiaries made by its independent auditors and copies of all internal control reports submitted to Brooklyn Bancorp by such auditors in connection with each annual, interim or special audit of the books of Brooklyn Bancorp and the Brooklyn Bancorp Subsidiaries made by such auditors.

(b)           As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Brooklyn Bancorp will deliver to Investors Bancorp the Securities Documents filed by it with the SEC under the Securities Laws.  Brooklyn Bancorp will furnish to Investors Bancorp copies of all documents, statements and reports as it or any Brooklyn Subsidiary shall send to its shareholders, the FDIC, the OTS, or any other regulatory authority, except as legally prohibited thereby.  Within 25 days after the end of each month, Brooklyn Bancorp will deliver to Investors Bancorp a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

(c)           Brooklyn Bancorp will advise Investors Bancorp promptly of the receipt of any examination report of any Regulatory Authority with respect to the condition or activities of Brooklyn Bancorp or any of the Brooklyn Bancorp Subsidiaries.

(d)           With reasonable promptness, Brooklyn Bancorp will furnish to Investors Bancorp such additional financial data that Brooklyn Bancorp possesses and as Investors Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

Section 5.05  Maintenance of Insurance.

Brooklyn Bancorp shall maintain, and cause each Brooklyn Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business.

Section 5.06  Disclosure Supplements.

From time to time prior to the Effective Time, Brooklyn Bancorp will promptly supplement or amend the Brooklyn Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Brooklyn Disclosure Schedule or which is necessary to correct any information in such Brooklyn Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Brooklyn Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

Section 5.07  Consents and Approvals of Third Parties.

Brooklyn Bancorp shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 5.08  Reasonable Best Efforts.

Subject to the terms and conditions herein provided, Brooklyn Bancorp agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  Additionally, the Brooklyn Federal Parties shall use their best efforts, in coordination with the Investors Parties, to obtain any required third party consents to transfer Commercial Real Estate Loans that have participation interests held by Brooklyn Federal Savings and/or the servicing rights related thereto, in connection with Investors’ agreement to dispose of all or substantially all of the Commercial Real Estate Loan Portfolio subsequent to the Effective Time.

Section 5.09  Failure to Fulfill Conditions.

In the event that Brooklyn Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Investors Bancorp.

Section 5.10  No Solicitation.

(a)           Brooklyn Bancorp shall not, and shall cause the Brooklyn Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Investors Bancorp) any information or data with respect to Brooklyn Bancorp or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Brooklyn Bancorp is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by Brooklyn Bancorp or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of Brooklyn Bancorp or otherwise, shall be deemed to be a breach of this Agreement by Brooklyn Bancorp. Brooklyn Bancorp and its Subsidiaries shall, and shall cause each of Brooklyn Bancorp Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Investors Bancorp), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Brooklyn Bancorp or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Brooklyn Bancorp or any of its Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of Brooklyn Bancorp and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Brooklyn Bancorp or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Brooklyn Bancorp or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b)           Notwithstanding Section 5.10(a), Brooklyn Bancorp may take any of the actions described in clause (ii) of Section 5.10(a) if, but only if, (i) Brooklyn Bancorp has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.10; (ii) the Brooklyn Bancorp Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (iii) Brooklyn Bancorp has provided Investors Bancorp with at least one (1) Business Day’s prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Brooklyn Bancorp or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, Brooklyn Bancorp receives from such Person a confidentiality agreement with terms no less favorable to Brooklyn Bancorp than those contained in the Confidentiality Agreement. Brooklyn Bancorp shall promptly provide to Investors Bancorp any non-public information regarding Brooklyn Bancorp or its Subsidiaries provided to any other Person that was not previously provided to Investors Bancorp, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Brooklyn Bancorp Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Brooklyn Bancorp Common Stock or all, or substantially all, of the assets of Brooklyn Bancorp and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Brooklyn Bancorp Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to Brooklyn Bancorp’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to Brooklyn Bancorp’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c)           Brooklyn Bancorp shall promptly (and in any event within twenty-four (24) hours) notify Investors Bancorp in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Brooklyn Bancorp or any Brooklyn Bancorp Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. Brooklyn Bancorp agrees that it shall keep Investors Bancorp informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)           Neither the Brooklyn Bancorp Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Investors Bancorp in connection with the transactions contemplated by this Agreement (including the Mergers), the Brooklyn Bancorp Recommendation (as defined in Section 7.01), or make any statement, filing or release, in connection with Brooklyn Bancorp Shareholders Meeting or otherwise, inconsistent with the Brooklyn Bancorp Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Brooklyn Bancorp Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Brooklyn Bancorp or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.10(b)) or (B) requiring Brooklyn Bancorp to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by this Agreement.

(e)           Notwithstanding Section 5.10(d), prior to the date of Brooklyn Bancorp Shareholders Meeting, the Brooklyn Bancorp Board may approve or recommend to the shareholders of Brooklyn Bancorp a Superior Proposal and withdraw, qualify or modify the Brooklyn Bancorp Recommendation in connection therewith (a “Brooklyn Bancorp Subsequent Determination”) after the third (3rd) Business Day following Investors Bancorp’s receipt of a notice (the “Notice of Superior Proposal”) from Brooklyn Bancorp advising Investors Bancorp that the Brooklyn Bancorp Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.10) constitutes a Superior Proposal (it being understood that Brooklyn Bancorp shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Brooklyn Bancorp proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the Brooklyn Bancorp Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties to Brooklyn Bancorp’s shareholders under applicable law, and (ii) at the end of such three (3) Business Day period or the two (2) Business Day Period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Investors Bancorp since its receipt of such Notice of Superior Proposal (provided, however, that Investors Bancorp shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), Brooklyn Bancorp Board has again in good faith made the determination (A) in clause (i) of this Section 5.10(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Brooklyn Bancorp Recommendation or the making of a Brooklyn Bancorp Subsequent Determination by the Brooklyn Bancorp Board shall not change the approval of the Brooklyn Bancorp Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Brooklyn Bancorp Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f)           Nothing contained in this Section 5.10 shall prohibit Brooklyn Bancorp or the Brooklyn Bancorp Board from complying with Brooklyn Bancorp’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in Brooklyn Bancorp Recommendation unless Brooklyn Bancorp Board reaffirms Brooklyn Bancorp Recommendation in such disclosure.

Section 5.11  Reserves and Merger-Related Costs.

Brooklyn Bancorp agrees to consult with Investors Bancorp with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves).  Investors Bancorp and Brooklyn Bancorp shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Investors Bancorp shall reasonably request and which are not inconsistent with GAAP, provided that (i) no such actions need be effected until Investors Bancorp shall have irrevocably certified to Brooklyn Bancorp that all conditions set forth in Article VIII to the obligation of Investors Bancorp to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived, and (ii) the effect of any such actions shall not be included in calculating Brooklyn Bancorp Delinquent Loans.

Section 5.12  Board of Directors and Committee Meetings.

Brooklyn Bancorp and Brooklyn Federal Savings shall permit representatives of Investors Bancorp (no more than two) to attend any meeting of the Board of Directors of Brooklyn Bancorp and/or Brooklyn Federal Savings or the Executive and Loan Committees thereof as an observer, subject to the Confidentiality Agreement, provided that neither Brooklyn Bancorp nor Brooklyn Federal Savings shall be required to permit the Investors Bancorp representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of Brooklyn Bancorp or Brooklyn Federal Savings or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to Investors Bancorp’s participation. Investors Bancorp shall bear all legal and financial responsibility for ensuring that observer rights shall not constitute control of Brooklyn Bancorp or Brooklyn Federal Savings under applicable laws.

Section 5.13  Voting of MHC Shares; Brooklyn MHC Members Meeting

Brooklyn MHC shall vote the MHC Shares in favor of the Mid-Tier Merger, and if required, Brooklyn MHC shall submit this Agreement and/or the MHC Merger contemplated herein to the Brooklyn MHC Members for approval, and the Board of Directors of Brooklyn MHC shall recommend approval of this Agreement to the Brooklyn MHC Members.

Section 5.14 REIT Matters.

Each of the Brooklyn Parties will take all necessary actions to enable the REIT to merge or liquidate into Brooklyn Federal Savings at Closing.

ARTICLE VI
COVENANTS OF INVESTORS BANCORP

Section 6.01  Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of Brooklyn Bancorp, which consent will not be unreasonably withheld, Investors Bancorp will, and it will cause each Investors Bancorp Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would, or would be reasonably likely to: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby, or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article VIII hereof not being satisfied.

Section 6.02  Current Information.

During the period from the date of this Agreement to the Effective Time, Investors Bancorp will cause one or more of its representatives to confer with representatives of Brooklyn Bancorp and report the general status of matters relating to the completion of the transactions contemplated hereby, at such times as Brooklyn Bancorp may reasonably request. Investors Bancorp will promptly notify Brooklyn Bancorp, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), which might adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; or the institution of material litigation involving Investors Bancorp and any Investors Bancorp Subsidiary.

Section 6.03  Financial and Other Statements.

Investors Bancorp will make available to Brooklyn Bancorp the Securities Documents filed by it with the SEC under the Securities Laws.  Investors Bancorp will furnish to Brooklyn Bancorp copies of all documents, statements and reports as it files with any Regulatory Authority with respect to the Mergers.

Section 6.04  Disclosure Supplements.

From time to time prior to the Effective Time, Investors Bancorp will promptly supplement or amend the Investors Bancorp Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Investors Bancorp Disclosure Schedule or which is necessary to correct any information in such Investors Bancorp Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Investors Bancorp Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

Section 6.05  Consents and Approvals of Third Parties.

Investors shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals, necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 6.06  Regulatory  Cooperation.

Each of the Investors Parties will cooperate with the Brooklyn Federal Parties and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Regulatory Authorities and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.   Applications to Regulatory Authorities for Regulatory Approvals to the transactions contemplated by this Agreement shall be filed in definitive form no later than twenty-one (21) days after the date of this Agreement.  Investors  Parties and Brooklyn Federal Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Merger Proxy Statement and any application, petition or any other statement or application made by or on behalf of Brooklyn and/or Investors to any Regulatory Authority  or governmental body in connection with the Mergers, and the other transactions contemplated by this Agreement. Brooklyn Federal Parties shall have the right to review and approve in advance all characterizations of the information relating to the Brooklyn Federal Parties which appear in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority. Investors Parties shall give Brooklyn Federal Parties and its counsel the opportunity to review and comment on each filing prior to its being filed with a Regulatory Authority and shall give Brooklyn Federal Parties and its counsel the opportunity to review and comment on all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Regulatory Authority.

Section 6.07  Failure to Fulfill Conditions.

In the event that Investors Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Brooklyn Bancorp.

Section 6.08  Employee Benefits.

(a)           Investors Bancorp will review all Brooklyn Bancorp Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans.  In the event employee compensation and/or benefits as currently provided by Brooklyn Bancorp or any Brooklyn Subsidiary are changed or terminated by Investors Bancorp, in whole or in part, Investors Bancorp shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of Investors Bancorp or applicable Investors Bancorp Subsidiary (as of the date any such compensation or benefit is provided). Employees of Brooklyn Bancorp or any Brooklyn Subsidiary who become participants in an Investors Bancorp Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of Brooklyn Bancorp or Brooklyn Federal Savings or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given for any purpose under the Investors Bancorp ESOP, and provided further, that credit for benefit accrual purposes will be given only for purposes of Investors Bancorp vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of Investors Bancorp.  This Agreement shall not be construed to limit the ability of Investors Bancorp or Investors Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.

(b)           Investors Bancorp shall honor the terms of all employment, consulting and change in control agreements set forth on Brooklyn Disclosure Schedule 3.12(a), to the extent permitted under 12 U.S.C. Section 1828(k) and 12 CFR Part 359 et. seq.

(c)           In the event of any termination or consolidation of any Brooklyn Bancorp health plan with any Investors Bancorp health plan, Investors Bancorp shall make available to employees of Brooklyn Bancorp or any Brooklyn Subsidiary who continue employment with Investors Bancorp or an Investors Bancorp Subsidiary (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to Investors Bancorp employees.  Unless a Continuing Employee affirmatively terminates coverage under an Brooklyn Bancorp health plan prior to the time that such Continuing Employee becomes eligible to participate in the Investors Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Brooklyn Bancorp health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Investors Bancorp and their dependents.  In the event of a termination or consolidation of any Brooklyn Bancorp health plan, terminated Brooklyn Bancorp employees and qualified beneficiaries will have the right to continued coverage under group health plans of Investors Bancorp in accordance with COBRA, consistent with the provisions below.  All Brooklyn Bancorp Employees who cease participating in a Brooklyn Bancorp health plan and become participants in a comparable Investors Bancorp health plan (each a “Former Brooklyn Bancorp Health Plan Participant”) shall receive credit for any co-payment and deductibles paid under Brooklyn Bancorp’s health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Investors Bancorp health plan, upon substantiation, in a form satisfactory to Investors Bancorp that such co-payment and/or deductible has been satisfied.  With respect to any Former Brooklyn Bancorp Health Plan Participant, any coverage limitation under the Investors Bancorp health plan due to any pre-existing condition shall be waived by the Investors Bancorp health plan to the degree that such condition was covered by the Brooklyn Bancorp health plan and such condition would otherwise have been covered by the Investors Bancorp health plan in the absence of such coverage limitation.

Section 6.09  Directors and Officers Indemnification and Insurance.

(a)           For a period of six years after the Effective Time, Investors Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Brooklyn Bancorp or an Brooklyn Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Investors Bancorp, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Brooklyn Bancorp or an Brooklyn Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent as would have been permitted by Brooklyn Bancorp under the applicable Regulations and under Brooklyn Bancorp’s Certificate of Incorporation and Bylaws. Investors Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent as would have been permitted by Brooklyn Bancorp under applicable Regulations and under Brooklyn Bancorp’s Certificate of Incorporation and Bylaws, upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below.  Any Indemnified Party wishing to claim indemnification under this Section 6.09 upon learning of any Claim, shall notify Investors Bancorp (but the failure to so notify Investors Bancorp shall not relieve it from any liability which it may have under this Section 6.09, except to the extent such failure materially prejudices Investors Bancorp) and shall deliver to Investors Bancorp the undertaking referred to in the previous section.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Investors Bancorp or an insurance carrier pursuant to Section 6.09(c) below shall have the right to assume the defense thereof and Investors Bancorp shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if Investors Bancorp elects not to assume such defense or counsel for the Indemnified Persons advises that there are issues which raise conflicts of interest between Investors Bancorp and the Indemnified Persons, the Indemnified Persons may retain counsel which is reasonably satisfactory to Investors Bancorp, unless the Indemnified Person is provided with counsel by an insurance carrier pursuant to Section 6.09(c) below, and Investors Bancorp shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Persons (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Persons will cooperate in the defense of any such matter, (iii) Investors Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iv) Investors Bancorp shall have no obligation hereunder to the extent that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Person in the manner contemplated hereby is prohibited by applicable laws and regulations.

(b)           In the event that either Investors Bancorp or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Investors Bancorp shall assume the obligations set forth in this Section 6.09.

(c)           Investors Bancorp shall use its best efforts to maintain, or shall cause Investors Bank to maintain, in effect for six years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Brooklyn Bancorp (provided, that Investors Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall Investors Bancorp be required to expend pursuant to this Section 7.9.3 an amount that in the aggregate is more than 200% of the annual cost currently expended by Brooklyn Bancorp with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Investors Bancorp shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, Brooklyn Bancorp agrees in order for Investors Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

(d)           The obligations of Investors Bancorp provided under this Section 6.09 are intended to be enforceable against Investors Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Investors Bancorp.

ARTICLE VII
REGULATORY AND OTHER MATTERS

Section 7.01  Brooklyn Bancorp Shareholders Meeting.

Brooklyn Bancorp will (i) as promptly as practicable after it is informed by the SEC that either the SEC will not review, or has no further comments as to, the Merger Proxy Statement, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “Brooklyn Bancorp Shareholders Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Brooklyn Bancorp’s reasonable judgment, necessary or desirable, (ii) subject to Section 6.10, have its Board of Directors recommend approval of this Agreement to the Brooklyn Bancorp shareholders (the “Brooklyn Bancorp Recommendation”).

Section 7.02  Merger Proxy Statement.

(a)           For the purposes of holding the Brooklyn Bancorp Shareholders Meeting and soliciting the approval of the Brooklyn Bancorp shareholders, Brooklyn Bancorp shall draft and prepare, and Investors Bancorp shall cooperate in the preparation of, a proxy statement satisfying all applicable requirements of the Exchange Act and of the applicable state securities and banking laws, and the rules and regulations thereunder (such proxy statement in the form mailed to the Brooklyn Bancorp shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Merger Proxy Statement”).  Brooklyn Bancorp shall file the Merger Proxy Statement with the SEC.  Brooklyn Bancorp shall use its best efforts to have the Merger Proxy Statement cleared for mailing as promptly as practicable after such filing, and Brooklyn Bancorp shall thereafter promptly mail the Merger Proxy Statement to the Brooklyn Bancorp shareholders.

(b)           Investors Bancorp shall provide Brooklyn Bancorp with any information concerning itself that Brooklyn Bancorp may reasonably request in connection with the drafting and preparation of the Merger Proxy Statement, and Brooklyn Bancorp shall notify Investors Bancorp promptly of the receipt of any comments of the SEC with respect to the Merger Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Investors Bancorp promptly copies of all correspondence between Brooklyn Bancorp or any of their representatives and the SEC.  Brooklyn Bancorp shall give Investors Bancorp and its counsel the opportunity to review and comment on the Merger Proxy Statement prior to its being filed with the SEC and shall give Investors Bancorp and its counsel the opportunity to review and comment on all amendments and supplements to the Merger Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.  Each of Investors Bancorp and Brooklyn Bancorp agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Merger Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Brooklyn Bancorp Common Stock entitled to vote at the Brooklyn Bancorp Shareholders Meeting hereof at the earliest practicable time.

(c)           Brooklyn Bancorp and Investors Bancorp shall promptly notify the other party if at any time it becomes aware that the Merger Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  In such event, Brooklyn Bancorp shall cooperate with Investors Bancorp in the preparation of a supplement or amendment to such Merger Proxy Statement that corrects such misstatement or omission, and Brooklyn Bancorp shall file an amended Merger Proxy Statement with the SEC, and Brooklyn Bancorp shall mail an amended Merger Proxy Statement to the Brooklyn Bancorp shareholders.

Section 7.03  Brooklyn MHC Membership Approval

(a) If the approval of the Brooklyn MHC Members for the MHC Merger is required by a Regulatory Authority, Brooklyn MHC will take all steps necessary to duly call, give notice of, convene and hold a meeting of its Members (the “Brooklyn MHC Members Meeting”), for the purpose of considering this Agreement and the MHC Merger. Brooklyn MHC shall draft and prepare, and Investors Bancorp shall cooperate in the preparation of, a proxy statement satisfying all applicable requirements (such proxy statement in the form mailed to the Brooklyn MHC members, together with any and all amendments or supplements thereto, being herein referred to as the “Members Proxy Statement”).  Brooklyn MHC shall file the Members Proxy Statement with the Regulatory Authority.  Brooklyn MHC shall use its best efforts to have the Members Proxy Statement cleared for mailing as promptly as practicable after such filing, and Brooklyn MHC shall thereafter promptly mail the Members Proxy Statement to the Brooklyn MHC Members.

(b)           Investors Bancorp shall provide Brooklyn MHC with any information concerning itself that Brooklyn MHC may reasonably request in connection with the drafting and preparation of the Members Proxy Statement, and Brooklyn Bancorp shall notify Investors Bancorp promptly of the receipt of any comments of the applicable Regulatory Authority with respect to the Members Proxy Statement and of any requests by the applicable Regulatory Authority for any amendment or supplement thereto or for additional information and shall provide to Investors Bancorp promptly copies of all correspondence between Investors Bancorp or any of their representatives and the applicable Regulatory Authority.  Brooklyn MHC shall give Investors Bancorp and its counsel the opportunity to review and comment on the Members Proxy Statement prior to its being filed with the applicable Regulatory Authority and shall give Investors Bancorp and its counsel the opportunity to review and comment on all amendments and supplements to the Members Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the applicable Regulatory Authority.  Each of Investors Bancorp and each Brooklyn Federal Party agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the applicable Regulatory Authority and to cause the Members Proxy Statement and all required amendments and supplements thereto to be mailed to the Brooklyn MHC Members entitled to vote at the Brooklyn MHC Members Meeting hereof at the earliest practicable time.

(c)           Brooklyn MHC and Investors Bancorp shall promptly notify the other party if at any time it becomes aware that the Members Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  In such event, Brooklyn MHC shall cooperate with Investors Bancorp in the preparation of a supplement or amendment to such Members Proxy Statement that corrects such misstatement or omission, and Brooklyn MHC shall file an amended Members Proxy Statement with the applicable Regulatory Authority, and Brooklyn MHC shall mail an amended Members Proxy Statement to the Brooklyn MHC Members.

Section 7.04 Regulatory Approvals.

The Parties will cooperate with each other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Regulatory Authorities and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. The Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Merger Proxy Statement and any Membership Proxy Statement and any application, petition or any other statement or application made to any Regulatory Authority or Governmental Entity in connection with the Mergers, and the other transactions contemplated by this Agreement. Brooklyn Bancorp shall have the right to review the information relating to Brooklyn Bancorp and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority or any Governmental Entity.  Investors Bancorp shall give Brooklyn Bancorp and its counsel the opportunity to review each filing prior to its being filed with a Regulatory Authority and shall give Brooklyn Bancorp and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Regulatory Authority.

ARTICLE VIII
CLOSING CONDITIONS

Section 8.01  Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a)           Shareholder and Membership Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Brooklyn Bancorp and if required, by the requisite vote of the Brooklyn MHC Members.

(b)           Injunctions.  None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Regulatory Authority that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

(c)           Regulatory Approvals.  All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired; all other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired. No such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of Investors Bancorp, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of the Parties or materially impair the value of Brooklyn Federal Savings to Investors Bancorp.

(d)           Merger Proxy Statement.  No proceedings shall have been initiated or threatened by the SEC challenging the Merger Proxy Statement.

(e)           Tax Opinion.  On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Investors Bancorp shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., acceptable in form and substance to Investors Bancorp, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Mergers will qualify as reorganizations within the meaning of Section 368(a) of the Code.  In rendering the tax opinion described in this Section 8.01, the law firm may require and rely upon customary representations contained in certificates of officers of Investors Bancorp and Brooklyn Bancorp and their respective Subsidiaries.

Section 8.02  Conditions to the Obligations of Investors under this Agreement.

The obligations of the Investors under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Sections 8.02 at or prior to the Closing Date:

(a)           Representations and Warranties.  Each of the representations and warranties of the Brooklyn Federal Parties set forth in this Agreement that are qualified as to materiality shall be true and correct, and each of the representations and warranties of the Brooklyn Federal Parties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and Brooklyn Bancorp shall have delivered to Investors Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Brooklyn Bancorp as of the Effective Time.

(b)           Agreements and Covenants.  With respect to covenants and obligations relating to the Commercial Real Estate Loan Portfolio set forth in this Agreement, the Brooklyn Federal Parties shall have performed all obligations, and complied with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time.  With respect to all other covenants and obligations set forth in this Agreement, the Brooklyn Federal Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time.  Investors Bancorp shall have received a certificate signed on behalf of Brooklyn Bancorp by the Chief Executive Officer and Chief Financial Officer of Brooklyn Bancorp to such effects dated as of the Effective Time.

(c)           Permits, Authorizations, Etc.  The Brooklyn Federal Parties shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

(d)           Appraisal Rights.  The aggregate number of shares of Brooklyn Bancorp Common Stock with respect to which the holders thereof have exercised and not withdrawn their appraisal rights shall not exceed 10% of the Minority Shares, as of the record date for the Brooklyn Bancorp Shareholders Meeting.

(e)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Brooklyn Bancorp on a consolidated basis.

Brooklyn Bancorp will furnish Investors Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.02 as Investors Bancorp may reasonably request.

Section 8.03  Conditions to the Obligations of the Brooklyn Federal Parties under this Agreement.

The obligations of the Brooklyn Federal Parties under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.03 at or prior to the Closing Date:

(a)           Representations and Warranties.  Each of the representations and warranties of Investors set forth in this Agreement that are qualified as to materiality shall be true and correct, and each of the representations and warranties of Investors that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date); and Investors Bancorp shall have delivered to Brooklyn Bancorp a certificate to such effect signed by the Chief Operating Officer and the Chief Financial Officer of Investors Bancorp as of the Effective Time.

(b)           Agreements and Covenants.  Investors shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Brooklyn Bancorp shall have received a certificate signed on behalf of Investors Bancorp by the Chief Operating Officer and Chief Financial Officer to such effect dated as of the Effective Time.

(c)           Permits, Authorizations, Etc.  Investors shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Mergers.
(d)           Payment of Cash Merger Consideration.  Investors Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Brooklyn Bancorp with a certificate evidencing such delivery.

Investors Bancorp will furnish Brooklyn Bancorp with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.03 as Brooklyn Bancorp may reasonably request.

ARTICLE IX
THE CLOSING

Section 9.01  Time and Place.

Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m., or at such other place or time upon which Investors Bancorp and Brooklyn Bancorp mutually agree.  A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

Section 9.02  Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Investors Bancorp and Brooklyn Bancorp the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, Investors Bancorp shall have delivered the Cash Merger Consideration as set forth under Section 8.03 hereof.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

Section 10.01  Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Mid-Tier Merger by the shareholders of Brooklyn Bancorp:

(a)           At any time by the mutual written agreement of Investors Bancorp and Brooklyn Bancorp;

(b)           By the Board of Directors of either Investors Bancorp or Brooklyn Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement (disregarding any qualification as to Knowledge) on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

(c)           By the Board of Directors of Investors Bancorp or Brooklyn Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

(d)           At the election of the Board of Directors of either Investors Bancorp or Brooklyn Bancorp if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Investors Bancorp and Brooklyn Bancorp; provided, that no party may terminate this Agreement pursuant to this Section 10.01(d) if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(e)           By the Board of Directors of either Investors Bancorp or Brooklyn Bancorp if: (x) the shareholders of Brooklyn Bancorp shall have voted at the Brooklyn Bancorp Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, or (y) the members of Brooklyn MHC shall have voted at the Brooklyn MHC Members Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve the transactions;

(f)           By the Board of Directors of either Investors Bancorp or Brooklyn Bancorp if (i) final action has been taken by a Regulatory Authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the Mergers and such order, decree, ruling or other action shall have become final and nonappealable;

(g)           By the Board of Directors of Investors Bancorp if Brooklyn Bancorp has received a Superior Proposal, and in accordance with Section 5.10 of this Agreement, the Board of Directors of Brooklyn Bancorp has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Investors Bancorp; or

(h)           By the Board of Directors of Brooklyn Bancorp if Brooklyn Bancorp has received a Superior Proposal, and in accordance with Section 5.10 of this Agreement, the Board of Directors of Brooklyn Bancorp has made a determination to accept such Superior Proposal.

Section 10.02  Effect of Termination.

(a)           In the event of termination of this Agreement pursuant to any provision of Section 10.01, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.02, 11.01, 11.02, 11.06, 11.09, 11.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

(b)           If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(i)           Except as provided below, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(ii)           In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(iii)           As a condition of Investors’ willingness, and in order to induce Investors to enter into this Agreement, and to reimburse Investors Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Brooklyn Bancorp hereby agrees to pay Investors Bancorp, and Investors Bancorp shall be entitled to payment of a fee equal to $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less any loan inventory expenses paid by Brooklyn Federal Savings pursuant to Section 5.03 (the “Investors Bancorp Fee”).  The Investors Bancorp Fee shall be paid within three business days after written demand for payment is made by Investors Bancorp, following the occurrence of any of the events set forth below:

(A)           Brooklyn Bancorp terminates this Agreement pursuant to Section 10.01(h) or Investors Bancorp terminates this Agreement pursuant to Section 10.01(g); or

(B)           The entering into a definitive agreement by Brooklyn Bancorp relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Brooklyn Bancorp within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Investors Bancorp pursuant to Section 10.01(b) or 10.01(c) because of, in either case, a willful breach by a Brooklyn Federal Party; or (ii) the failure of the shareholders of Brooklyn Bancorp to approve this Agreement after the public disclosure or public awareness of an Acquisition Proposal.

(c)           The right to receive payment of the Investors Bancorp Fee under Section 10.02(b)(iii) will constitute the sole and exclusive remedy of Investors against the Brooklyn Federal Parties and their respective officers and directors with respect to a termination under (A) or (B) above.

Section 10.03  Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Brooklyn Bancorp), the Parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Brooklyn Bancorp, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to Brooklyn Bancorp’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XI
MISCELLANEOUS

Section 11.01  Confidentiality.

Except as specifically set forth herein, Investors Bancorp and Brooklyn Bancorp mutually agree to be bound by the terms of the confidentiality agreement dated March 22, 2011 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

Section 11.02  Public Announcements.

Brooklyn Bancorp and Investors Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Brooklyn Bancorp nor Investors Bancorp shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto. Notwithstanding the foregoing, a party may, without the prior consent of the other party (but after prior consultation with the other party), issue such press release or public disclosure as may upon the advice of counsel be required by law or the rules and regulations of the applicable exchange, as the case may be.

Section 11.03  Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 11.04  Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

(a)   If to Investors to:

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
Attn:       Domenick Cama
Senior Executive Vice President and Chief Operating Officer
Fax: (973) 924-5192
with a copy to:

Luse Gorman Pomerenk & Schick
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20016
Attn:       John J. Gorman, Esq.
Marc Levy, Esq.
Fax: (202) 362-2902

(b)   If to Brooklyn to:

Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York
Attn: Gregg J. Wagner
President and Chief Executive Officer
Fax: (718) 858-5174

with a copy to:

Paul Hastings LLP
875 15th Street, N.W.
Washington, DC 20005
Attn:       V. Gerard Comizio, Esq.
Lawrence D. Kaplan, Esq.
Fax: (202) 551-0229

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

Section 11.05  Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.  Except  for the provisions of Article II and Section 6.09, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.06  Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 11.01, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 11.1 hereof) between the parties, both written and oral, with respect to its subject matter.

Section 11.07  Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.  A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

Section 11.08  Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.09  Governing Law.

This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws, except to the extent that federal law applies.

Section 11.10  Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  The recitals hereto constitute an integral part of this Agreement.  References to Sections include subsections, which are part of the related Section.  The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.11  Specific Performance; Jurisdiction.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the United States District Court for the District of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the District of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other United States District Court for the District of Delaware or a state court located in the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

INVESTORS SAVINGS BANK
/s/ Domenick Cama
By:	Domenick Cama, Senior Executive Vice President and Chief Operating Officer

INVESTORS BANCORP, INC.
/s/ Domenick Cama
By:	Domenick Cama, Senior Executive Vice President and Chief Operating Officer

INVESTORS BANCORP, MHC
/s/ Domenick Cama
By:	Domenick Cama, Senior Executive Vice President and Chief Operating Officer

BROOKLYN FEDERAL SAVINGS BANK
/s/ Gregg J. Wagner
By:	Gregg J. Wagner, President and Chief Executive Officer

BROOKLYN FEDERAL BANCORP, INC.
/s/ Gregg J. Wagner
By:	Gregg J. Wagner, President and Chief Executive Officer

BROOKLYN BANCORP, MHC
/s/ Gregg J. Wagner
By:	Gregg J. Wagner, President and Chief Executive Officer

FIRST AMENDMENT TO MERGER AGREEMENT

FIRST AMENDMENT TO MERGER AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of November 15, 2011 and amends that certain agreement and plan of merger (the “Merger Agreement”) by and among: (1) Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), Brooklyn Federal Bancorp, Inc. (“Brooklyn Bancorp”), BFS Bancorp, MHC (“Brooklyn MHC”), and (2) Investors Bank, formerly Investors Savings Bank (“Investors Bank”), Investors Bancorp, Inc. (“Investors Bancorp”) and Investors Bancorp, MHC (“Investors MHC”)(Investors Bank, Investors Bancorp and Investors MHC are referred to herein collectively as “Investors”).

I.           RECITALS

1.	The parties to this Amendment entered into the Merger Agreement on August 16, 2011.

2.
The Board of Directors of each of the representative companies has determined that it is in the best interests of their respective companies and shareholders to amend the Merger Agreement as set forth below.

3.
On August 24, 2011, Joseph Underwood, a shareholder represented by the law firm of Brower Piven, a Professional Corporation, filed a purported class action lawsuit in the Supreme Court of the State of New York, County of Kings against Brooklyn Bancorp, Brooklyn MHC, Brooklyn Federal Savings and their respective directors, and Investors Bancorp, Investors MHC, and Investors Bank (the “Lawsuit”).  The Lawsuit alleges, among other things, that Brooklyn Bancorp’s directors breached their fiduciary duties and obligations to the shareholders of Brooklyn Bancorp, other than Brooklyn MHC (the “Public Shareholders”) and that Investors participated, aided and abetted in such alleged breaches, by failing to obtain the highest available value for Brooklyn Bancorp and to take steps to maximize its value when facilitating its acquisition by entering into the Merger Agreement.  The Lawsuit seeks, among other things, an injunction against Brooklyn Bancorp, Brooklyn MHC and the other defendants from consummating the Mergers, rescissory and compensatory damages and attorney’s fees.  The parties to the Lawsuit began settlement discussions shortly after receiving notice of the existence of the Lawsuit.

4.
On September 16, 2011, Russ Bastin, a shareholder represented by the law firm of Brodsky & Smith, LLC, filed a similar and substantially identical shareholder action in the Supreme Court of the State of New York, County of Kings, against the same defendants named in the Lawsuit (individually, the “Bastin Matter,” and collectively with the Lawsuit, the “Shareholder Actions”).  On October 18, 2011, the parties to the Bastin Matter and the Lawsuit filed a Stipulation and Proposed Order Consolidating Related Shareholder Actions and Appointing Interim Co-Lead Counsel for the Plaintiffs with the court (the “Proposed Order”).  The parties’ stipulation provides for, among other things, the consolidation of the Bastin Matter, the Lawsuit, and any other shareholder action filed in or transferred to the court that involves similar questions of law or fact.  The Proposed Order is awaiting approval by the court.

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5.
On September 20, 2011, plaintiffs to the Lawsuit served defendants with a settlement demand letter requesting, among other things, that additional consideration be paid to the Public Shareholders.  On September 30, 2011, the parties reached an oral agreement in principle to settle the Shareholder Actions, which was memorialized in a memorandum of understanding subsequently executed by the parties (the “Memorandum of Understanding”).

6.
Pursuant to the Memorandum of Understanding, the parties contemplate entering into a stipulation of settlement (the “Stipulation of Settlement”) that will settle and release all claims that were asserted and/or could have been asserted by the parties in connection with the Shareholder Actions.   The Stipulation of Settlement will include terms proposing the certification of a non-opt out class with respect to all claims for injunctive, declaratory and other equitable relief.  Non-New York resident members of the class may opt out solely to preserve any right to pursue potential claims for monetary damages, but will otherwise be bound by terms of the settlement.  Investors Bancorp may terminate the settlement if class members holding an agreed-to percentage or number of Brooklyn Bancorp shares opt out of the settlement, as set forth in a supplemental agreement to be executed by the parties.

The parties to this Amendment hereby agree as follows:

II.           AMENDMENT

A.	Amendment to Section 10.02(b)(iii)

The Merger Agreement is amended by deleting the current Section 10.02(b)(iii) in its entirety and replacing it with the following new Section 10.02(b)(iii):

As a condition of Investors’ willingness, and in order to induce Investors to enter into this Agreement, and to reimburse Investors Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Brooklyn Bancorp hereby agrees to pay Investors Bancorp, and Investors Bancorp shall be entitled to payment of a fee equal to $300,000, (the “Investors Bancorp Fee”).  The Investors Bancorp Fee shall be paid within three business days after written demand for payment is made by Investors Bancorp, following the occurrence of any of the events set forth below:

(A)           Brooklyn Bancorp terminates this Agreement pursuant to Section 10.01(h) or Investors Bancorp terminates this Agreement pursuant to Section 10.01(g); or

(B)           The entering into a definitive agreement by Brooklyn Bancorp relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Brooklyn Bancorp within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Investors Bancorp pursuant to Section 10.01(b) or 10.01(c) because of, in either case, a willful breach by a Brooklyn Federal Party; or (ii) the failure of the shareholders of Brooklyn Bancorp to approve this Agreement after the public disclosure or public awareness of an Acquisition Proposal.

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(c)           The right to receive payment of the Investors Bancorp Fee under Section 10.02(b)(iii) will constitute the sole and exclusive remedy of Investors against the Brooklyn Federal Parties and their respective officers and directors with respect to a termination under (A) or (B) above.

B.	Condition Subsequent.

If the Stipulation of Settlement is rejected or denied by the appropriate court, or is otherwise terminated in accordance with its terms, this Amendment shall be null and void.

C.	Counterparts and Facsimile.

This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

D.	The Agreement.

All other terms and conditions of the Agreement remain in full force and effect and capitalized terms used herein and not otherwise defined shall have them meanings ascribed to them in the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

INVESTORS BANK

/s/ Domenick Cama
By: Domenick Cama, Senior Executive Vice President and Chief Operating Officer

INVESTORS BANCORP, INC.

/s/ Domenick Cama
By: Domenick Cama, Senior Executive Vice President and Chief Operating Officer

INVESTORS BANCORP, MHC

/s/ Domenick Cama
By: Domenick Cama, Senior Executive Vice President and Chief Operating Officer

BROOKLYN FEDERAL SAVINGS BANK

/s/ Gregg J. Wagner
By: Gregg J. Wagner, President and Chief Executive Officer

BROOKLYN FEDERAL BANCORP, INC.

/s/ Gregg J. Wagner
By: Gregg J. Wagner, President and Chief Executive Officer

BFS BANCORP, MHC

/s/ Gregg J. Wagner
By: Gregg J. Wagner, President and Chief Executive Officer

APPENDIX B
FAIRNESS OPINION OF SANDLER O’NEILL

August 16, 2011

Board of Directors
Brooklyn Federal Bancorp, Inc.
81 Court Street
Brooklyn, New York  11201

Ladies and Gentlemen:

BFS Bancorp MHC (together with its subsidiaries, “BFS”), Brooklyn Federal Bancorp, Inc. (together with its subsidiaries, “Brooklyn Bancorp”) and Brooklyn Federal Savings Bank (the “Bank”) have entered into an Agreement and Plan of Merger, dated as of August 16, 2011 (the “Agreement”), with Investors Bancorp, MHC (“Investors MHC”), Investors Bancorp, Inc. (together with its subsidiaries, “Investors Bancorp”) and Investors Savings Bank (“Investors Bank”) pursuant to which Brooklyn Bancorp will be acquired by Investors Bancorp through the mergers of (1) BFS with and into Investors MHC, and (2) Brooklyn Bancorp with and into Investors Bancorp (the “Merger”).  Immediately following the Merger, the Bank will be merged with and into Investors Bank.  Upon consummation of the Merger, (a) each share of Brooklyn Bancorp common stock issued and outstanding and held by BFS immediately prior to the Merger will be converted into a number of shares of Investors Bancorp common stock equal to (i) the product of $0.80 multiplied by the number of shares of Brooklyn Bancorp common stock held by BFS (ii) divided by the average of the closing sales price of a share of Investors Bancorp common stock as reported on the Nasdaq stock market for the 20 consecutive trading days preceding the closing date of the Merger, which shares will be issued to Investors MHC as a result of the merger of BFS into Investors MHC; and (b) each share of Brooklyn Bancorp common stock issued and outstanding immediately prior to the Merger, other than shares held by BFS and certain other shares specified in the Agreement, will be converted into the right to receive $0.80 in cash, without interest (the “Cash Merger Consideration”).  The terms and conditions of the Merger are more fully set forth in the Agreement.  You have requested our opinion as to the fairness, from a financial point of view, of the Cash Merger Consideration to the holders of Brooklyn Bancorp common stock, other than BFS (collectively, the “Minority Shareholders”).

Board of Directors
Brooklyn Federal Bancorp, Inc.
August 16, 2011

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain financial statements and other historical financial information of Brooklyn Bancorp and the Bank that were publicly available or provided to us by Brooklyn Bancorp that we deemed relevant; (iii) certain financial statements and other historical financial information of Investors Bancorp that were publicly available that we deemed relevant; (iv) internal financial projections for the Bank for the twelve months ending March 31, 2012, as provided by and reviewed with senior management of Brooklyn Bancorp; (v) the Supervisory Agreements dated as of September 28, 2010 entered into by the Boards of Directors of BFS, Brooklyn Bancorp and the Bank and the Office of Thrift Supervision (“OTS”), the Orders to Cease and Desist (the “Orders”), effective as of March 31, 2011, issued by the OTS to BFS, Brooklyn Bancorp and the Bank, the Contingency Plan submitted by the Bank to the OTS on May 12, 2011, and the letter dated June 15, 2011 from the OTS to the Bank advising of the acceptance of such plan and the directive to implement and adhere to it; (vi) a comparison of certain financial information for Brooklyn Bancorp with similar publicly available information for certain other companies that we considered relevant; (vii) the publicly reported historical price and trading activity for Brooklyn Bancorp’s common stock; (viii) the financial terms of certain recent business combinations in the financial institutions industry, to the extent publicly available; (ix) the current economic environment generally and the banking environment in particular, and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.  We also discussed with members of senior management of Brooklyn Bancorp the business, financial condition, results of operations and prospects of Brooklyn Bancorp and held similar discussions with members of senior management of Investors Bancorp regarding the business, financial condition, results of operations and prospects of Investors Bancorp.

Under the terms of the Orders, the Bank was required to meet certain regulatory capital requirements by April 30, 2011.  The Bank was unable to meet those requirements at that date and has not met such requirements since that date.  On June 29, 2011, the Bank notified the OTS that it was unable to comply with the regulatory capital requirements contained in the Orders, triggering the requirement to prepare and file the Contingency Plan.  In accordance with the terms of the Orders, the Contingency Plan requires the Bank to achieve, within 60 days of the date of OTS approval of the Contingency Plan (or, if later, the date of receipt of all required regulatory approvals), (i) a merger with, or acquisition by, another federally insured depository institution or holding company thereof or (ii) a voluntary dissolution of the Bank.  In reviewing potential merger/acquisition partners, Brooklyn Bancorp’s board was advised by its counsel that, given BFS’s corporate status as a mutual holding company, absent a waiver from the applicable bank regulatory authority, BFS’s potential merger/acquisition partners were limited to mutual institutions and other mutual holding companies, and that, on the basis of informal discussions with representatives of the OTS, such a waiver was unlikely to be granted.

 With respect to the internal financial projections for the Bank provided by Brooklyn Bancorp’s management, Brooklyn Bancorp’s management confirmed to us that they reflect the best currently available estimates and judgment of such management regarding the future financial performance of the Bank; however, in view of the current financial and regulatory condition of the Bank and Brooklyn Bancorp, management could give no assurance that such financial performances would be achieved.  Brooklyn Bancorp’s management further advised us that no financial projections were available for the Bank beyond March 31, 2012 and that no financial projections for Brooklyn Bancorp or BFS were available.

Board of Directors
Brooklyn Federal Bancorp, Inc.
August 16, 2011

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources or that was provided to us by Brooklyn Bancorp or Investors Bancorp and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Brooklyn Bancorp and Investors Bancorp that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof.  We did not make an independent valuation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Brooklyn Bancorp, or the collectibility of any such assets, nor have we been furnished with any such valuations or appraisals.  We did not make an independent evaluation of the adequacy of the allowance for loan and lease losses of Brooklyn Bancorp, nor have we reviewed any individual credit files relating to Brooklyn Bancorp.  We have assumed that there has been no material change in Brooklyn Bancorp’s assets, financial condition, results of operations, business, regulatory status or prospects since the date of the most recent financial statements made available to us.  We have assumed that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the Agreement will not be waived.  Finally, with your consent, we have relied upon the advice Brooklyn Bancorp has received from its legal, accounting and tax advisors as to all legal, regulatory, accounting and tax matters relating to Brooklyn Bancorp, the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof could materially affect this opinion.  We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

We have acted as financial advisor to the board of directors of Brooklyn Bancorp in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger.  Brooklyn Bancorp has also agreed to indemnify us against certain liabilities arising out of our engagement.  In the past, we have provided certain other investment banking services for Brooklyn Bancorp and have received compensation for such services.  In addition, as we have previously advised you, we have in the past provided certain investment banking services to Investors Bancorp and have received compensation for such services and may provide, and receive compensation for, such services in the future.

Board of Directors
Brooklyn Federal Bancorp, Inc.
August 16, 2011

In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Brooklyn Bancorp and Investors Bancorp and their affiliates.  We may also actively trade the equity securities of Brooklyn Bancorp and Investors Bancorp for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion has been approved by Sandler O’Neill’s fairness opinion committee.  Our opinion is directed to the Board of Directors of Brooklyn Bancorp in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Brooklyn Bancorp as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger.  Our opinion is directed only to the fairness, from a financial point of view, of the Cash Merger Consideration to the Minority Shareholders of Brooklyn Bancorp and does not address the underlying business decision of Brooklyn Bancorp to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Brooklyn Bancorp, or the effect of any other transaction in which Brooklyn Bancorp might engage.  We also express no opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Brooklyn Bancorp’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the company.  Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Cash Merger Consideration is fair to the Minority Shareholders of Brooklyn Bancorp from a financial point of view.

Very truly yours,

APPENDIX C
Form of Voting Agreement

August 16, 2011
Investors Bancorp, Inc.
Investors Bancorp, MHC
Investors Savings Bank
101 JFK Parkway
Short Hills, New Jersey 07078

Ladies and Gentlemen:

Investors Bancorp, Inc. (“Investors”), Investors Bancorp, MHC (“Investors MHC”) and Investors Savings Bank (“Investors Bank,” collectively with Investors and Investors MHC, the “Investors Parties”) and Brooklyn Federal Bancorp, Inc. (“Brooklyn Bancorp”), BFS Bancorp, MHC (“Brooklyn MHC”) and Brooklyn Federal Savings Bank (“Brooklyn Bank,” collectively, with Brooklyn Bancorp and Brooklyn, MHC, the “Brooklyn Parties”) have entered into an Agreement and Plan of Merger dated as of August 16, 2011 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) Brooklyn Bank will merge with and into Investors Bank, with Investors Bank surviving the merger (the “Bank Merger”); (b) Brooklyn MHC will merge with and into Investors MHC, with Investors MHC surviving the merger (the “MHC Merger”); (c) Brooklyn Bancorp will merge with and into Investors Bancorp, with Investors Bancorp surviving the merger (the “Bancorp Merger,” collectively with the Bank Merger and MHC Merger, the “Mergers”); and (d) shareholders of Brooklyn Bancorp will receive cash and Brooklyn MHC will receive common stock of Investors Bancorp as stated in the Merger Agreement and related documents.

The Investors Parties have requested, as a condition to its execution and delivery to Brooklyn of the Merger Agreement, that the undersigned, being directors and executive officers of Brooklyn, execute and deliver to the Investors Parties this Letter Agreement.

Each of the undersigned, in order to induce the Investors Parties to execute and deliver to Brooklyn the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a)           Agrees to be present (in person or by proxy) at all meetings of shareholders and/or members of the Brooklyn Parties called to vote for approval of the Merger so that all shares of common stock of Brooklyn Bancorp over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power (other than shares voted in a fiduciary capacity on behalf of a person who is not an immediate family member) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Boards of Directors of the Brooklyn Parties), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving the Brooklyn Parties, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

(b)           Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder or member of the Brooklyn Parties, to approve or adopt the Merger Agreement;

(c)           Agrees not to sell, transfer or otherwise dispose of any common stock of Brooklyn Bancorp on or prior to the date of the meetings of the Brooklyn Parties’ shareholders and/or members to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement; and

(d)            Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

The undersigned intend to be legally bound hereby.

Sincerely,

Name

Title

APPENDIX D
REGULATIONS GOVERNING APPRAISAL RIGHTS

12 C.F.R. § 152.14   Dissenter and appraisal rights.

(a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a stock association combining in accordance with §152.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock’s fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to §152.13(h)(2) of this part. “Qualified consideration” means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c) Procedure —(1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management’s proxy solicitation for such meeting.

(2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

(3) Notification of effective date and written offer. (i) Within ten days after the effective date of the combination, the resulting association shall:

(A) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

(B) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

(C) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

(ii) The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

(4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefore shall be made within ninety days of the effective date of the combination.

(5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the OCC, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

(6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

(7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

(8) Valuation and payment. The Comptroller shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the OCC to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the OCC shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Comptroller after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Comptroller.

(9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Comptroller as he or she may deem equitable against all or some of the parties. In making this determination the Comptroller shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

(10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

(11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

§ 152.13   Combinations involving Federal stock associations.

(a) Scope and authority. Federal stock associations may enter into combinations only in accordance with the provisions of this section, section 18(c) of the Federal Deposit Insurance Act, sections 5(d)(3)(A) and 10(s) of the Home Owners’ Loan Act, and §163.22 of this part.

(b) Definitions. The following definitions apply to §§152.13 and 152.14 of this part:

(1) Combination. A merger or consolidation with another depository institution, or an acquisition of all or substantially all of the assets or assumption of all or substantially all of the liabilities of a depository institution by another depository institution. Combine means to be a constituent institution in a combination.

(2) Consolidation. Fusion of two or more depository institutions into a newly-created depository institution.

(3) Constituent institution. Resulting, disappearing, acquiring, or transferring depository institution in a combination.

(4) Depository institution means any commercial bank (including a private bank), a savings bank, a trust company, a savings and loan association, a building and loan association, a homestead association, a cooperative bank, an industrial bank or a credit union, chartered in the United States and having its principal office located in the United States.

(5) Disappearing institution. A depository institution whose corporate existence does not continue after a combination.

(6) Merger. Uniting two or more depository institutions by the transfer of all property rights and franchises to the resulting depository institution, which retains its corporate identity.

(7) Mutual savings association. Any savings association organized in a form not requiring non-withdrawable stock under Federal or state law.

(8) Resulting institution. The depository institution whose corporate existence continues after a combination.

(9) Savings association has the same meaning as defined in §161.43 of this chapter.

(10) State. Includes the District of Columbia, Commonwealth of Puerto Rico, and states, territories, and possessions of the United States.

(11) Stock association. Any savings association organized in a form requiring non-withdrawable stock.

(c) Forms of combination. A Federal stock association may combine with any depository institution, provided that:

(1) The combination is in compliance with, and receives all approvals required under, any applicable statutes and regulations;

(2) Any resulting Federal savings association meets the requirements for Federal Home Loan Bank membership and insurance of accounts;

(3) Any resulting Federal savings association conforms within the time prescribed by the OCC to the requirements of sections 5(c) and 10(m) of the Home Owners’ Loan Act; and

(4) If any constituent savings association is a mutual savings association, the resulting institution shall be mutually held, unless:

(i) The transaction involves a supervisory merger;

(ii) The transaction is approved under part 192 of this chapter;

(iii) The transaction involves an interim Federal stock association or an interim state stock savings association; or

(iv) The transaction involves a transfer in the context of a mutual holding company reorganization under section 10(o) of the Home Owners’ Loan Act.

(d) Combinations. Prior written notification to, notice to, or prior written approval of, the OCC pursuant to §163.22 of this chapter is required for every combination. In the case of applications and notices pursuant to §163.22 (a) or

(c), the OCC shall apply the criteria set out in §163.22 of this chapter and shall impose any conditions it deems necessary or appropriate to ensure compliance with those criteria and the requirements of this chapter.

(e) Approval of the board of directors. Before filing a notice or application for any combination involving a Federal stock association, the combination shall be approved:

(1) By a two-thirds vote of the entire board of each constituent Federal savings association; and

(2) As required by other applicable Federal or state law, for other constituent institutions.

(f) Combination agreement. All terms, conditions, agreements or understandings, or other provisions with respect to a combination involving a Federal savings association shall be set forth fully in a written combination agreement. The combination agreement shall state:

(1) That the combination shall not be effective unless and until:

(i) The combination receives any necessary approval from the OCC pursuant to §163.22 (a) or (c);

(ii) In the case of a transaction requiring a notification pursuant to §163.22(b), notification has been provided to the OCC; or

(iii) In the case of a transaction requiring a notice pursuant to §163.22(c), the notice has been filed, and the appropriate period of time has passed or the OCC has advised the parties that it will not disapprove the transaction;

(2) Which constituent institution is to be the resulting institution;

(3) The name of the resulting institution;

(4) The location of the home office and any other offices of the resulting institution;

(5) The terms and conditions of the combination and the method of effectuation;

(6) Any charter amendments, or the new charter in the combination;

(7) The basis upon which the savings accounts of the resulting institution shall be issued;

(8) If a Federal association is the resulting institution, the number, names, residence addresses, and terms of directors;

(9) The effect upon and assumption of any liquidation account of a disappearing institution by the resulting institution; and

(10) Such other provisions, agreements, or understandings as relate to the combination.

(g) [Reserved]

(h) Approval by stockholders —(1) General rule. Except as otherwise provided in this section, an affirmative vote of two-thirds of the outstanding voting stock of any constituent Federal savings association shall be required for approval of the combination agreement. If any class of shares is entitled to vote as a class pursuant to §152.4 of this part, an affirmative vote of a majority of the shares of each voting class and two-thirds of the total voting shares shall be required. The required vote shall be taken at a meeting of the savings association.

(2) General exception. Stockholders of the resulting Federal stock association need not authorize a combination agreement if:

(i) It does not involve an interim Federal savings association or an interim state savings association;

(ii) The association’s charter is not changed;

(iii) Each share of stock outstanding immediately prior to the effective date of the combination is to be an identical outstanding share or a treasury share of the resulting Federal stock association after such effective date; and

(iv) Either:

(A) No shares of voting stock of the resulting Federal stock association and no securities convertible into such stock are to be issued or delivered under the plan of combination, or

(B) The authorized unissued shares or the treasury shares of voting stock of the resulting Federal stock association to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of such association outstanding immediately prior to the effective date of the combination.

(3) Exceptions for certain combinations involving an interim association. Stockholders of a Federal stock association need not authorize by a two-thirds affirmative vote combinations involving an interim Federal savings association or interim state savings association when the resulting Federal stock association is acquired pursuant to regulations of the Board of Governors of the Federal Reserve System. In those cases, an affirmative vote of 50 percent of the shares of the outstanding voting stock of the Federal stock association plus one affirmative vote shall be required. If any class of shares is entitled to vote as a class pursuant to §152.4 of this part, an affirmative vote of 50 percent of the shares of each voting class plus one affirmative vote shall be required. The required votes shall be taken at a meeting of the association.

(i) Disclosure. The OCC may require, in connection with a combination under this section, such disclosure of information as the OCC deems necessary or desirable for the protection of investors in any of the constituent associations.

(j) Articles of combination. (1) Following stockholder approval of any combination in which a Federal savings association is the resulting institution, articles of combination shall be executed in duplicate by each constituent institution, by its chief executive officer or executive vice president and by its secretary or an assistant secretary, and verified by one of the officers of each institution signing such articles, and shall set forth:

(i) The plan of combination;

(ii) The number of shares outstanding in each depository institution; and

(iii) The number of shares in each depository institution voted for and against such plan.

(2) Both sets of articles of combination shall be filed with the OCC. If the OCC determines that such articles conform to the requirements of this section, the OCC shall endorse the articles and return one set to the resulting institution.

(k) Effective date. No combination under this section shall be effective until receipt of any approvals required by the OCC. The effective date of a combination in which the resulting institution is a Federal stock association shall be the date of consummation of the transaction or such other later date specified on the endorsement of the articles of combination by the OCC. If a disappearing institution combining under this section is a Federal stock association, its charter shall be deemed to be cancelled as of the effective date of the combination and such charter must be surrendered to the OCC as soon as practicable after the effective date.

(l) Mergers and consolidations: transfer of assets and liabilities to the resulting institution. Upon the effective date of a merger or consolidation under this section, if the resulting institution is a Federal savings association, all assets and property (real, personal and mixed, tangible and intangible, choses in action, rights, and credits) then owned by each constituent institution or which would inure to any of them, shall, immediately by operation of law and without any conveyance, transfer, or further action, become the property of the resulting Federal savings association. The resulting Federal savings association shall be deemed to be a continuation of the entity of each constituent institution, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith, subject to the Home Owners’ Loan Act and other applicable statutes.

PROXY TABULATOR
P.O. BOX 859232
BRAINTREE, MA 02185-9232

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232	Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

LOG-ON:	Vote on the Internet at www.2voteproxy.com and follow the on-screen instructions.
CALL:	To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.
MAIL:	Return the signed proxy card in the enclosed envelope.

Internet and telephone voting is available through 3:00 a.m. Eastern Time on the day of the meeting.
Mailed proxy cards must be received by 5:00 p.m. Eastern Time on December 21, 2011.

REVOCABLE PROXY BROOKLYN FEDERAL BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS –December 22, 2011
The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Brooklyn Federal Bancorp, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Brooklyn Federal Bancorp, Inc. that the undersigned is entitled to vote at the special meeting of shareholders (“Special Meeting”) to be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201 at 11:00 a.m., New York time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, EXCEPT WITH RESPECT TO BROKER NON-VOTES, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

	PLEASE MARK THE BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■	FOR	AGAINST	ABSTAIN
		☐	☐	☐
1.
To adopt the Agreement and Plan of Merger dated as of August 16, 2011, by and between (i) Investors Bank, formerly, Investors Savings Bank, Investors Bancorp, Inc., Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc., and BFS Bancorp, MHC, as amended, as discussed in the accompanying Proxy Statement

The Board of Directors recommends a vote “FOR” Proposal 1.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to Kimberly E. Albaranes, Corporate Secretary, at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to Kimberly E. Albaranes, Corporate Secretary, at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Proxy Statement, dated November 18, 2011.

Dated: _______________________	Check Box if You Plan to Attend the Special Meeting ☐

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full capacity in which they are signing.

PROXY TABULATOR
P.O. BOX 859232
BRAINTREE, MA 02185-9232

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232

SOLICITED BY THE TRUSTEE OF THE BROOKLYN FEDERAL SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) ON BEHALF OF
THE BOARD OF DIRECTORS OF BROOKLYN FEDERAL BANCORP INC.

VOTE AUTHORIZATION FORM
BROOKLYN FEDERAL BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS –December 22, 2011

I understand that I have the right to direct the ESOP Trustee to vote my proportionate interest in the Brooklyn Federal Savings Bank ESOP. I have been advised that my voting instructions are solicited on behalf of the Trustee of the Brooklyn Federal Savings Bank ESOP for the Special Meeting of Shareholders of Brooklyn Federal Bancorp, Inc. (the “Company”) to be held on December 22, 2011, or an adjournment or postponement thereof.

Please complete, sign and date this form in the enclosed postage-paid envelope as soon as possible. Your Vote Authorization Form must be received by our Proxy Tabulator no later than 5:00 p.m., New York time, on December 20, 2011

I hereby direct the Trustee to vote the shares allocated to me as follows:
		FOR	AGAINST	ABSTAIN
1.
To adopt the Agreement and Plan of Merger dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc., Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc., and BFS Bancorp, MHC, as amended, as discussed in the accompanying Proxy Statement
		☐	☐	☐

If any other business is present at such meeting, this proxy will be voted by the Trustee in a manner intended to represent the best interest of the participants and beneficiaries of the ESOP. At the present time, the Trustee knows of no other business to be presented at the meeting.

    The Board of Directors recommends a vote “FOR” Proposal 1.

    The Trustee of the ESOP is hereby authorized to vote my interest in the ESOP as indicated above. If I direct the Trustee to ABSTAIN, shares representing my interest in said plan will not be voted.

    I understand that if I do not timely provide the ESOP Trustee with voting instructions FOR or AGAINST Proposal 1, shares representing my interest in said plan will be voted in the same proportion as shares for which the Trustee has received timely voting instructions FOR or Against Proposal 1.

    I understand that my voting instructions will be confidential. I acknowledge the receipt of the Notice of Special Meeting and Proxy Statement, dated November 18, 2011, and the Vote Authorization Form.

PRINT NAME OF SHAREHOLDER____________________________	SIGNATURE OF SHAREHOLDER_____________________________

Dated: _______________________

Please sign your name as it appears on this card. When signing in the capacity other than as a direct owner of the shares, please include your title.

BROOKLYN FEDERAL BANCORP, INC.

VOTING INSTRUCTION FORM

SOLICITED BY THE TRUSTEE OF THE BROOKLYN FEDERAL SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) ON BEHALF OF
THE BOARD OF DIRECTORS OF BROOKLYN FEDERAL BANCORP, INC.

Shares of common stock of Brooklyn Federal Bancorp, Inc. (the “Company”) are held by the Brooklyn Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”).  In accordance with the ESOP document, shares of the Company’s common stock held by the ESOP are eligible to be counted toward the shareholder vote at the Brooklyn Federal Bancorp, Inc. Special Meeting of Shareholders to be held on December 22, 2011.  Therefore, as a participant in the ESOP with allocated shares, you are eligible to direct the voting of your proportionate share of the Company’s stock held in the ESOP.

Pentegra Trust Company is trustee (the “Trustee”) for the ESOP.  The Trustee is required to vote those shares of the Company’s common stock held in the ESOP proportionately based on the timely voting instructions it received from participants.

The Board of Directors of the Company is forwarding the enclosed Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the following Proposal:

●
To adopt the Agreement and Plan of Merger dated as of August 16, 2011, by and between (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc., Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc., and BFS Bancorp, MHC, as amended on November 15, 2011, as discussed in the accompanying Proxy Statement.

and such other business as may properly come before the meeting or any adjournment thereof.  The Board of Directors is not aware of any other business to be brought before the meeting.

The Company’s Board of Directors recommends a vote “For” Proposal 1.

In order to direct the voting of the shares allocated to you account, you must complete, sign and date the enclosed Vote Authorization Form and return it in the accompanying postage-paid envelop.  Your Vote Authorization Form must be received no later than 5 p.m. New York time, on December 20, 2011.

Your vote and the votes of other participants will be tallied and the Trustee will:

1.	vote shares held in the ESOP FOR or AGAINST each proposal specified on the Vote Authorization Form based on the timely voting instructions it has received from participants; and

2.
vote any unallocated shares and allocated shares of which it has received no timely voting instructions FOR or AGAINST the proposals specified on the Vote Authorization Form in the same proportion as shares for which it has received timely voting instructions FOR or AGAINST; and

3.	disregard the shares as to which participants have directed the Trustee to ABSTAIN.

and in each case, so long a such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Thus, if you provide timely voting instructions, you, in effect, will be voting the shares allocated to your ESOP account and participating in the voting of unallocated shares.